Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT
NOTICE OF EARLY OPT-IN ELECTION

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) dated as of June 27, 2023, is between DT Midstream, Inc., a Delaware corporation (the “Borrower”) and BARCLAYS BANK PLC, as administrative agent (the “Administrative Agent”) and collateral agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders and L/C Issuers from time to time party thereto are party to that certain Credit Agreement dated as of June 10, 2021 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”, and the Original Agreement, as it may be further amended, amended and restated, supplemented or otherwise modified pursuant to this Amendment, the “Credit Agreement”) for the purposes and consideration therein expressed;

WHEREAS, the Administrative Agent and the Borrower have jointly determined in accordance with the Original Agreement that an Early Opt-in Election has occurred and, accordingly, with respect to the Initial Term Facility, the Eurodollar Rate (as defined in the Original Agreement) will be replaced with Term SOFR for all purposes under the Credit Agreement and all other Loan Documents and, in connection therewith, the Administrative Agent has elected to make certain related changes as set forth herein, and such replacement of the Eurodollar Rate with Term SOFR and such other changes shall become effective at and after 5:00 p.m. New York City time on the fifth (5th) Business Day after the date on which written notice of the alternate rate of interest is provided to the Initial Term Lenders (such time, the “Objection Deadline”), so long as the Administrative Agent has not received, by the Objection Deadline, written notice of objection to such Benchmark Replacement from Term Lenders comprising at least the Required Term Lenders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I. — Definitions and References

§ 1.1. Terms Defined in the Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.

ARTICLE II. —Amendments to Original Agreement

§ 2.1. Credit Agreement. On the Amendment No. 2 Effective Date, the Original Agreement (other than, except as expressly set forth herein, the signature pages, Annexes, Exhibits, Schedules thereto and the heading on the cover page thereto) is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined and double-underlined text), in each case, as set forth in the marked pages of the Credit Agreement attached as Annex A hereto.

§ 2.2. Borrowing Request. On the Amendment No. 2 Effective Date, Exhibit B to the Original Agreement is hereby amended and restated in its entirety to read as set forth on Annex B attached hereto, which shall be deemed to be attached as Exhibit B to the Credit Agreement.

§ 2.3. Interest Election Request. On the Amendment No. 2 Effective Date, Exhibit C to the Original Agreement is hereby amended and restated in its entirety to read as set forth on Annex C attached hereto, which shall be deemed to be attached as Exhibit C to the Credit Agreement.

§ 2.4. Outstanding Eurodollar Loans. Notwithstanding the amendments to the Original Agreement contemplated hereby, to the extent any Term Loan that is a Eurodollar Loan (as such term is defined in the Original Agreement) is outstanding on the Amendment No. 2 Effective Date, such Term Loan that is a Eurodollar Loan shall continue to bear interest in accordance with Section 2.11 of the Original Agreement until the end of the then-current Interest Period therefor, and the related provisions of the Original Agreement (including, for the avoidance of doubt, the provisions of Section 2.11(c) and any provisions referenced therein or related thereto) shall continue in effect solely with respect to such Term Loans that are Eurodollar Loans until such time for the limited purposes set forth in this Section 2.4. If any such Term Loan that is a Eurodollar Loan remains outstanding upon the expiration of the Interest Period applicable thereto, then such Term Loan that is a Eurodollar Loan shall be converted, at the election of the Borrower, into Borrowings consisting of ABR Loans and/or Term SOFR Loans in accordance with Section 2.05 of the Credit Agreement. On and after the Amendment No. 2 Effective Date, no Term Loans may be continued as or converted into Eurodollar Loans, no new Term Loans that are Eurodollar Loans may be requested by the Borrower, and no Term Lender shall advance any new Term Loans that are Eurodollar Loans.

ARTICLE III. — Conditions of Effectiveness

§ 3.1. Amendment No. 2 Effective Date. This Amendment shall become effective as of June 27, 2023 (such date, the “Amendment No. 2 Effective Date”) if, and only if: (a) the Administrative Agent has received duly executed counterparts of this Amendment from the Borrower and (b) the Administrative Agent has not received, by the Objection Deadline, written notice of objection to the Benchmark Replacement or the amendments set forth herein from Lenders comprising the Required Term Lenders. As promptly as practicable after the Objection Deadline, the Administrative Agent shall notify the Borrower and the Initial Term Lenders of the effectiveness of this Amendment.

ARTICLE IV. — Representations and Warranties

§ 4.1. Representations and Warranties of the Borrower. In order to induce the Administrative Agent, the Lenders and the L/C Issuers to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent, each Lender and each L/C Issuer that immediately prior to, and immediately after giving effect to, the occurrence of the Amendment No. 2 Effective Date, no Default or Event of Default has occurred and is continuing.

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ARTICLE V. — Miscellaneous

§ 5.1. Ratification of Agreements. The Original Agreement, as hereby amended, is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects by the Borrower. Any reference to the Original Agreement in any Loan Document shall be deemed to refer to the Credit Agreement. Upon and after the effectiveness of any of the provisions hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by such provisions hereof. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any L/C Issuer under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

§ 5.2. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent, in each case, as and to extent set forth in Section 9.05(a) of the Original Agreement.

§ 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto. For the avoidance of doubt, this Amendment shall not constitute a Repricing Amendment.

§ 5.4. GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

§ 5.5. Waiver of Jury Trial; Jurisdiction; Consent to Service of Process. Section 9.11 (Waiver of Jury Trial) and Section 9.15 (Jurisdiction; Consent to Service of Process) of the Credit Agreement are hereby incorporated by reference in their entirety, mutatis mutandis.

§ 5.6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

§ 5.7. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

DT MIDSTREAM, INC.,
as Borrower

By:	/s/ Jeffrey Jewell
Name: Jeffrey Jewell
Title: Chief Financial Officer

DT MIDSTREAM HOLDINGS, LLC

DTM GAS STORAGE COMPANY

WASHINGTON 10 STORAGE CORPORATION

DTM PIPELINE COMPANY

BLUESTONE GAS CORPORATION OF NEW YORK, INC.

BLUESTONE PIPELINE COMPANY OF PENNSYLVANIA, LLC

SUSQUEHANNA GATHERING COMPANY I, LLC

DTM APPALACHIA HOLDINGS, LLC

DTM APPALACHIA GATHERING, LLC

DTM SERIES B HOLDINGS, LLC

DTM LOUISIANA MIDSTREAM HOLDINGS 1, LLC

DTM LOUISIANA MIDSTREAM HOLDINGS 2, LLC

DTM LOUISIANA MIDSTREAM, LLC

DTM LOUISIANA GATHERING, LLC

DTM LEAP GAS GATHERING, LLC

DTM GEN6 PROPPANTS, LLC

DTM SPECIALIZED WATER SERVICE, LLC

DTM MICHIGAN GATHERING HOLDING COMPANY

DTM MICHIGAN GATHERING COMPANY

SAGINAW BAY PIPELINE COMPANY

DTM MICHIGAN LATERAL COMPANY

DTM VECTOR COMPANY

DTM VECTOR II COMPANY

DTM NEXUS, LLC

DTM NEXUS HOLDINGS, LLC

DTM MILLENNIUM COMPANY,

each as a Guarantor

By:	/s/ Jeffrey Jewell
Name: Jeffrey Jewell
Title: Chief Financial Officer

[Signature Page to
DT Midstream Amendment No. 2 to Credit Agreement]

BARCLAYS BANK, PLC,
as Administrative Agent, Collateral Agent and a Term Lender

By:	/s/ Sam Yoo
Name: Sam Yoo
Title: Managing Director

ANNEX A

Amended Credit Agreement

Annex A

CREDIT AGREEMENT

Dated as of June 10, 2021

among

DT MIDSTREAM, INC.,
as Borrower,

THE LENDERS PARTY HERETO,

THE L/C ISSUERS PARTY HERETO,

and

BARCLAYS BANK PLC,

as Administrative Agent and

Collateral Agent

_____________________________________________________________________________________

BARCLAYS BANK PLC,
BOFA SECURITIES, INC., CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, THE TORONTO-DOMINION BANK, NEW YORK BRANCH and WELLS FARGO SECURITIES, LLC,
as Revolving Facility Joint Lead Arrangers and Joint Bookrunners

BARCLAYS BANK PLC,
BOFA SECURITIES, INC., CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A. and WELLS FARGO SECURITIES, LLC,
as Term Loan Facility Joint Lead Arrangers and Joint Bookrunners

THE BANK OF NOVA SCOTIA and TD SECURITIES (USA) LLC,
as Co-Syndication Agents

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

Section 1.01	Defined Terms	1
Section 1.02	Terms Generally	~~52~~49
Section 1.03	Effectuation of Transactions	~~53~~49
Section 1.04	Divisions	~~53~~50
Section 1.05	Negative Covenant Compliance	~~53~~50
Section 1.06	Interest Rates~~; LIBOR Notification~~	~~53~~50
Section 1.07	Letter of Credit Amounts	~~54~~50
ARTICLE II THE CREDITS

Section 2.01	Commitments	~~54~~50
Section 2.02	Loans and Borrowings	~~55~~51
Section 2.03	Requests for Borrowings	~~55~~51
Section 2.04	Funding of Borrowings	~~56~~52
Section 2.05	Interest Elections	~~57~~53
Section 2.06	Termination of Commitments	~~58~~54
Section 2.07	Evidence of Debt	~~59~~54
Section 2.08	Repayment of Loans	~~59~~55
Section 2.09	Prepayment of Loans	~~60~~56
Section 2.10	Fees	~~62~~58
Section 2.11	Interest	~~63~~59
Section 2.12	Alternate Rate of Interest	~~64~~60
Section 2.13	Increased Costs	~~68~~62
Section 2.14	Break Funding Payments	~~69~~63
Section 2.15	Taxes	~~70~~63
Section 2.16	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~73~~66
Section 2.17	Mitigation Obligations; Replacement of Lenders	~~74~~68
Section 2.18	Illegality	~~75~~69
Section 2.19	Defaulting Lenders	~~76~~69
Section 2.20	Incremental Facilities.	~~78~~72
Section 2.21	Refinancing Amendments	~~82~~75
Section 2.22	Extension of Maturity Date	~~84~~77
Section 2.23	Letters of Credit	~~86~~79
ARTICLE III REPRESENTATIONS AND WARRANTIES

Section 3.01	Organization; Powers	~~91~~85
Section 3.02	Authorization; No Conflicts	~~91~~85
Section 3.03	Enforceability	~~92~~85
Section 3.04	Governmental Approvals	~~92~~85
Section 3.05	Financial Statements	~~92~~86
Section 3.06	No Material Adverse Effect	~~93~~86
Section 3.07	Properties; Possession of Title; Subsidiaries	~~93~~86
Section 3.08	Litigation; Compliance with Laws	~~93~~87

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Section 3.09	Federal Reserve Regulations	~~94~~88
Section 3.10	Investment Company Act	~~94~~88
Section 3.11	Use of Loans and Letters of Credit	~~94~~88
Section 3.12	Tax Returns	~~94~~88
Section 3.13	No Material Misstatements	~~94~~88
Section 3.14	Employee Benefit Plans	~~95~~89
Section 3.15	Solvency	~~95~~89
Section 3.16	Environmental Matters	~~96~~89
Section 3.17	Labor Matters	~~96~~90
Section 3.18	Insurance	~~96~~90
Section 3.19	Status as Senior Debt; Perfection of Security Interests	~~96~~90
Section 3.20	Affected Financial Institutions	~~97~~91
Section 3.21	No Default	~~97~~91
ARTICLE IV CONDITIONS PRECEDENT

Section 4.01	Effective Date	~~97~~91
Section 4.02	Funding Date	~~99~~93
Section 4.03	Each Credit Event	~~102~~96
ARTICLE V AFFIRMATIVE COVENANTS

Section 5.01	Existence; Businesses and Properties	~~103~~97
Section 5.02	Insurance	~~104~~97
Section 5.03	Payment of Taxes	~~104~~97
Section 5.04	Financial Statements, Reports, Etc	~~104~~98
Section 5.05	Litigation and Other Notices	~~105~~99
Section 5.06	Compliance with Laws	~~106~~99
Section 5.07	Maintaining Records; Access to Properties and Inspections	~~106~~100
Section 5.08	Use of Proceeds	~~106~~100
Section 5.09	Compliance with Environmental Laws	~~107~~100
Section 5.10	Further Assurances	~~107~~100
Section 5.11	Fiscal Year	~~107~~101
Section 5.12	Credit Ratings	~~107~~101
Section 5.13	Lender Meetings	~~107~~101
Section 5.14	Subsidiary Designation	~~107~~101
Section 5.15	ERISA Compliance	~~108~~102
Section 5.16	Additional Collateral; Additional Guarantors	~~108~~102
Section 5.17	Commodity Exchange Act Keepwell Provisions	~~110~~104
Section 5.18	Post-Closing Obligations	~~111~~104
ARTICLE VI NEGATIVE COVENANTS

Section 6.01	Indebtedness	~~111~~104
Section 6.02	Liens	~~114~~108
Section 6.03	Sale and Lease-back Transactions	~~117~~110
Section 6.04	Investments, Loans and Advances	~~117~~111
Section 6.05	Mergers, Consolidations, Sales of Assets	~~120~~113
Section 6.06	Restricted Payments	~~121~~115
Section 6.07	Prepayments of Junior Indebtedness	~~122~~116
Section 6.08	Transactions with Affiliates	~~123~~116
Section 6.09	Limitation on Changes in Business	~~124~~118

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Section 6.10	Limitation on Modifications of Organizational Documents and Material Indebtedness; Limitations on Restricted Agreements	~~124~~118
Section 6.11	Financial Performance Covenant	~~126~~119
Section 6.12	Swap Agreement	~~126~~119
Section 6.13	Restricted/Unrestricted Subsidiaries	~~126~~119
ARTICLE VII EVENTS OF DEFAULT

Section 7.01	Events of Default	~~127~~120
Section 7.02	Application of Funds	~~129~~123
ARTICLE VIII THE AGENTS

Section 8.01	Appointment and Authority	~~130~~124
Section 8.02	Rights as a Lender	~~131~~124
Section 8.03	Exculpatory Provisions	~~131~~125
Section 8.04	Reliance by Agents	~~132~~126
Section 8.05	Delegation of Duties	~~132~~126
Section 8.06	Resignation of the Agents	~~133~~126
Section 8.07	Non-Reliance on the Agents and Other Lenders	~~133~~127
Section 8.08	No Other Duties, Etc	~~135~~128
Section 8.09	Administrative Agent May File Proofs of Claim	~~135~~128
Section 8.10	Collateral and Guaranty Matters	~~135~~129
Section 8.11	Secured Cash Management Agreements and Secured Swap Agreements	~~136~~129
Section 8.12	Indemnification	~~136~~129
Section 8.13	Appointment of Supplemental Collateral Agents	~~136~~130
Section 8.14	Withholding	~~137~~130
Section 8.15	Enforcement	~~137~~131
Section 8.16	Certain ERISA Matters	~~138~~131
Section 8.17	Credit Bidding	~~139~~132
ARTICLE IX MISCELLANEOUS

Section 9.01	Notices	~~140~~133
Section 9.02	Survival of Agreement	~~141~~134
Section 9.03	Binding Effect	~~141~~135
Section 9.04	Successors and Assigns	~~141~~135
Section 9.05	Expenses; Indemnity	~~146~~140
Section 9.06	Right of Set-off	~~148~~141
Section 9.07	Applicable Law	~~148~~142
Section 9.08	Waivers; Amendment	~~148~~142
Section 9.09	Interest Rate Limitation	~~151~~145
Section 9.10	Entire Agreement	~~152~~145
Section 9.11	Waiver of Jury Trial	~~152~~145
Section 9.12	Severability	~~152~~145
Section 9.13	Counterparts	~~152~~145
Section 9.14	Headings	~~153~~146
Section 9.15	Jurisdiction; Consent to Service of Process	~~153~~146
Section 9.16	Confidentiality	~~154~~147
Section 9.17	Communications	~~154~~148
Section 9.18	Release of Liens and Guarantees	~~156~~149
Section 9.19	U.S.A. PATRIOT Act and Similar Legislation	~~157~~150

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Section 9.20	Judgment	~~157~~150
Section 9.21	No Fiduciary Duty	~~157~~150
Section 9.22	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~158~~151
Section 9.23	Acknowledgment Regarding any Supported QFCs	~~158~~151

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Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Solvency Certificate
Exhibit E-1	Form of Term Loan Note
Exhibit E-2	Form of Revolving Note
Exhibits F-1-4	Forms of Tax Certificates
Exhibit G	Form of Administrative Questionnaire

Schedule 1.01(e)	Existing Letter of Credit
Schedule 1.01(m)	Material Real Property
Schedule 2.01	Commitments and L/C Issuance Limits
Schedule 3.04	Governmental Approvals
Schedule 3.07(c)	Subsidiaries
Schedule 3.07(d)	Subscriptions
Schedule 3.08(a)	Litigation
Schedule 3.12	Tax Liabilities
Schedule 5.18	Post-Closing Obligations
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments
Schedule 6.08	Transactions with Affiliates

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CREDIT AGREEMENT dated as of June 10, 2021 (this “Agreement”), among DT MIDSTREAM, INC., a corporation organized under the laws of Delaware (the “Borrower”), the LENDERS party hereto from time to time, the L/C ISSUERS party hereto from time to time, and BARCLAYS BANK PLC, as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII, the “Administrative Agent”) and as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the provisions of Article VIII, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain Separation and Distribution Agreement, that certain Transition Services Agreement, that certain Tax Matters Agreement, and that certain Employee Matters Agreement, in each case, filed with the SEC (as defined below) with the Registration Statement on May 7, 2021 (and as amended prior to the date hereof) between DTE Energy Company, a corporation organized under the laws of Michigan (“DTE Energy”), and the Borrower (collectively, the “Spin-Off Documents”), DTE Energy will (a) separate the Borrower from DTE Energy and distribute all of the common stock of the Borrower to DTE Energy’s shareholders (following which, the Borrower will become an independent, publicly traded company) and (b) consummate certain other restructuring transactions in connection therewith (the transactions described in clauses (a) and ([i]b) above, collectively, the “Spin-Off”);

WHEREAS, the Borrower has requested that (a) the Initial Term Lenders extend term loans on the Funding Date, in an aggregate amount not in excess of $1,000,000,000, (b) the Initial Revolving Lenders provide revolving commitments in an aggregate amount not in excess of $750,000,000 and (c) the L/C Issuers agree to issue Letters of Credit from time to time;

WHEREAS, the (a) proceeds of the Initial Term Loans will be used by the Borrower (i) to make a payment to DTE Energy on the Funding Date in connection with the consummation of the Spin-Off, (ii) to pay transaction costs and expenses incurred in connection therewith and with the other transactions related thereto and (iii) for other general corporate purposes permitted hereunder and (b) the proceeds of the Initial Revolving Loans will be used by the Borrower for general corporate purposes permitted hereunder;

WHEREAS, the Initial Term Lenders are willing to extend such term loans, the Initial Revolving Lenders are willing to provide such revolving commitments and the L/C Issuers are willing to issue Letters of Credit, in each case, to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01       Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term SOFR Determination Day” shall have the meaning assigned to such term in the definition of “Term SOFR”.

“Additional Refinancing Lender” shall have the meaning assigned to such term in Section 2.21(a).

~~“Adjusted Eurodollar Rate” shall mean for any Interest Period with respect to any Term Loan that is a Eurodollar Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserves.~~

“Adjusted Term SOFR” shall mean Term SOFR plus the Applicable SOFR Adjustment; provided, further, that~~,~~  for purposes of any ~~Revolving~~ Facility, if Adjusted Term SOFR determined as provided above shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Agent Fee Letter” shall mean that certain Administrative Agent Fee Letter, dated as of April 9, 2021, between the Borrower and the Administrative Agent.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address as set forth in Section 9.01, or such other address as the Administrative Agent may from time to time notify to the Borrower, the Lenders and the L/C Issuers.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Default Period” shall mean, with respect to any Agent, any time when such Agent has, or has a direct or indirect parent company that has become, or has a direct or indirect parent company that has become, the subject of a Bail-In Action or a proceeding under any bankruptcy or insolvency laws, or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Agent Parties” shall have the meaning assigned to such term in Section 9.17(c).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

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“All-In Yield” shall mean, as to any Indebtedness, the yield, whether in the form of interest rate, margin, original issue discount, upfront fees, ~~a Eurodollar Rate floor,~~ Term SOFR Reference Rate floor or Alternate Base Rate floor, or otherwise, in each case, incurred or payable by the Borrower generally to all lenders of such Indebtedness; provided, that original issue discount and upfront fees shall be equated to interest rate assuming a four (4) year life to maturity (e.g. 100 basis points of original issue discount equals 25 basis points of interest rate margin for a four (4) year average life to maturity); provided, further, that “All-In Yield” shall not include any amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees payable to any lead arranger (or its Affiliate) in connection with the commitment or syndication of such Indebtedness, consent fees paid to consenting lenders, ticking fees on undrawn commitments and any other fees not paid or payable generally to all lenders ratably.

“Alternate Base Rate” shall mean~~:~~

, for purposes of ~~(a) for purposes of any Term Loan Facility, the greatest of (i) the rate of interest per annum as published by the Wall Street Journal from time to time as the prime commercial lending rate for U.S. Dollar loans in the United States for such day (the “Prime Rate”), (ii) the NYFRB Rate plus 0.50% per annum and (iii) the Adjusted Eurodollar Rate as of such date for a one-month Interest Period plus 1.00% per annum; provided that for the purpose of this definition, the Adjusted Eurodollar Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. The Prime Rate is not necessarily the lowest rate that the Administrative Agent is charging to any corporate customer. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate shall be effective from and including the date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12(I) (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.12(I)(b)), then the Alternate Base Rate shall be the greater of clauses (a)(i) and (a)(ii) above and shall be determined without reference to clause (iii) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than, solely in the case of the Initial Term Loans made on the Funding Date, 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement.~~

~~(b)       for purposes of~~ any ~~Revolving~~ Facility, for any day, a fluctuating rate per annum equal to the greatest of (~~i~~a) the Federal Funds Effective Rate (which, if negative, shall be deemed to be 0%) on such day plus 0.50% per annum, (~~ii~~b) the ~~Prime Rate on~~ rate of interest per annum as published by the Wall Street Journal from time to time as the prime commercial lending rate for U.S. Dollar loans in the United States for such day and (~~iii~~c) Adjusted Term SOFR published on such day (or if such day is not a Business Day the next previous Business Day) for a one-month Interest Period (taking into account any “floor” under the definition of “Adjusted Term SOFR”) plus 1.00% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the Base Rate shall be determined without regard to clause (~~b)(i~~a) above until the circumstances giving rise to such inability no longer exist.

“Amendment No. 1” shall mean that certain First Incremental Revolving Facility Amendment and Amendment No. 1 to Credit Agreement and Collateral Agreement, dated as of October 19, 2022, by and among the Borrower, the Administrative Agent and the Lenders and L/C Issuers party thereto.

“Amendment No. 1 Effective Date” shall have the meaning assigned to such term in Amendment No. 1.

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“Ancillary Document” shall have the meaning assigned to such term in Section 9.13.

“Anti-Corruption Laws” shall mean, all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977.

“Applicable Margin” shall mean:

(a)       prior to the occurrence of an Investment Grade Event, for any day with respect to (i) any ~~Eurodollar~~Term SOFR Loan (A) that is an Initial Term Loan, 2.00% per annum~~,~~ and (~~ii~~B) ~~any Term SOFR Loan~~ that is an Initial Revolving Loan, the rate per annum set forth in the Revolver Pricing Grid under the caption “Leverage-Based Pricing Grid” for Term SOFR Loans based upon the Consolidated Net Leverage Ratio and (ii~~i~~) any ABR Loan (A) that is an Initial Term Loan, 1.00% per annum and (B) that is an Initial Revolving Loan, the rate per annum set forth in the Revolver Pricing Grid under the caption “Leverage-Based Pricing Grid” for ABR Loans based upon the Consolidated Net Leverage Ratio; and

(b)       notwithstanding the immediately preceding clause (a), upon and after the occurrence of a Revolving Applicable Margin Investment Grade Event, for any day with respect to (i) any Term SOFR Loan that is an Initial Revolving Loan, the lesser of (A) the rate per annum set forth in the Revolver Pricing Grid under the caption “Leverage-Based Pricing Grid” for Term SOFR Loans based upon the Consolidated Net Leverage Ratio and (B) the rate per annum set forth in the Revolver Pricing Grid under the caption “Debt-Ratings Based Pricing Grid” for Term SOFR Loans based upon the Debt Ratings then in effect and (ii) any ABR Loan that is an Initial Revolving Loan, the lesser of (A) the rate per annum set forth in the Revolver Pricing Grid under the caption “Leverage-Based Pricing Grid” for ABR Loans based upon the Consolidated Net Leverage Ratio and (B) the rate per annum set forth in the Revolver Pricing Grid under the caption “Debt-Ratings Based Pricing Grid” for ABR Loans based upon the Debt Ratings then in effect.

“Applicable SOFR Adjustment” shall mean, (a) for purposes of any Term Loan Facility, for any calculation with respect to a Term SOFR Loan or a Daily Simple SOFR Loan (i) with an Interest Period of one (1) month, 0.11448% per annum, (ii) with an Interest Period of three (3) months, 0.26161% per annum and (iii) with an Interest Period of six (6) months, 0.42826% per annum and (b) for purposes of any Revolving Facility, for any calculation with respect to a Term SOFR Loan or a Daily Simple SOFR Loan, 0.10% per annum.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Arranger Fee Letters” shall mean, collectively, (a) that certain Fee Letter, dated as of April 9, 2021, between the Borrower and Barclays Bank PLC, (b) each of those certain Fee Letters, in each case dated as of May 21, 2021, between the Borrower and the respective Revolving Facility Lead Arranger, (c) each of those certain Fee Letters, in each case dated as of May 21, 2021, between the Borrower and the respective Term Facility Lead Arranger, (d) that certain Fee Letter, dated as of May 21, 2021, between the Borrower and CoBank, ACB, (e) that certain Fee Letter, dated as of May 21, 2021, between the Borrower and Fifth Third Bank, National Association, (f) that certain Fee Letter, dated as of May 21, 2021, between the Borrower and Mizuho Bank, Ltd., (g) that certain Fee Letter, dated as of May 21, 2021, between the Borrower and MUFG Bank, Ltd., (h) that certain Fee Letter, dated as of May 21, 2021, between the Borrower and PNC Capital Markets LLC, (i) that certain Fee Letter, dated as of May 21, 2021, between the Borrower and The Bank of Nova Scotia, (j) that certain Fee Letter, dated as of May 21, 2021, between the Borrower and Truist Securities, Inc., (k) that certain Fee Letter, dated as of May 21, 2021, between the Borrower and TD Securities (USA) LLC, and (l) that certain Fee Letter, dated as of May 21, 2021, between the Borrower and U.S. Bank National Association.

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“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, the L/C Issuers and the Borrower (in each case, if required pursuant to Section 9.04(b)), in substantially the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Availability Period” shall mean, in respect of the Initial Revolving Facility, the period from and including the Funding Date to the earliest of (a) the Revolving Maturity Date, (b) the termination of the Initial Revolving Commitments in full in accordance with Sections 2.06(b) and (c) the date of the termination of the Initial Revolving Commitments pursuant to Section 7.01.

“Available Basket Amount” shall mean, on any date of determination, an amount equal to (a) the sum of (i) the greater of (A) $250,000,000 and (B) 35% of LTM EBITDA, (ii) 50% of the aggregate Consolidated Net Income for all Test Periods ended on or after September 30, 2021 but on or prior to such date, (iii) 100.0% of the net cash proceeds and Permitted Investments received by the Borrower since the Funding Date from (A) the issuance or sale of its Qualified Capital Stock and/or (B) contributions to its common equity and (iv) Declined Proceeds minus (b) the aggregate amount of Investments made pursuant to Section 6.04(a) after the Effective Date and on or prior to such date, minus (c) the aggregate amount of Restricted Payments made pursuant to Section 6.06(c) after the Effective Date and on or prior to such date, minus (d) the aggregate amount of payments made after the Effective Date and on or prior to such date pursuant to Section 6.07(d).

~~“Available Tenor” shall mean:~~

~~(a)       for purposes of any Term Loan Facility, as of any date of determination and with respect to the then-current Benchmark, as applicable, (i) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (ii) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date; and~~

~~(b)~~       “Available Tenor” shall mean, for purposes of any ~~Revolving~~ Facility, as of any date of determination and with respect to the then-current Benchmark, as applicable, (~~i~~a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (~~ii~~b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(~~II)(~~e).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Benchmark” shall mean~~:~~

, ~~(a)        initially, for purposes of any Term Loan Facility, the Eurodollar Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.12(I), then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof; and~~

~~(b)~~       initially, for purposes of any ~~Revolving~~ Facility, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12~~(II)~~.

“Benchmark Replacement” shall mean~~:~~,

~~(a)       for purposes of any Term Loan Facility, for any Available Tenor:~~

~~(i)       for purposes of Section 2.12(I)(b)(i), the first alternative set forth below that can be determined by the Administrative Agent:~~

~~(A)       the sum of: (x) Term SOFR and (y) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or~~

~~(B)       the sum of: (x) Daily Simple SOFR and (y) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of the Eurodollar Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 2.12(I)(b)(i); and~~

~~(ii)       for purposes of Section 2.12(I)(b)(ii), the sum of (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. Dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to clause (a)(i) or (a)(ii) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and~~

~~(b)~~        for purposes of any ~~Revolving~~ Facility, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

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(~~i~~a) with respect to Term SOFR Loans, Daily Simple SOFR plus the Applicable SOFR Adjustment; or

(~~ii~~b) the sum of: (~~A~~i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities and (~~B~~ii) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, for purposes of any ~~Revolving~~ Facility, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time.

~~“Benchmark Replacement Conforming Changes” shall mean, for purposes of any Term Loan Facility, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

“Benchmark Replacement Date” shall mean, for purposes of any ~~Revolving~~ Facility, the earliest to occur of the following events with respect to the then-current Benchmark:

(a)       in the case of clause (~~b)(i~~a) or (b)~~(ii)~~ of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(b)       in the case of clause (~~b)(iii~~c) of the definition of “Benchmark Transition Event”, the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (~~b)(iii~~c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean~~:~~

, ~~(a)       for purposes of any Term Loan Facility, with respect to any then-current Benchmark other than the Eurodollar Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (i) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (ii) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored; and~~

~~(b)~~       for purposes of any ~~Revolving~~ Facility, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(~~i~~a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(~~ii~~b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(~~iii~~c) public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

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For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred ~~under this clause (b)~~ with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, for purposes of any ~~Revolving~~ Facility, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12~~(II)~~ and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12~~(II)~~.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Bona Fide Debt Fund” shall mean any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and for which no personnel involved with the relevant competitor (a) make investment decisions or (b) otherwise have access to non-public information relating to Borrower or any person that forms part of the Borrower’s business (including its Subsidiaries).

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(b).

“Borrowing” shall mean a group of Loans of a single Type under any Facility and made on a single date to the Borrower and, in the case of ~~Eurodollar Loans and~~ Term SOFR Loans~~, as applicable~~, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B.

“Business Day” shall mean any day of the year, other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located~~, and, solely in the case of any Term Loan Facility, where used in the context of Eurodollar Loans, is also a day on which U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market~~; provided that~~,~~  for purposes of any ~~Revolving~~ Facility, in relation to ~~Revolving~~ Loans referencing Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing Term SOFR, “Business Day” shall mean any such day that is only a U.S. Government Securities Business Day.

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“Capital Lease” shall mean in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP as in effect prior to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. Notwithstanding the foregoing, any lease that would have been recorded as a Capital Lease if it had been entered into prior to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall not be a Capital Lease whether or not so designated in accordance with GAAP as in effect at the time of the execution of such lease.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any Capital Lease and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Collateral” shall have the meaning assigned to such term in Section 2.23(j)(ii).

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent (as a first priority, perfected security interest), for the benefit of one or more of the L/C Issuers and/or the applicable Revolving Lenders, cash or cash equivalents (if reasonably acceptable to the Collateral Agent and the applicable L/C Issuer), at a location and pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent. “Cash Collateralized”, “Cash Collateralizing” and “Cash Collateralization” have correlative meanings.

“Cash Interest Expense” shall mean for any period, Interest Expense of the Borrower and its Consolidated Subsidiaries for such period, less, for each of clauses (a), (b), (c) and (e) below, to the extent included in the calculation of such Interest Expense, the sum (without duplication) of (a) pay-in-kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) the amortization of any financing fees or breakage costs paid by, or on behalf of, the Borrower or any of its Consolidated Subsidiaries, including such fees paid in connection with the Transactions or any amendments, waivers or other modifications of this Agreement, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements, (d) cash interest income of the Borrower and its Consolidated Subsidiaries for such period and (e) all nonrecurring cash Interest Expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees; provided, that Cash Interest Expense shall exclude, without duplication of any exclusion set forth in clause (a), (b), (c), (d) or (e) above, annual agency fees paid to the Administrative Agent and/or the Collateral Agent and one-time financing fees or breakage costs paid in connection with the Transactions or any amendments, waivers or other modifications of this Agreement.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, automated clearinghouse transfers of funds and other cash management arrangements.

“Cash Management Bank” shall mean any Person that, at the time it enters into a Cash Management Agreement, is a Revolving Lender, an Agent, or a Lead Arranger or an Affiliate of a Revolving Lender, an Agent or a Lead Arranger, in its capacity as a party to such Cash Management Agreement.

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“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

A “Change in Control” shall be deemed to occur if:

(a)       any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 35% of the voting power of the Equity Interests in the Borrower (other than, prior to the consummation of the Spin-Off, DTE Energy or any of its Wholly-Owned Subsidiaries); or

(b)       there shall have occurred under any other Material Indebtedness of Borrower or any Restricted Subsidiary thereof any “change in control” or similar provision (as set forth in the indenture, agreement or other instrument or agreement evidencing such Material Indebtedness).

It is understood and agreed that the Transactions shall not constitute a “Change of Control” for purposes of this Agreement.

“Change in Law” shall mean (a) the adoption of any treaty, law, rule or regulation after the Effective Date, (b) any change in law, rule, regulation or treaty or in the interpretation, administration, implementation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or L/C Issuer (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or L/C Issuer’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority made or issued after the Effective Date; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory agencies, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (except as otherwise provided herein), and the rules and regulations promulgated thereunder.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and the Mortgaged Property, but shall in no event include any Excluded Asset.

“Collateral Account” shall have the meaning assigned to such term in Section 2.23(j)(ii).

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement, dated as of the Funding Date, among the Borrower, the Guarantors and the Collateral Agent, and any other guarantee and collateral agreement or supplement that may be executed after the Funding Date in favor of, and in each case in form and substance reasonably acceptable to, the Collateral Agent.

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“Collateral and Guarantee Requirement” shall mean the requirement that:

(a)       on the Funding Date:

(i)       the Collateral Agent and the Administrative Agent shall have received from the Borrower and each Subsidiary (other than any Excluded Subsidiary) a counterpart of the Collateral Agreement, duly executed and delivered on behalf of the Borrower and each such Subsidiary;

(ii)       the Collateral Agent shall have received, to the extent required by the Collateral Agreement, (A) a pledge of all the issued and outstanding Equity Interests directly owned by each Loan Party and (B) all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank or shall have otherwise received a perfected security interest over such Equity Interests reasonably satisfactory to the Collateral Agent;

(iii)       the Collateral Agent shall have received, to the extent required by the Security Documents and subject to Section 5.18, all documents and instruments, including UCC financing statements and Mortgages, required by law or reasonably necessary and requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(iv)       the Obligations shall have been guaranteed by the Borrower (with respect to Obligations of its Restricted Subsidiaries under Secured Cash Management Agreements and under Secured Swap Agreements) and each Material Subsidiary of the Borrower (other than Excluded Subsidiaries) pursuant to the Collateral Agreement.

(b)       After the Funding Date, each Material Subsidiary of the Borrower that is not then a Guarantor and not an Excluded Subsidiary shall become a Guarantor and signatory to the Collateral Agreement pursuant to a joinder agreement in accordance with Section 5.10 or Section 5.16 and a party to the Security Documents in accordance with Section 5.16.

(c)       After the Funding Date, each Loan Party shall, to the extent required by the Security Documents and subject to Section 5.18:

(i)       (A) maintain a pledge of all the issued and outstanding Equity Interests directly owned by such Loan Party and (B) promptly deliver all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank or shall have otherwise granted a perfected security interest over such Equity Interests reasonably satisfactory to the Administrative Agent and Collateral Agent;

(ii)       provide all documents and instruments, including UCC financing statements, required by law or reasonably necessary and requested by the Administrative Agent to be filed, registered or recorded to maintain the Liens on the Collateral created by such Security Documents that were intended to be created thereby (in each case, including any supplements thereto) and to maintain the perfection of, or to perfect, such Liens; and

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(iii)       execute and deliver each Control Agreement required to be executed and delivered by such Loan Party at such time under the terms of the Collateral Agreement.

(d)       Subject to limitations and exceptions of this Agreement and the Security Documents, to the extent a security interest in and Mortgages on any Material Real Property are required pursuant to clause (a) above or under Section 5.10, Section 5.16 or Section 5.18 (each, a “Mortgaged Property”), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the applicable Loan Party, in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien (subject only to Liens permitted pursuant to Section 6.02) on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent, (ii) at the reasonable request of the Administrative Agent in consultation with the Borrower, fully paid policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property naming the Collateral Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns (the “Mortgage Policies”) issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent in form and substance and in an amount reasonably acceptable to the Administrative Agent (not to exceed 100% of the fair market value (excluding all removable personal property and fixtures) of the real properties covered thereby), insuring the Mortgages to be valid subsisting first priority Liens on the property described therein, subject only to Liens permitted pursuant to Section 6.02; provided, however, that in lieu of a zoning endorsement the Administrative Agent may accept a zoning report from a nationally recognized zoning report, (iii) (A) American Land Title Association/National Society of Professional Surveyors land title surveys, certified to the Collateral Agent and the issuer of the Mortgage Policies in a form and substance reasonably satisfactory to the Administrative Agent or (B) if applicable, previously obtained ALTA/NSPS land title surveys and affidavits of “no-change” with respect to each such survey, such surveys and affidavits to be sufficient to issue Mortgage Policies to the Collateral Agent without any standard survey exceptions and with customary survey related endorsements (collectively, “Surveys”), (iv) customary legal opinions of local counsel for the relevant Loan Party in the jurisdiction in which such Material Real Property is located; and (v) a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property on which any improvement is located (and, if applicable, together with an executed notice about special flood hazard area status and flood disaster assistance), duly executed and acknowledged by the appropriate Loan Parties, together with evidence of flood insurance to the extent required under Section 5.02.

(e)       Notwithstanding anything contained in this Agreement to the contrary, no Mortgage shall be executed and delivered with respect to any Real Property unless and until each Lender has received, at least (i) if the applicable real property is not in a “special flood hazard area”, ten (10) Business Days or (ii) if the applicable Real Property is in a “special flood hazard area”, forty-five (45) days, in each case, in advance of execution and delivery of such Mortgage, the documents described in clause (d)(v) above, and the Administrative Agent has determined that flood insurance due diligence and flood insurance compliance has been completed to its reasonable satisfaction and has received written confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence and flood insurance compliance relating to the applicable Real Property to its reasonable satisfaction (such written confirmation not to be unreasonably conditioned, withheld or delayed).

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provided, that, the Collateral and Guarantee Requirement shall be subject in all respects to Section 5.18, and shall not require any action with respect to Excluded Assets; provided, further, that notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of an Investment Grade Event and at all times thereafter, this “Collateral and Guarantee Requirement” shall no longer be of any force or effect (other than with respect to any Investment Grade Retained Credit Support), and any Liens on the Collateral and any Guarantees of the Obligations, in each case, granted by the Loan Parties in favor of the Collateral Agent pursuant to the Security Documents, shall be automatically released in accordance with Section 9.18 (other than any Guarantees constituting Investment Grade Retained Credit Support).

“Commercial Operation Date” shall have the meaning assigned to such term in the definition of “Material Project Consolidated EBITDA Adjustment”.

“Commitment Fee Rate” shall mean, (a) for any day prior to the occurrence of an Investment Grade Event, the applicable rate per annum set forth next to the row heading “Commitment Fee Rate” in the Revolver Pricing Grid under the caption “Leverage-Based Pricing Grid” based upon the Consolidated Net Leverage Ratio and (b) for any day on or after the occurrence of an Investment Grade Event, the lesser of (i) the applicable rate per annum set forth in the Revolver Pricing Grid under the caption “Leverage-Based Pricing Grid” based upon the Consolidated Net Leverage Ratio and (ii) the applicable rate per annum set forth in the Revolver Pricing Grid under the caption “Debt-Ratings Based Pricing Grid” based upon the Debt Ratings then in effect.

“Commitments” shall mean, with respect to any Lender, to the extent applicable, such Lender’s Term Loan Commitment and Revolving Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.17(a).

“Conforming Changes” shall mean, for purposes of any ~~Revolving~~ Facility, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.14 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” shall mean, for any period, an amount equal to (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) taxes based on or measured by income, (ii) Interest Expense, (iii) transaction expenses and fees related to (A) the Transactions (including, without limitation, financing fees and expenses),

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(B) the consummation, or anticipated consummation, of any Specified Material Acquisition or Specified Material Disposition, and (C) the issuance of any Equity Interests or Indebtedness, and any amendments, supplements, waivers, or consents with respect thereto, and (iv) depreciation and amortization expense plus (c) non-cash compensation expenses minus (d) any amounts previously added to Consolidated EBITDA pursuant to clause (c) above during a prior period to the extent they are paid in cash during the current period; provided that in the event the Borrower or any of its Restricted Subsidiaries undertakes a Material Project, a Material Project Consolidated EBITDA Adjustment may be added to Consolidated EBITDA at the Borrower’s option (subject to receipt and approval (such approval not to be unreasonably withheld, conditioned or delayed) by the Administrative Agent of customary information (including pro forma projections) relating to such Material Project) (provided that the aggregate amount of all Material Project Consolidated EBITDA Adjustments during any period does not exceed 20% of the total actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project Consolidated EBITDA Adjustments)); provided further that Consolidated EBITDA shall be calculated on a Pro Forma Basis upon the consummation of any Specified Material Acquisition or Specified Material Disposition.

“Consolidated First Lien Net Debt” shall mean, as of any date of determination, Net Debt on such date that is secured by a first priority Lien on any asset or Property of the Borrower or any such Consolidated Subsidiary.

“Consolidated Net Income” shall mean, for any period, an amount equal to (a) the net income of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication, (b) the amount of cash dividends and cash distributions actually received during such period by the Borrower and its Consolidated Subsidiaries on a consolidated basis from Unrestricted Subsidiaries and other unconsolidated subsidiaries of the Borrower or other Persons; provided, that Consolidated Net Income shall not include (i) extraordinary gains or extraordinary losses, (ii) net gains and losses in respect of dispositions of assets other than in the ordinary course of business, (iii) gains or losses attributable to write-ups or write-downs of assets, including hedging and derivative activities in the ordinary course of business, (iv) unusual or non-recurring non-cash gains, charges or losses, or (v) the cumulative effect of a change in accounting principles, all as reported in the Borrower’s consolidated statement(s) of operations for the relevant period(s) prepared in accordance with GAAP.

“Consolidated Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Net Debt as of such date, determined in accordance with GAAP, to (b) Consolidated EBITDA for the most recently ended Test Period.

“Consolidated Net Secured Debt” shall mean, as of any date of determination, Net Debt on such date that is secured by a Lien on any asset or Property of the Borrower or any such Consolidated Subsidiary.

“Consolidated Net Tangible Assets” shall mean, as of any date, the net book value of all assets of the Borrower and its Consolidated Subsidiaries, excluding any such assets which would be treated as intangible under GAAP (including such assets as good will, trademarks, trade names, service marks, brand names, copyrights, and patents), as set forth on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

“Consolidated Subsidiaries” shall mean, at any date, any Subsidiary or other entity, the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date. Notwithstanding the above, it is understood and agreed that no Unrestricted Subsidiary will be considered to be a Consolidated Subsidiary for purposes of this Agreement whether or not it is required to be consolidated by GAAP;

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provided, that for the purposes of Sections 5.04(a) and (b), “Consolidated Subsidiaries” shall include such Unrestricted Subsidiary if and to the extent required to be consolidated by GAAP; provided, further, that in such instances, the Borrower will provide such financial information for such Unrestricted Subsidiary as the Administrative Agent shall reasonably request to enable the Administrative Agent to verify what adjustments were made by the Borrower to Consolidated EBITDA, Consolidated Net Income, Interest Expense and other consolidated amounts in order to exclude such Unrestricted Subsidiary in calculating the Financial Performance Covenants and the Consolidated Net Leverage Ratio, the Secured Net Leverage Ratio, the First Lien Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to any deposit account or securities account held by any Loan Party, a control agreement entered into by such Loan Party, the Collateral Agent and the applicable financial institution serving as the depositary or securities intermediary, as applicable, in respect of such deposit account or securities account, which shall be in form and substance reasonably satisfactory to the Collateral Agent.

“Covered Entity” shall mean any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 9.23.

“Credit Party” shall mean the Administrative Agent, each L/C Issuer or any other Lender.

~~“Daily Simple SOFR” shall mean:~~

~~(a)       for purposes of any Term Loan Facility, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; and~~

~~(b)~~       “Daily Simple SOFR” shall mean for purposes of any ~~Revolving~~ Facility, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “x”) that is five (5) U.S. Government Securities Business Days prior to (~~i~~a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (~~ii~~b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.

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If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “x”, the SOFR in respect of such day “x” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “x” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Rating” shall mean, as of any date of determination, with respect to a given Rating Agency, (a) the rating as determined by such Rating Agency of the senior, unsecured, non-credit enhanced, long-term debt securities of the Borrower (or, if no such debt is outstanding at such time, then the corporate, issuer or similar rating with respect to the Borrower that has been most recently announced by such Rating Agency).

“Debt Service” shall mean, for any period, the sum of all scheduled Cash Interest Expense payable and scheduled principal amortization payable, in each case during such period in respect of Indebtedness for borrowed money of the Borrower and its Consolidated Subsidiaries. For the avoidance of doubt, Debt Service shall not include (a) mandatory prepayments pursuant to the Loan Documents or pursuant to customary asset sale, debt issuance, or similar unscheduled prepayments of other Indebtedness, and (b) any bullet payment required to be paid on the Final Maturity Date of any Term Loan Facility.

“Debt Service Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA to (b) Debt Service.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.09(c).

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any other Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent,

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or (d) has, or has a direct or indirect parent company that has, become the subject of (i) a proceeding under any bankruptcy or insolvency laws, has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (ii) a Bail-In Action; provided, that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its direct or indirect parent company or the exercise of control over a Lender or its direct or indirect parent company by a Governmental Authority or an instrumentality thereof.

“Disqualified Institution” shall mean, on any date, (a) those competitors of the Borrower or any of its Subsidiaries separately identified by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent from time to time, (b) those Persons identified by the Borrower to the Administrative Agent in writing on or prior to the Effective Date, or (c) any Affiliate of any competitor described in clause (a) that is clearly identifiable solely on the basis of such Affiliate’s name other than any Affiliate that is a Bona Fide Debt Fund; provided, that no updates to the Disqualified Institution list shall (i) be effective until the date that is three (3) Business Days after such updated Disqualified Institution list is disclosed to the Lenders in accordance with Section 9.04(f) or (ii) be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Institutions (it being understood that none of the Lead Arrangers or any of their respective Affiliates shall be designated Disqualified Institutions). Any supplement to the list of Disqualified Institutions pursuant to clause (a) shall be made by the Borrower to the Administrative Agent in writing (including by email).

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event or condition, (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Capital Stock), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) is or becomes convertible into or exchangeable for, automatically or at the option of any holder thereof, any Indebtedness, Equity Interests or other assets (other than Qualified Capital Stock), in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the latest Final Maturity Date at the time of issuance of such Equity Interests (other than (i) following payment in full of the Obligations and termination of the Commitments or (ii) upon a Change in Control; provided, that any payment required pursuant to this clause (ii) is subject to the prior payment in full of the Obligations and termination of the Commitments; provided, however, that if any such Equity Interests is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by a Loan Party in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability).

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“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“DTE Energy” shall have the meaning assigned to such term in the recitals.

~~“Early Opt-in Effective Date” shall mean, for purposes of any Term Loan Facility, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~“Early Opt-in Election” shall mean, for purposes of any Term Loan Facility, the occurrence of:~~

~~(a)       a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding U.S. Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(b)       the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Eurodollar Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date on which the conditions precedent set forth in Section 4.01 are satisfied (or waived in accordance with Section 9.08).

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Claim” shall mean any and all claims, demands, actions, suits, investigations or proceedings under or relating to any Environmental Law.

“Environmental Laws” shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Substances, human health and safety, or the release of any materials into the indoor or outdoor environment, including those related to Hazardous Substances or wastes, air emissions and discharges to waste or public systems.

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“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the Release or threatened Release of any Hazardous Substances into the indoor or outdoor environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest, any limited liability company membership interest and any unlimited liability company membership interests, but excluding all Indebtedness convertible into or exchangeable for Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the rules and the regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary of the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) a Reportable Event, (b) the failure to satisfy the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan, (c) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA), (d) the incurrence by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA in connection with the termination of a Plan or Multiemployer Plan, (e) the receipt by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan, or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, (g) the incurrence by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of any notice, indicating the incurrence of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Borrower or a Subsidiary of the Borrower.

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“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurodollar Borrowing” shall mean a Borrowing of Term Loans comprised of Eurodollar Loans.~~

~~“Eurodollar Loan” shall mean any Term Loan made to the Borrower bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate in accordance with the provisions of Article II.~~

~~“Eurodollar Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate.~~

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excluded Accounts” shall mean (a) any deposit account exclusively used for payroll, payroll taxes and other employee wage and benefit payments, (b) any deposit accounts, trust accounts, escrow accounts or security deposits established pursuant to statutory obligations or for the payment of taxes or holding funds in trust for third parties in the ordinary course of business or in connection with acquisitions, investments or dispositions permitted under this Agreement, deposits in the ordinary course of business in connection with workers’ unemployment insurance and other types of social security, reserve accounts, and escrow accounts established pursuant to contractual obligations to third parties for casualty payments and insurance proceeds, (c) zero balance accounts and (d) deposit accounts, securities accounts or commodities accounts in which the aggregate average monthly balance on deposit (or, in the case of any securities account, the total fair market value of all securities held in such account) does not exceed $1,000,000 individually and $5,000,000 in the aggregate for all accounts excluded pursuant to this clause (d).

“Excluded Assets” shall mean (a) any lease, license, permit, governmental authorization, contract, property right or agreement to which any Loan Party is a party or any of such Loan Party’s rights or interests thereunder if and only for so long as the grant of a Lien thereon shall (i) give any other Person party to such lease, license, permit, governmental authorization, contract, property rights or agreement (other than the Borrower or any Subsidiary thereof) the right to terminate its obligations thereunder, (ii) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Loan Party therein or (iii) constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, permit, governmental authorization, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); provided, that such lease, license, permit, governmental authorization, contract, property right or agreement shall be an Excluded Asset only to the extent and for long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall, unless an Investment Grade Event has occurred, become subject to the Liens granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist, (b) any Property and assets the pledge of which is prohibited by any legal requirement of a Governmental Authority or would require governmental consent, approval, license or authorization (except to the extent such requirement, consent, approval, license or authorization is ineffective under applicable law (including pursuant to Section 9-406, 9-407, 9-408 or 9409 of the UCC)) (but only for so long as such prohibition or requirement is applicable), (c) any Property owned by any Loan Party that is subject to a purchase money Lien or a Capital Lease permitted (or, if not addressed therein, not prohibited) pursuant to the Loan Documents if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than any Loan Party or any Subsidiary as a condition to the creation of any other Lien on such Property, but only, in each case, to the extent, and for so long as, the Indebtedness secured by the applicable Lien or the Capital Lease has not been repaid in full or the applicable prohibition (or consent requirement) has not otherwise been removed or terminated (d), any Other Property,

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(e) motor vehicles, aircraft, rolling stock and vessels (as such terms are defined in the UCC) and any other assets subject to certificates of title (other than to the extent that a security interest in such property can be effected by the filing of a UCC-1 financing statement), (f) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (g) Excluded Accounts, and funds or other property held or maintained therein, (h) any Property located or titled in any non-U.S. jurisdiction (other than to the extent that a security interest in such property can be effected by the filing of a UCC-1 financing statement), (i) those properties and assets as to which the Administrative Agent shall determine in its reasonable discretion that the costs or burden of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby, (j) voting Equity Interests of any Foreign Subsidiary or Excluded Subsidiary under clause (f) of the definition thereof representing more than 65% of the voting power of all outstanding Equity Interests of such Foreign Subsidiary or Excluded Subsidiary, or (k) any asset of any CFC (including any Equity Interest of an Excluded Subsidiary described in clause (g) of the definition thereof) and any asset of any Excluded Subsidiary described under clause (f) of the definition thereof. Notwithstanding the foregoing, “Excluded Assets” shall not include proceeds, substitutions or replacements of any Excluded Asset unless such proceeds, substitutions or replacements would independently constitute Excluded Assets.

“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01 other than Refinancing Debt.

“Excluded Subsidiaries” shall mean (a) any Subsidiary that is not a direct or indirect Wholly Owned Subsidiary of the Borrower, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by applicable Law or binding contractual obligations existing on the Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing the Obligations or if Guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (d) any direct or indirect Foreign Subsidiary of the Borrower, (e) any Unrestricted Subsidiaries, (f) any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests or Indebtedness of one or more Foreign Subsidiaries that are CFCs and (g) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC; provided that in no event shall any Subsidiary that is an obligor under the Senior Notes constitute an Excluded Subsidiary; provided, further, that, if any Guarantor (other than an Immaterial Subsidiary that has provided a Guarantee) would become an Excluded Subsidiary of the type described in clause (a) above as a result of a transaction or designation permitted under the Loan Documents, such Person shall only constitute an Excluded Subsidiary of the type described in such clause (a) if (i) the Borrower and its Affiliates no longer own any Equity Interests in such Person or (ii) such transaction is entered into for a bona fide purpose (and not for the purpose of releasing such Person from its Guarantee under the Loan Documents) with one or more third parties that are not Affiliates of the Borrower and, as a result of such transaction such third parties collectively hold 50% or more of the Equity Interests in such Person.

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“Excluded Swap Obligation” shall mean, with respect to any guarantor, (a) as it relates to all or a portion of the Guarantee of such guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such guarantor becomes effective with respect to such Swap Obligation or (b) as it relates to all or a portion of the grant by such guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder (each of the foregoing, solely for purposes of the definition of “Excluded Taxes,” a “recipient”), (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such recipient with respect to an applicable interest in a Loan or Commitment or otherwise under a Loan Document pursuant to a law in effect on the date on which such recipient acquires such interest in the Loan or Commitment or becomes a party to any Loan Document (other than pursuant to an assignment request by the Borrower under Section 2.17(b)), or designates a new lending office, except to the extent that, pursuant to Section 2.15(a) or Section 2.15(c), amounts with respect to such Taxes were payable either to such recipient’s assignor immediately before such recipient became a party hereto or to such recipient immediately before it changed its lending office, (c) any Taxes attributable to such recipient’s failure to comply with Section 2.15(e), and (d) any withholding Taxes imposed under FATCA.

“Existing Letter of Credit” shall mean the letter of credit set forth on Schedule 1.01(e) that was issued prior to the Effective Date by an Initial Revolving Lender that shall be an L/C Issuer with respect to such letter of credit. On the Effective Date, the Existing Letter of Credit shall be deemed issued and outstanding as a Letter of Credit under this Agreement.

“Extended Maturity Date” shall have the meaning assigned to such term in Section 2.22(a).

“Extension” shall have the meaning assigned to such term in Section 2.22(a).

“Extension Amendment” shall have the meaning assigned to such term in Section 2.22(d).

“Extension Commitments” shall have the meaning assigned to such term in Section 2.22(a).

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“Extension Facilities” shall mean the Extension Revolving Facilities and Extension Term Facilities, as applicable.

“Extension Loan” shall have the meaning assigned to such term in Section 2.22(a).

“Extension Offer” shall have the meaning assigned to such term in Section 2.22(a).

“Extension Revolving Facility” shall mean the Extension Commitments with respect to any existing Revolving Commitments and, in each case, the Extension Loans made thereunder.

“Extension Term Facility” shall mean the Extension Commitments with respect to any existing Term Loan Commitments and the Extension Loans made thereunder and the Extension Loans with respect to any existing Term Loans.

“Facility” shall mean the Initial Revolving Facility, the Initial Term Facility, any Incremental Facility, any Refinancing Facility and/or any Extension Facility, as the context may require.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations and official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Funds Effective Rate” shall mean, for any day, the rate (rounded upward, if necessary, to the next 1/100 of 1%) calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided, that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letters” shall mean (a) the Administrative Agent Fee Letter and (b) each Arranger Fee Letter.

“Fee-Owned Real Property” shall mean Real Property owned by the Borrower or any Loan Party in fee (including without limitation as described on Schedule 1.01(m)) and shall exclude all other interests in Real Property including, without limitation, easements, rights-of-way, servitudes, permits, leases, pipelines, pipeline interconnections, mineral rights, sand interests, water rights, sub-surface leases, compressor stations or similar improvements on land, logging rights, and other similar rights on, over or in respect of any of the Real Property, in each case, other than any improvements or easements, rights-of-way or similar interests that are located on any Real Property constituting Fee-Owned Real Property and, in the case of any such easements, rights-of-way or similar interests, that are necessary for ingress or egress thereto (such exclusions being referred herein as “Other Property”).

“Fees” shall mean the fees payable under the Fee Letters or hereunder.

“Final Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Facility hereunder at such time, including the latest maturity date of any Refinancing Facility, any Extension Facility, or any Incremental Facility, in each case as extended in accordance with this Agreement from time to time. When used with respect to one or more of any of the foregoing, “Final Maturity Date” shall mean the latest maturity date applicable to such Facility at such time.

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“Financial Officer” of any Person shall mean the Chief Executive Officer, Chief Financial Officer, President, principal accounting officer, Treasurer, Assistant Treasurer, Controller or officer with similar authority of any of the foregoing of such Person.

“Financial Performance Covenants” shall mean, collectively the RCF Financial Performance Covenants and the TL Financial Performance Covenant.

“First Lien Incremental Equivalent Debt” shall have the meaning assigned to such term in Section 6.01(I)(c).

“First Lien Net Leverage Ratio” shall mean as of any date of determination, the ratio of (a) Consolidated First Lien Net Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Fitch” means Fitch Ratings Inc., and any successor thereto.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently ended Test Period to (b) Fixed Charges for the most recently ended Test Period.

“Fixed Charges” shall mean, for any period, the sum of, without duplication, (a) Cash Interest Expense with respect to Indebtedness for borrowed money for such period and (b) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period. Notwithstanding anything to the contrary contained herein, for purposes of calculating the Fixed Charge Coverage Ratio, (i) Fixed Charges as of the fiscal quarter ending September 30, 2021, shall equal Fixed Charges for the quarter ending on such date multiplied by four (4), (ii) Fixed Charges as of the fiscal quarter ending December 31, 2021, shall equal Fixed Charges for the two (2) quarters ending on such date multiplied by two (2), and (iii) Fixed Charges as of the fiscal quarter ending March 31, 2022 shall equal Fixed Charges for the three (3) quarters ending on such date multiplied by 4/3.

“Flood Insurance Laws” shall mean, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) Biggert-Waters Flood Insurance Reform Act of 2012, in each case, as now or hereafter in effect or any successor thereto.

“Floor” shall mean ~~(a)~~ for purposes of ~~any~~(a) the Initial Term Loan Facility, ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurodollar Rate~~ a rate per annum equal to 0.50% and (b) for purposes of any Revolving Facility, a rate per annum equal to 0.0%.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

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“Free and Clear Incremental Amount” shall have the meaning assigned to such term in Section 2.20(a)(i).

“Funding Date” shall mean the date on which the conditions precedent set forth in Section 4.02 are satisfied (or waived in accordance with Section 9.08) and the Initial Term Loans are funded hereunder.

“GAAP” shall have the meaning assigned to such term in Section 1.02.

“Governmental Authority” shall mean any federal, state, provincial, local or foreign government, court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor, to the extent of the lesser of the amount of such Indebtedness secured by such Lien and the net book value of the assets so secured; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets or other transaction, in each case, permitted under this Agreement.

“Guarantors” shall mean any Restricted Subsidiary of the Borrower that on the Funding Date or thereafter executes and delivers the Collateral Agreement (or a joinder or supplement thereto), in each case, until the Guarantee of such Guarantor is released in accordance with the terms of the Loan Documents; provided that no Excluded Subsidiary shall be required to be a Guarantor.

“Hazardous Substances” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants or contaminants, including petroleum or petroleum distillates or product, brine, greenhouse gases, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, per- and polyfluorinated substances, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Historical Annual Financials” shall have the meaning assigned to such term in Section 4.01(d)(i).

“Historical Quarterly Financials” shall have the meaning assigned to such term in Section 4.01(d)(ii).

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“Immaterial Subsidiary” shall mean, with respect to the Borrower, any domestic Restricted Subsidiary of the Borrower for which, based on the most recent financial statements delivered pursuant to Section 5.04, (a) its assets and the assets of its consolidated Subsidiaries comprise five percent (5.0%) or less of the assets of the Borrower and its Consolidated Subsidiaries, or (b) its revenue and the revenue of its consolidated Subsidiaries comprise five percent (5.0%) or less of the revenue of the Borrower and its Consolidated Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter; provided that, the aggregate amount of assets and revenue attributable to all Immaterial Subsidiaries and their respective consolidated Subsidiaries, taken together, shall not exceed ten percent (10%) of the assets of the Borrower and its Consolidated Subsidiaries or ten percent (10%) of the revenue of the Borrower and its Consolidated Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter.

~~“Impacted Interest Period” shall have the meaning assigned to such term in the definition of “Eurodollar Rate.”~~

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.20(b).

“Incremental Amendment” shall have the meaning assigned to such term in Section 2.20(c)(vi).

“Incremental Availability Amount” shall have the meaning assigned to such term in Section 2.20(a)(iii).

“Incremental Commitments” shall mean the Incremental Term Commitments and the Incremental Revolving Commitments.

“Incremental Equivalent Debt” shall have the meaning assigned to such term in Section 6.01(I)(c).

“Incremental Facilities” shall mean the Incremental Term Facilities and the Incremental Revolving Facilities, as applicable.

“Incremental Facility Request” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Lender” shall have the meaning assigned to such term in Section 2.20(b).

“Incremental Loans” shall mean Incremental Term Loans and Incremental Revolving Loans.

“Incremental Maturity Date” shall mean an Incremental Revolving Maturity Date or Incremental Term Maturity Date, as applicable.

“Incremental Revolving Commitments” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Facility” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loan” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Maturity Date” shall mean with respect to any Incremental Revolving Facility, the Final Maturity Date applicable thereto.

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“Incremental Term Commitments” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Term Facility” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Term Loan” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Term Maturity Date” shall mean with respect to any Incremental Term Facility, the Final Maturity Date applicable thereto.

“Incurrence-Based Incremental Amount” shall have the meaning assigned to such term in Section 2.20(a)(iii).

“Indebtedness” of any Person shall mean, without duplication, all of the following, whether or not included as Indebtedness or liabilities in accordance with GAAP:

(a)       all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)       the amount available to be drawn under all letters of credit (including standby and commercial) (other than letter of credit obligations relating to indebtedness included in Indebtedness pursuant to another clause of this definition) and, without duplication, the unreimbursed amount of all drafts drawn thereunder;

(c)       all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) obligations in respect of earn-outs and purchase price adjustments not treated as a liability on the balance sheet of such Person in accordance with GAAP);

(d)       debt (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including debt arising under conditional sales or other title retention agreements), whether or not such debt shall have been assumed by such Person or is limited in recourse to the extent of the lesser of the amount of such debt and the net book value of the assets so secured;

(e)       all Capital Lease Obligations of such Person;

(f)       to the extent required to be included on the Borrower’s consolidated balance sheet as debt or liabilities in accordance with GAAP, Synthetic Lease Obligations; and

(g)       all Guarantees of such Person in respect of any of the foregoing to the extent of the lesser of the amount of such Indebtedness and the amount of such Guarantee.

For all purposes hereof, the Indebtedness of the Borrower shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or any Restricted Subsidiary of the Borrower is a general partner or a joint venturer (provided, however, for the avoidance of doubt, as used in this sentence “joint venturer” shall not include a limited partner in a limited partnership), unless such Indebtedness is expressly made non-recourse to the Borrower or Restricted Subsidiary, as applicable.

“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

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“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.13(a).

“Initial Facilities” shall mean the Initial Revolving Facility and the Initial Term Facility.

“Initial Lenders” shall mean the Initial Revolving Lenders and the Initial Term Lenders.

“Initial Loans” shall mean the Initial Revolving Loans and the Initial Term Loans.

“Initial Revolving Commitments” shall mean, with respect to any Initial Revolving Lender, its obligation to make Initial Revolving Loans to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth on Part A of Schedule 2.01 under the heading “Initial Revolving Commitments” or in the Assignment and Acceptance pursuant to which such Initial Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate principal amount of the Initial Revolving Commitments on the Effective Date is $750,000,000.

“Initial Revolving Facility” shall mean the Initial Revolving Commitments and the Initial Revolving Loans.

“Initial Revolving Lender” shall mean each financial institution listed on Part A of Schedule 2.01 under the heading “Initial Revolving Commitments”, as well as any registered assignee that becomes a “Lender” hereunder pursuant to Section 9.04(b) with respect to the Initial Revolving Loans and/or Initial Revolving Commitments, that, in each case, is a party to this Agreement.

“Initial Revolving Loans” shall mean the revolving loans made by the Initial Revolving Lenders to the Borrower pursuant to Section 2.01(b).

“Initial Term Facility” shall mean the Initial Term Loan Commitments and the Initial Term Loans.

“Initial Term Lender” shall mean each financial institution listed on Part A of Schedule 2.01 under the heading “Initial Term Loan Commitments”, as well as any registered assignee that becomes a “Lender” hereunder pursuant to Section 9.04(b) with respect to the Initial Term Loans and/or Initial Term Loan Commitments, that, in each case, is a party to this Agreement.

“Initial Term Loan Commitments” shall mean, with respect to any Initial Term Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.01(a), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth on Part A of Schedule 2.01 under the heading “Initial Term Loan Commitments” or in the Assignment and Acceptance pursuant to which such Initial Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate principal amount of the Initial Term Loan Commitments on the Effective Date is $1,000,000,000.

“Initial Term Loans” shall mean the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a).

“Intercreditor Agreement” shall mean each of (a) that certain Pari Passu Intercreditor Agreement, dated as of April 11, 2022, among the Borrower, the other grantors from time to time party thereto, the Collateral Agent, as credit agreement agent, U.S. Bank Trust Company, National Association, as notes collateral agent, and each additional priority debt representative from time to time party thereto and (b) any other intercreditor agreement, the terms of which shall be reasonably satisfactory to the Administrative Agent and the Borrower, to be entered into among the Administrative Agent, the Collateral Agent, the Loan Parties and the applicable representative of any holder of Indebtedness that is intended to be secured on a pari passu basis with the Obligations under the Initial Facilities.

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“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently ended Test Period to (b) Interest Expense for the most recently ended Test Period.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, in substantially the form of Exhibit C.

“Interest Expense” shall mean for any period, the sum of (a) gross interest expense of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus, without duplication, (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) capitalized interest of the Borrower and its Consolidated Subsidiaries. Notwithstanding anything to the contrary contained herein, for purposes of calculating the Interest Coverage Ratio, (A) Interest Expense as of the fiscal quarter ending September 30, 2021, shall equal Interest Expense for the quarter ending on such date multiplied by four (4), (~~ii~~B) Interest Expense as of the fiscal quarter ending December 31, 2021, shall equal Interest Expense for the two (2) quarters ending on such date multiplied by two (2), and (~~iii~~C) Interest Expense as of the fiscal quarter ending March 31, 2022 shall equal Fixed Charges for the three (3) quarters ending on such date multiplied by 4/3.

“Interest Period” shall mean, as to any Borrowing consisting of a ~~Eurodollar Loan or~~ Term SOFR Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (or 12 months for such Borrowings that are not under the Revolving Facility, if at the time of the relevant Borrowing, all Lenders under the applicable Facility agree to make interest periods of such length available), as the Borrower may elect, or the date any ~~Eurodollar Borrowing or~~ Term SOFR Borrowing is converted to an ABR Borrowing, in accordance with Section 2.05 or repaid or prepaid in accordance with Section 2.08 or 2.09; provided, that, (a) if any Interest Period for a ~~Eurodollar Loan or~~ Term SOFR Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (c) no Interest Period shall extend beyond the Revolving Maturity Date, the Term Loan Maturity Date, any Extended Maturity Date, any Incremental Maturity Date or any Refinancing Maturity Date, as applicable. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

~~“Interpolated Rate” shall mean, for purposes of any Term Loan Facility, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate (for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.~~

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“Investment” shall have the meaning assigned to such term in Section 6.04.

“Investment Grade Debt Rating” shall mean, as of any date of determination, a Debt Rating of (a) Baa3 or better by Moody’s, (b) BBB- or better by S&P, (c) BBB - or better by Fitch or (d) the equivalent of any Debt Rating described in the foregoing clauses (a), (b) and (c) by Moody’s, S&P or Fitch, in each case, that is in effect at such time.

“Investment Grade Event” shall mean that each of the following has occurred on or after the Amendment No. 1 Effective Date: (a) the Borrower has obtained an Investment Grade Debt Rating by any two of the three Rating Agencies after giving effect to the proposed release of all of the Collateral securing the Facilities, (b) no Term Loan Facility is outstanding and all Obligations arising under any Term Loan Facility (other than contingent indemnification or reimbursement obligations for which no claim has been asserted) have been paid in full, (c) all Liens securing Indebtedness under the Senior Secured Notes shall be released substantially concurrently, (d) no Event of Default shall exist and be continuing and (e) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer certifying to the foregoing. An “Investment Grade Event” shall be deemed to have occurred on the first date occurring on or after the Amendment No. 1 Effective Date on which each of the events described in clauses (a) through (d) of this definition have occurred.

“Investment Grade Retained Credit Support” shall mean, upon the occurrence of an Investment Grade Event and at all times thereafter any Guarantees of the Obligations by the Borrower or any of its Restricted Subsidiaries if and only for so long as the Borrower or such Restricted Subsidiary also Guarantees any Material Indebtedness at such time.

“IRS” shall mean the United States Internal Revenue Service.

“Junior Indebtedness” shall mean any (a) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries that is secured by Liens that rank junior in priority to the Liens securing the Obligations under the Initial Facilities and (b) Subordinated Indebtedness.

“Junior Lien Intercreditor Agreement” shall mean an intercreditor agreement, the terms of which shall be reasonably satisfactory to the Administrative Agent and the Borrower, to be entered into among the Administrative Agent, the Loan Parties and the applicable representative of any holder of Indebtedness that is secured by Liens that rank junior in priority to the Liens securing the Obligations under the Initial Facilities.

“Laws” shall mean all laws, act, statutes, ordinances, codes, regulations, rules, decrees, writs, judgments, rulings, awards, injunctions and orders of Governmental Authorities applicable to the Borrower or any of its Subsidiaries.

“L/C Disbursement” shall mean a payment made by any L/C Issuer pursuant to a Letter of Credit.

“L/C Exposure” shall mean, at any time, the sum of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Revolving Lender at any time shall be its Pro Rata Share under the applicable Revolving Facility of the total L/C Exposure of all Revolving Lenders under such Revolving Facility at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.

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“L/C Issuance Limit” shall mean, with respect to each L/C Issuer, the amount set forth on Part B of Schedule 2.01 opposite such L/C Issuer’s name under the heading “L/C Issuance Limit”.

“L/C Issuer” shall mean (a) Barclays Bank PLC, (b) Citibank, N.A., (c) JPMorgan Chase Bank, N.A., (d) Bank of America, N.A., (e) Wells Fargo Bank, National Association, (f) PNC Bank, National Association (g) The Toronto-Dominion Bank, New York Branch, (h) the issuer of the Existing Letter of Credit and (i) each Initial Revolving Lender that is reasonably acceptable to the Administrative Agent and the Borrower and that agrees to act as an issuer of Letters of Credit hereunder, in each case, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.23(i). Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event there is more than one L/C Issuer hereunder at any time, references herein and in the other Loan Documents to the “L/C Issuer” shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit, or to all L/C Issuers, as the context requires.

“L/C Sublimit” shall mean, at any time, $200,000,000, as the same may be modified from time to time in accordance with the terms of this Agreement.

“Lead Arrangers” shall mean the Revolving Facility Lead Arrangers and the Term Loan Facility Lead Arrangers.

“Lenders” shall mean the Initial Lenders, any Incremental Lenders, any Additional Refinancing Lenders each financial institution that agrees to provide any portion of Refinancing Facilities in accordance with Section 2.21, as well as any registered assignee that becomes a “Lender” hereunder pursuant to Section 9.04(b) with respect to the Loans and/or Commitments, that, in each case, is a party to this Agreement.

“Lender Presentation” shall mean the lender presentation titled “(May – 2021)” relating to Borrower and its Subsidiaries and the Transactions provided to the Lenders.

“Letter of Credit” shall mean (a) any standby letter of credit issued pursuant to this Agreement and (b) the Existing Letter of Credit.

“Letter of Credit Agreements” shall mean all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with an L/C Issuer relating to a Letter of Credit.

~~“LIBO Screen Rate” shall mean, for purposes of any Term Loan Facility, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than, solely in the case of the Initial Term Loans made on the Funding Date, 0.50%, such rate shall be deemed to be 0.50% for purposes of this Agreement.~~

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“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities constituting Excluded Assets or securities representing an interest in an Excluded Subsidiary or a joint venture that is not a Subsidiary of the Borrower), any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Acquisition” shall mean any Permitted Acquisition or any other Investment permitted hereunder by the Borrower or one or more Restricted Subsidiaries in each case, whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Documents” shall mean this Agreement, Amendment No. 1, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, the Security Documents and any promissory note issued under Section 2.07(d).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Initial Loans, any Incremental Loans, any Refinancing Loans and/or any Extension Loans, as the context may require.

“Long Term Debt” shall mean Indebtedness of the type set forth in clauses (a) and (b) of the definition of “Indebtedness” that is extended by a Person other than the Borrower and its Restricted Subsidiaries that matures more than one (1) year from the date of its incurrence.

“LTM EBITDA” shall mean, as of any date of determination, Consolidated EBITDA for the most recently ended Test Period.

“Margin Regulations” shall mean Regulations T, U and X issued by the Board.

“Margin Stock” shall have the meaning assigned to such term in the Margin Regulations.

“Material Adverse Effect” shall mean (a) at any time prior to the occurrence of an Investment Grade Event, (i) a materially adverse effect on the business, operations, Property or financial condition of the Borrower and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents or (iii) a material impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, the L/C Issuers, the Administrative Agent or the Collateral Agent, taken as a whole, under the Loan Documents and (b) upon the occurrence of an Investment Grade Event and at any time thereafter, a materially adverse effect on the business, operations, Property or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole.

“Material Indebtedness” shall mean Indebtedness or obligations in respect of one or more Swap Agreements of the Borrower or any Material Subsidiary (other than the Loans, the Letters of Credit and the Guarantees under the Loan Documents), in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligation of the Borrower or any Material Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Material Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

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“Material Project” shall mean the construction or expansion of any capital project (including any series of projects which constitutes a single capital project) of Borrower or any of its Restricted Subsidiaries, the aggregate capital cost of which (including capital costs expended prior to the acquisition by the Borrower or such Restricted Subsidiary, as applicable, and including capital costs expended prior to the construction or expansion of such asset) exceeds $15,000,000.

“Material Project Consolidated EBITDA Adjustment” shall mean with respect to each Material Project of the Borrower or a Restricted Subsidiary:

(a)       prior to the date on which a Material Project is substantially complete and commercially operable (the “Commercial Operation Date”) (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (equal to the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent in its reasonable discretion as the projected Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date (which shall be no later than twenty-four (24) months after the last day of the first fiscal quarter for which such Material Project Consolidated EBITDA Adjustment shall be included for purposes of calculating the Consolidated Net Leverage Ratio, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable), and other factors reasonably deemed appropriate by the Administrative Agent), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the fiscal quarter in which construction of the Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) ninety (90) days or less, 0%, (ii) longer than ninety (90) days, but not more than one hundred and eighty (180) days, 25%, (iii) longer than one hundred and eighty (180) days, but not more than two hundred and seventy (270) days, 50%, (iv) longer than two hundred and seventy (270) days, but not more than three hundred and sixty-five (365) days, 75% and (v) longer than three hundred and sixty-five (365) days, 100%; and

(b)       beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent in its reasonable discretion as the projected Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project (determined in the same manner as set forth in clause (a) above) for the balance of the four (4) full fiscal quarter period following such Commercial Operation Date, which may, at the Borrower’s option, be added to actual Consolidated EBITDA for such fiscal quarters (but net of any actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project following such Commercial Operation Date).

“Material Real Property” shall mean (a) the Fee-Owned Real Property listed on Schedule 1.01(m) and (b) any other Fee-Owned Real Property of the Borrower and its Restricted Subsidiaries with a fair market value of greater than $75,000,000 determined in good faith by the Borrower on the date of acquisition for any such Fee-Owned Real Property (or the date of substantial completion of any material improvement thereon or new construction thereof).

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“Material Subsidiary” shall mean any Subsidiary of the Borrower that is not an Immaterial Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“MFN Protection” shall have the meaning assigned to such term in Section 2.20(c)(v)(A).

“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.22(c).

“Moody’s” shall mean Moody’s Investors Service, Inc., and any successor thereto.

“Mortgaged Property” shall have the meaning assigned to such term in the clause (d) of the definition of “Collateral and Guarantee Requirement”.

“Mortgage Policies” shall have the meaning assigned to such term in the clause (d) of the definition of “Collateral and Guarantee Requirement”.

“Mortgages” shall mean collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Borrower, Administrative Agent and the Collateral Agent with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered pursuant to Sections 5.10, 5.16, or 5.18, in each case, as the same may from time to time be amended, restated, amended and restated, supplemented, or otherwise modified.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA and in respect of which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Net Debt” at any date shall mean (a) Indebtedness of the Borrower and its Consolidated Subsidiaries described in clauses (a), (b) (solely with respect to unreimbursed amounts thereunder), (c), (d) and (e) of the definition of “Indebtedness” on such date minus (b)(i) unrestricted cash and Permitted Investments of the Loan Parties and (ii) to the extent the associated Indebtedness is included in clause (a) above and has been outstanding for no more than thirty (30) Business Days, the amount of any cash proceeds of issuances of Indebtedness (other than the Senior Notes) permitted hereunder (net of all Taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection therewith) by the Borrower or a Restricted Subsidiary that are held in a segregated escrow account of the Borrower or such Restricted Subsidiary pending a tender or acquisition of outstanding Indebtedness (or similar process); provided that if any Revolving Loans are outstanding at such time, the aggregate amount included in clause (b) shall not exceed $100,000,000.

“Net Proceeds” shall mean:

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(a)       100% of the cash proceeds actually received by the Borrower or any Restricted Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets) to any Person of any asset or assets of the Borrower or any Restricted Subsidiary (other than those pursuant to Section 6.05(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k) or (m)) net of (i) customary costs and expenses, and attorneys’ fees, accountants’ fees, investment banking fees, sales commissions, transfer taxes, prepayment premiums or penalties, required debt payments and required payments of other obligations relating to the applicable asset (other than pursuant hereto) and any cash reserve for adjustment in respect of the sale price of such asset established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) Taxes paid or payable or reasonably expected to be payable as a result thereof; and

(b)       100% of the cash proceeds received by the Borrower or any Restricted Subsidiary from the incurrence, issuance or sale by the Borrower or any Restricted Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all Taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any of its Affiliates shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates that are not Loan Parties.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.17(c).

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Non-Extending Lender” shall have the meaning assigned to such term in Section 2.22(a).

“NYFRB” shall mean the Federal Reserve Bank of New York.

~~“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, that if the NYFRB Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” shall mean all amounts owing to any of the Agents, any Lender, any L/C Issuer, any Lead Arranger or any other Secured Party pursuant to the terms of this Agreement or any other Loan Document, or to any Cash Management Bank or Specified Swap Counterparty pursuant to the terms of any Secured Cash Management Agreement or Secured Swap Agreement, or pursuant to the terms of any Guarantee thereof, including, without limitation, with respect to any Loan, Letter of Credit, Secured Cash Management Agreement, Secured Swap Agreement or other agreement, together with the due and punctual performance of all other obligations of the Borrower and the other Loan Parties under or pursuant to the terms of this Agreement, the other Loan Documents, any Secured Cash Management Agreement, or any Secured Swap Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including all principal, interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, all reimbursement obligations, expenses, indemnification and reimbursement payments, costs and expenses (including all reimbursable fees and expenses of counsel to the Administrative Agent, any L/C Issuer, any Lead Arranger or any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings of any of the foregoing.

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“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.

“OID Amount” shall mean an original issue discount in an amount equal to 0.50% of the aggregate principal amount of the Initial Term Loans.

“Other Connection Taxes” shall mean, with respect to any Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder (each of the foregoing, solely for purposes of the definition of “Other Connection Taxes,” a “recipient”), Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Property” has the meaning assigned to such term in “Fee-Owned Real Property”.

“Other Taxes” shall mean any and all present or future stamp, court, recording, filing, documentary, intangible or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b)).

~~“Overnight Bank Funding Rate” shall mean, for purposes of any Term Loan Facility, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar Borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.~~

“Participant” shall have the meaning assigned to such term in Section 9.04(c).

“Payment” shall have the meaning assigned to such term in Section 8.07(b).

“Payment in Full” shall mean, with respect to the Obligations, the time at which (a) all the Obligations are paid in full and Commitments are terminated, other than (i) contingent indemnification or reimbursement obligations for which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Swap Agreements and (b) all Letters of Credit shall have expired or terminated (or are Cash Collateralized or otherwise arrangements in respect of which have been made to the satisfaction of the applicable L/C Issuer) and all L/C Disbursements shall have been reimbursed.

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“Payment Notice” shall have the meaning assigned to such term in Section 8.07(b).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate in the form of Annex I to the Collateral Agreement or any other form approved by the Administrative Agent.

“Periodic Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (i) acquisition of all or substantially all of the Property of any Person, or of all or substantially all of any business or division of any Person, (ii) acquisition of all or substantially all of the Equity Interests of any Person, and otherwise causing such person to become a Restricted Subsidiary or (iii) merger or consolidation or any combination with any Person, in the case of each of clauses (i), (ii) and (iii), if each of the following conditions is met, or if the Required Lenders have otherwise consented in writing thereto:

(a)       no Event of Default has occurred and is continuing or would result therefrom;

(b)       as of the date the definitive agreement for such acquisition is entered into, the Borrower shall be in compliance with all Financial Performance Covenants as of the most recent Test Period (assuming, for purposes of such compliance that such transaction had occurred on the first day of such relevant Test Period);

(c)       the Person or business to be acquired shall be, or shall be engaged in, a business of the type that the Borrower and its Restricted Subsidiaries are permitted to be engaged in under Section 6.09 and the Property acquired in connection with any such transaction, if acquired by a Loan Party or a Person that becomes (or is required to become) a Loan Party, shall, if an Investment Grade Event has not yet occurred, be made subject to the Lien of the Security Documents in accordance with and to the extent required by the Collateral and Guarantee Requirement and shall be free and clear of any Liens other than those permitted by Section 6.02;

(d)       if applicable, the board of directors of the Person to be acquired shall not have indicated its opposition to the consummation of such acquisition (or shall have publicly withdrawn any such opposition);

(e)       all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Requirements of Law; and

(f)       with respect to any transaction involving acquisition consideration of more than $50,000,000, at least five (5) Business Days (or such shorter period as the Administrative Agent may agree) prior to the proposed date of consummation of the transaction (or such shorter period as is acceptable to the Administrative Agent in its sole discretion), the Borrower shall have delivered to the Administrative Agent and the Lenders a certificate signed by a Responsible Officer of the Borrower certifying that such transaction complies with this definition and Section 6.04(k) (which shall have attached thereto reasonably detailed calculations showing such compliance).

“Permitted Earlier Maturity Exception” shall mean, with respect to any Incremental Loans and any Incremental Equivalent Debt, that an aggregate principal amount of up to $100,000,000 of such Indebtedness may have a maturity date that is earlier than the Final Maturity Date of the Initial Revolving Facility or the Initial Term Facility, as applicable, and a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Initial Term Facility.

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“Permitted Investments” shall mean, collectively, (a) marketable direct obligations issued or unconditionally Guaranteed by the United States or any agency thereof maturing within twelve (12) months from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred eighty (180) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred eighty (180) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency, (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder and (e) money market investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 or having portfolio assets of at least $5,000,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses (a) through (d).

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unused commitments with respect thereto and unpaid accrued interest, breakage costs and premium thereon), (b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have additional obligors or Guarantees than the Indebtedness being Refinanced unless such Persons are also Guarantors and (e) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to such Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement, as applicable.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership (general or limited), limited liability company, individual or family trusts, or government or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA and in respect of which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would, under Section 4069 of ERISA, be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17(b).

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“Pledged Collateral” shall mean the Equity Interests constituting Collateral and pledged pursuant to any Security Document.

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

~~“Prime Rate” shall have the meaning assigned to such term in the definition of “Alternate Base Rate”.~~

“Pro Forma Balance Sheet” shall have the meaning assigned to such term in Section 4.01(d)(iii).

“Pro Forma Basis” shall mean, in connection with (a) any calculation of compliance with any financial covenant, the Debt Service Coverage Ratio, the Consolidated Net Leverage Ratio, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable, or financial term, the calculation thereof after giving effect on a pro forma basis to any proposed transaction in accordance with GAAP as used in the preparation of the latest financial statements provided pursuant to Section 5.04 and otherwise reasonably satisfactory to the Administrative Agent and (b) the calculation of Consolidated EBITDA for any relevant period upon the consummation of any Specified Material Acquisition or Specified Material Disposition, the calculation thereof after giving effect on a pro forma basis to such Specified Material Acquisition or Specified Material Disposition, as if such Specified Material Acquisition or Specified Material Disposition had occurred at the beginning of such period

“Pro Forma Income Statement” shall have the meaning assigned to such term in Section 4.01(d)(iii).

“Projections” shall mean the projections of the Borrower and its Subsidiaries included in the Lender Presentation and any other projections, financial estimates, budgets, forecasts and any other forward-looking statements (including statements with respect to booked business) of such entities furnished to the Administrative Agent by or on behalf of the Borrower prior to the Effective Date.

“Property” shall mean any right or interest in or to property of any kind whatsoever whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“Pro Rata Share” shall mean, with respect to each Lender under the applicable Facility, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under such Facility at such time and the denominator of which is the amount of the aggregate Commitments under such Facility and, if applicable and without duplication, Loans under such Facility at such time; provided that, if such Commitments under any Revolving Facility have been terminated, then the Pro Rata Share of each Lender thereunder shall be determined based on the Pro Rata Share of such Lender thereunder immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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“QFC Credit Support” shall have the meaning assigned to such term in Section 9.23.

“Qualified Capital Stock” shall mean Equity Interests that are not Disqualified Stock.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December.

“Rating Agency” shall mean each of Moody’s and S&P and, solely for purposes of the definition of Investment Grade Event, Fitch.

“RCF Financial Performance Covenants” shall mean the covenants of the Borrower set forth in Sections 6.11(b) and (c).

“Real Property” shall mean, collectively, all right, title and interest of the Borrower or any other Loan Party in and to any and all parcels of real property owned or leased by the Borrower or any other Loan Party together with all improvements and appurtenant fixtures, easements, other property and rights incidental to the ownership, lease or operation thereof.

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Loans or Refinancing Revolving Commitments in accordance with Section 2.21.

“Refinancing Commitments” shall mean the Refinancing Revolving Commitments and/or the Refinancing Term Commitments, as the context may require.

“Refinancing Debt” shall mean, collectively, the Refinancing Commitments, the Refinancing Loans and/or the Refinancing Notes, as the context may require.

“Refinancing Facilities” shall mean the Refinancing Revolving Facilities and Refinancing Term Facilities, as applicable.

“Refinancing Loans” shall mean the Revolving Loans made in respect of any Refinancing Revolving Commitments and/or any Refinancing Term Loans, as the context may require.

“Refinancing Maturity Date” shall mean with respect to any Refinancing Facility, the Final Maturity Date applicable thereto.

“Refinancing Notes” shall mean one or more additional series of senior unsecured or senior subordinated notes or loans or senior secured notes or loans that will be secured by the Collateral on a pari passu basis with the Initial Term Facility or junior Lien secured notes or loans that will be secured on a junior basis to the Initial Term Facility, and, in each case, that are issued to refinance a Term Loan Facility; provided that:

(a)       no Default or Event of Default shall exist and be continuing or would immediately result from the incurrence of such Refinancing Notes;

(b)       the representations and warranties of each Loan Party contained in Article III or any other Loan Document shall be true and correct in all material respects at the time occurrence of such Refinancing Notes; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

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(c)       the final maturity date of such Refinancing Notes shall not be earlier than the Final Maturity Date of the Term Loan Facility being refinanced;

(d)       such Refinancing Notes shall not have any mandatory prepayment or redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or Events of Default) that could result in prepayment or redemption of such Refinancing Notes prior to the Final Maturity Date of the Initial Term Facility;

(e)       the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the Term Loan Facility so refinanced (plus unpaid accrued interest, breakage costs and premium thereon);

(~~e~~f) with respect to terms not addressed by this definition, if such terms (other than pricing terms, interest rate margins, ~~Eurodollar Rate or~~ Term SOFR Reference Rate floors, ABR floors, discounts, premiums, fees and prepayment or redemption terms and provisions) of the applicable Refinancing Notes are not, taken as a whole, substantially consistent with the terms of the Term Loan Facility being refinanced, such terms shall not be more restrictive, when taken as a whole, on the Borrower and its Subsidiaries than the terms of the Term Loan Facility being refinanced (except for terms (A) applying after the Final Maturity Date of such Term Loan Facility or (B) that are added for the benefit of the Lenders);

(~~f~~g) such Refinancing Notes shall not be (i) guaranteed by any Person who is not, or will not then be a Guarantor or (ii) secured by any assets not constituting or which will not then constitute Collateral under the Loan Documents; and

(~~g~~h) concurrently with the issuance of such Refinancing Notes, the Borrower shall have prepaid the Term Loans under the Term Loan Facility being refinanced with 100% of the Net Proceeds of such Refinancing Notes in accordance with the procedures set forth in Section 2.09(b)(ii) (and subject to Section 2.09(a)(iii)).

“Refinancing Revolving Commitments” shall mean one or more classes of Revolving Commitments that result from a Refinancing Amendment.

“Refinancing Revolving Facility” shall mean each class of Refinancing Revolving Commitments and the Revolving Loans made with respect thereto.

“Refinancing Term Commitments” shall mean one or more classes of Term Loan Commitments that result from a Refinancing Amendment.

“Refinancing Term Facility” shall mean each class of Refinancing Term Commitments and/or Refinancing Term Loans.

“Refinancing Term Loans” shall mean one or more classes of Term Loans that result from a Refinancing Amendment.

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

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“Registration Statement” shall mean the Registration Statement on Form 10, as amended, filed by the Borrower that is on file with the SEC on the Effective Date.

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Rejection Notice” shall have the meaning assigned to such term in Section 2.09(c).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing in, into or onto the indoor or outdoor environment.

“Relevant Debt” shall have the meaning assigned to such term in Section 6.13.

“Relevant Governmental Body” shall mean the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“Remaining Present Value” shall mean, as of any date with respect to any Sale and Lease-back Transaction, the present value as of such date of the scheduled future lease payments with respect to such Sale and Lease-back Transaction, determined with a discount rate equal to a market rate of interest for such Sale and Lease-back Transaction as reasonably determined by the Borrower in good faith at the time such Sale and Lease-back Transaction was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period has been waived, with respect to any Plan.

“Repricing Amendment” shall have the meaning assigned to such term in the definition of “Repricing Transaction”.

“Repricing Transaction” shall mean (a) any transaction in which all or any portion of the Initial Term Loans are prepaid with the net proceeds of issuances, offerings or placement of new Indebtedness, or refinanced substantially concurrently with the incurrence of new Indebtedness, in each case in the form of broadly syndicated term loans that has an All-In Yield lower than the All-In Yield in effect for the Initial Term Loans so prepaid, (b) any amendment, amendment and restatement or other modification of the Loan Documents that has the effect of reducing the All-In Yield then in effect for Term Loans (collectively, a “Repricing Amendment”) or (c) any transaction in which a Non-Consenting Lender must assign its Initial Term Loans as a result of its failure to consent to a Repricing Amendment, in the case of each of clauses (a), (b) and (c), other than in connection with (y) a Change in Control or (z) a Transformative Acquisition.

“Required Lenders” shall mean, at any time, Lenders having Loans, unutilized Commitments and L/C Exposure outstanding that, taken together, represent more than 50% of the sum of all Loans, unutilized Commitments and L/C Exposure outstanding. The Loans, Commitments and L/C Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. When used with respect to any Facility, the “Required Lenders” under such Facility shall mean, at any time, Lenders having Loans, unutilized Commitments and L/C Exposure outstanding under such Facility that, taken together, represent more than 50% of the sum of all Loans, unutilized Commitments and L/C Exposure outstanding under such Facility. The Loans, Commitments and L/C Exposure of any Defaulting Lender under such Facility shall be disregarded in determining Required Lenders under such Facility at any time.

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“Required Revolving Lenders” shall mean, with respect to the Revolving Facilities, at any time, Lenders having outstanding Revolving Loans, unutilized Revolving Commitments and L/C Exposure under the Revolving Facilities that, taken together, represent more than 50% of the sum of all outstanding Revolving Loans, unutilized Revolving Commitments and L/C Exposure under the Revolving Facilities. The Revolving Loans, Revolving Commitments and L/C Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time. When used with respect to any Revolving Facility, the “Required Revolving Lenders” under such Revolving Facility shall mean, at any time, Lenders having Revolving Loans, unutilized Revolving Commitments and L/C Exposure outstanding under such Revolving Facility that, taken together, represent more than 50% of the sum of all Revolving Loans, unutilized Revolving Commitments and L/C Exposure outstanding under such Revolving Facility. The Revolving Loans, Revolving Commitments and L/C Exposure of any Defaulting Lender under such Revolving Facility shall be disregarded in determining Required Revolving Lenders under such Revolving Facility at any time.

“Required Term Lenders” shall mean, with respect to the Term Loan Facilities, at any time, Term Lenders having outstanding Term Loans and unutilized Term Loan Commitments under the Term Loan Facilities that, taken together, represent more than 50% of the sum of all outstanding Term Loans and unutilized Term Loan Commitments under the Term Loan Facilities. The Term Loans and Term Loan Commitments of any Defaulting Lender shall be disregarded in determining Required Term Lenders at any time. When used with respect to any Term Loan Facility, the “Required Term Lenders” under such Term Loan Facility shall mean, at any time, Lenders having Term Loans and unutilized Term Loan Commitments outstanding under such Term Loan Facility that, taken together, represent more than 50% of the sum of all Term Loans and unutilized Term Loan Commitments outstanding under such Term Loan Facility. The Term Loans and Term Loan Commitments of any Defaulting Lender under such Term Loan Facility shall be disregarded in determining Required Term Lenders under such Term Loan Facility at any time.

“Requirements of Law” shall mean, as to any Person, such Person’s organizational documents, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person shall mean any executive officer, Financial Officer, director, general partner, managing member or sole member of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall have the meaning assigned to such term in Section 6.06.

“Restricted Subsidiary” shall mean any Subsidiary other than an Unrestricted Subsidiary.

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“Revolving Applicable Margin Investment Grade Event” shall mean that, on or after the Amendment No. 1 Effective Date, the Borrower has obtained an Investment Grade Debt Rating by any of the Rating Agencies (provided that, the Borrower has a Debt Rating by the other Rating Agency of at least Ba1 (stable), if Moody’s or BB+ (stable), if S&P). The Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying to the occurrence of the foregoing. A “Revolving Applicable Margin Investment Grade Event” shall be deemed to have occurred on the first date occurring on or after the Amendment No. 1 Effective Date on which the event described in the first sentence of this definition has occurred.

“Revolver Pricing Grid” shall mean each of (a) the grid set forth below under the caption “Leverage-Based Pricing Grid” and (b) the grid set forth below under the caption “Debt-Ratings Based Pricing Grid”:

Leverage-Based Pricing Grid
Consolidated Net Leverage Ratio	Term SOFR Loans	ABR Loans	Commitment Fee Rate
≤ 3.00:1.00	1.25%	0.25%	0.25%
>3.00:1.00 but ≤ 3.50:1.00	1.375%	0.375%	0.30%
>3.50:1.00 but ≤ 4.00:1.00	1.625%	0.625%	0.35%
> 4.00:1.00 but ≤ 4.50:1.00	1.75%	0.75%	0.40%
> 4.50:1.00	2.25%	1.25%	0.45%

Each change in the Applicable Margin and Commitment Fee Rate based on the “Leverage-Based Pricing Grid” shall apply during the period commencing on the day on which financial statements for the fiscal quarter giving rise to such change are delivered to the Administrative Agent pursuant to Section 5.04 and ending on the day immediately preceding the date on which financial statements are delivered to the Administrative Agent pursuant to Section 5.04 for the next fiscal quarter giving rise to a change in the Applicable Margin and the Commitment Fee Rate based on the “Leverage-Based Pricing Grid”. If any financial statements required to be delivered under Section 5.04 are not delivered within the time periods specified therein, then, if the Applicable Margin and Commitment Fee Rate are determined by reference to the “Leverage-Based Pricing Grid” at such time, the Applicable Margin and Commitment Fee Rate previously in effect shall be increased to the highest Applicable Margin and Commitment Fee Rate based on the “Leverage-Based Pricing Grid” until such time as such financial statements have been delivered (and thereafter the Applicable Margin and Commitment Fee Rate otherwise determined in accordance with the “Leverage-Based Pricing Grid” shall apply).

	Debt Ratings-Based Pricing Grid
Pricing Level	Debt Ratings (S&P/Moody’s)	Term SOFR Loans	ABR Loans	Commitment Fee Rate
1	BBB+/Baa1 or Greater	1.125%	0.125%	0.125%
2	BBB/Baa2	1.25%	0.25%	0.15%
3	BBB-/Baa3	1.50%	0.50%	0.20%
4	BB+/Ba1	1.625%	0.625%	0.275%
5	Less than BB+/Ba1	1.75%	0.75%	0.35%

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For purposes of the “Debt Ratings-Based Pricing Grid” above, (a) if the Borrower has different Debt Ratings from two Rating Agencies, the higher of such Debt Ratings shall apply (with the Debt Rating for “Pricing Level 1” being the highest and the Debt Rating for “Pricing Level 5” being the lowest); provided that if the higher Debt Rating is two or more Debt Ratings described in the “Debt Ratings-Based Pricing Grid” above the lower Debt Rating, the Debt Rating immediately below the higher of the two shall apply, (b) if the Borrower has a Debt Rating from only one Rating Agency, then the other Rating Agency shall be deemed to have established a Debt Rating of the same level, and (c) if the Borrower does not have any Debt Rating, “Pricing Level 5” shall apply for all purposes of the “Debt Ratings-Based Pricing Grid”. Each change in the Applicable Margin and Commitment Fee Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If a Rating Agency no longer has a Debt Rating for the Borrower, the rating system of a Rating Agency shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin and the Commitment Fee Rate shall be determined without reference to the affected Rating Agency.

“Revolving Commitments” shall mean the Initial Revolving Commitments, any Incremental Revolving Commitments, any Refinancing Revolving Commitments and/or Extension Commitments under any Extension Revolving Facility, as the context may require.

“Revolving Credit Exposure” shall mean, as to each Revolving Lender under any Revolving Facility, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans under such Revolving Facility and its Pro Rata Share under such Revolving Facility or other applicable share provided for under this Agreement, if any, of the amount of the L/C Exposure under such Revolving Facility at such time.

“Revolving Facility” shall mean the Initial Revolving Facility, any Incremental Revolving Facility, any Refinancing Revolving Facility and/or any Extension Revolving Facility, as the context may require.

“Revolving Facility Lead Arrangers” shall mean Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, The Toronto-Dominion Bank, New York Branch and Wells Fargo Securities, LLC.

“Revolving Lender” shall mean a Lender with a Revolving Commitment or with outstanding Revolving Loans.

“Revolving Loans” shall mean the Initial Revolving Loans, any Incremental Revolving Loans, any Refinancing Loans in respect of any Refinancing Revolving Commitments and/or any Extension Loans under any Extension Revolving Facility, as the context may require.

“Revolving Maturity Date” shall mean such date that is five (5) years after the Amendment No. 1 Effective Date (or if such date is not a Business Day, the next succeeding Business Day, unless such Business Day is in the next calendar month, in which case the next preceding Business Day).

“S&P” shall mean S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor thereto.

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“Sale and Lease-back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctions” shall mean any economic sanctions administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or other sanctions authority relevant to the Borrower and its Restricted Subsidiaries.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Net Leverage Ratio” shall mean as of any date of determination, the ratio of (a) Consolidated Net Secured Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Secured Parties” shall mean, collectively, the Agents, the Lenders, the L/C Issuers, each Specified Swap Counterparty party to a Secured Swap Agreement and any Cash Management Bank party to a Secured Cash Management Agreement.

“Secured Swap Agreement” shall mean any Swap Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Specified Swap Counterparty.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Collateral Agreement, the Mortgages, and each of the Control Agreements and other instruments and documents executed and delivered pursuant to the foregoing or the Collateral and Guarantee Requirement.

“Senior Notes” shall mean, collectively, (a) the Borrower’s 4.125% senior notes due 2029 and (b) the Borrower’s 4.375% senior notes due 2031, in each case issued under the Senior Notes Indenture.

“Senior Notes Indenture” shall mean that certain Indenture, dated as of June 9, 2021, among the Borrower, as issuer, certain subsidiaries of the Borrower party thereto and U.S. Bank National Association, as trustee.

“Senior Secured Notes” shall mean, the Borrower’s 4.300% senior secured notes due 2032, issued under the Senior Secured Notes Indenture.

“Senior Secured Notes Indenture” shall mean that certain Indenture, dated as of April 11, 2022, among the Borrower, as issuer, certain subsidiaries of the Borrower party thereto and U.S. Bank National Association, as trustee and notes collateral agent.

“SOFR” shall mean~~:~~,

~~(a)       for purposes of any Term Loan Facility, a rate per annum equal to the secured overnight financing rate for such Business Day published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time); and~~

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~~(b)~~       for purposes of any ~~Revolving~~ Facility, ~~means~~ a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean, for purposes of any ~~Revolving~~ Facility, the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean, for purposes of any ~~Revolving~~ Facility, the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” shall have the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“Specified Acquisition Period” shall mean, at the election of the Borrower, the period commencing on the first day of the fiscal quarter in which a Specified Material Acquisition has been consummated and ending on the earlier of (a) the last day of the third full fiscal quarter ending after the consummation of such Specified Material Acquisition or (b) the date designated by the Borrower in writing as the termination date of such Specified Acquisition Period (such earlier date, the “Final Test Date”); provided, following the election of a Specified Acquisition Period, no Specified Acquisition Period may immediately follow another Specified Acquisition Period unless, as of the last day of the latest fiscal quarter ending on or prior to the Final Test Date of the first such Specified Acquisition Period, the Consolidated Net Leverage Ratio does not exceed 5.25 to 1.00. Only one Specified Acquisition Period may be elected with respect to any particular Specified Material Acquisition and no two Specified Acquisition Periods may be in effect at the same time.

“Specified Material Acquisition” shall mean any Investment or acquisition (or series of related Investments or acquisitions) made by the Borrower or any of its Restricted Subsidiaries of Property (including of Equity Interests) that involves consideration in excess of $10,000,000; provided that for purposes of the definition of “Specified Acquisition Period”, “Specified Material Acquisition” shall mean any Investment or acquisition (or series of related Investments or acquisitions) made by the Borrower or any of its Restricted Subsidiaries of Property (including of Equity Interests) that involves consideration in excess of $50,000,000.

“Specified Material Disposition” shall mean any sale, transfer or other disposition (or series of related sales, transfers or dispositions) made by the Borrower or any of its Restricted Subsidiaries of Property (including of Equity Interests) that involves consideration in excess of $10,000,000.

“Specified Representations” shall mean the representations and warranties set forth in Sections 3.01(a), and (d), 3.02(a) and (b)(i)(B), 3.03, 3.09, 3.10, 3.15, Section 3.08(b) and Section 3.19 (other than the first sentence thereof).

“Specified Swap Counterparty” shall mean any Person that, at the time it enters into a Swap Agreement, is a Revolving Lender, an Agent or a Lead Arranger or an Affiliate of a Revolving Lender, an Agent or a Lead Arranger, in its capacity as a party to such Swap Agreement.

“Spin-Off” shall have the meaning assigned to such term in the recitals.

“Spin-Off Date” shall mean the date on which the distribution of common stock of the Borrower to DTE Energy’s shareholders is effective in a manner consistent in all material respects with the Registration Statement on file with the SEC as of the Effective Date.

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“Spin-Off Deadline” shall mean July 9, 2021.

“Spin-Off Documents” shall have the meaning assigned to such term in the recitals.

“Spin-Off Payments” shall mean cash payments to DTE Energy and, if applicable, a distribution (directly or indirectly) to DTE Energy, in an aggregate amount equal to the sum of (a) the cash proceeds received by the Borrower from the issuance of the Initial Term Loans and the Senior Notes (net of all Taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection therewith) and (b) any distribution to DTE Enterprises, Inc. of any remaining intercompany receivables made by the Borrower on or prior to the Spin-Off Date in connection with the Spin-Off and the other Transactions contemplated to occur on or prior to the Spin-Off Date.

~~“Statutory Reserves” shall mean, for purposes of any Term Loan Facility, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Subordinated Indebtedness” shall mean the collective reference to any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries that is contractually subordinated in right and time of payment to the Obligations under the Initial Facilities on terms and conditions reasonably satisfactory to the Administrative Agent (other than intercompany Indebtedness incurred pursuant to Section 6.01(I)(k)). For the avoidance of doubt, “Subordinated Indebtedness” does not include any Indebtedness that is pari passu with the Obligations under the Initial Facilities in right of payment and only structurally subordinated to the Obligations under the Initial Facilities.

“Subsidiary” of a Person shall mean a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. For the avoidance of doubt, neither the income (except as specifically permitted pursuant to clause (c) of the definition of Consolidated EBITDA) nor the Indebtedness (unless such Indebtedness is recourse to the Borrower or a Restricted Subsidiary, other than Indebtedness of the Borrower or a Restricted Subsidiary solely resulting from a pledge of the Equity Interests in an Unrestricted Subsidiary owned by the Borrower or such Restricted Subsidiary securing indebtedness of such Unrestricted Subsidiary) of an Unrestricted Subsidiary shall be included for purposes of calculating the Financial Performance Covenants or the Consolidated Net Leverage Ratio, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable.

“Supplemental Collateral Agent” shall have the meaning assigned to such term in Section 8.13(a).

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“Supported QFC” shall have the meaning assigned to such term in Section 9.23.

“Surveys” shall have the meaning assigned to such term in clause (d) of the definition of “Collateral and Guarantee Requirement”.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Swap Agreement.

“Swap Obligation” shall mean, with respect to any guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), assessments, fees or withholdings (including backup withholding) imposed by any Governmental Authority and any and all additions to tax, interest and penalties applicable thereto.

“Term Lender” shall mean a Lender with a Term Loan Commitment or with outstanding Term Loans.

“Term Loans” shall mean the Initial Term Loans, any Incremental Term Loan, any Refinancing Term Loans and/or any Extension Loans under any Extension Term Facility, as the context may require.

“Term Loan Commitment” shall mean the Initial Term Loan Commitments, any Incremental Term Commitments, any Refinancing Term Commitments and/or Extension Commitments under any Extension Term Facility, as the context may require.

“Term Loan Facility” shall mean the Initial Term Facility, any Incremental Term Facility, any Refinancing Term Facility and/or any Extension Term Facility, as the context may require.

“Term Loan Facility Lead Arrangers” shall mean Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC.

“Term Loan Maturity Date” shall mean such date that is seven (7) years after the Funding Date (or if such date is not a Business Day, the next succeeding Business Day, unless such Business Day is in the next calendar month, in which case the next preceding Business Day).

“Term SOFR” shall mean~~:~~

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, ~~(a)       for purposes of any Term Loan Facility, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body; and~~

~~(b)~~       for purposes of any ~~Revolving~~ Facility

(~~i~~a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(~~ii~~b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day~~;~~.

“Term SOFR Administrator” shall mean, for purposes of any ~~Revolving~~ Facility, the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” shall mean a Borrowing of ~~Revolving~~ Loans comprised of Term SOFR Loans.

“Term SOFR Loan” shall mean, for purposes of any ~~Revolving~~ Facility, a ~~Revolving~~ Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (~~b)(iii~~c) of the definition of “Alternate Base Rate”.

“Term SOFR Reference Rate” shall mean, for purposes of any ~~Revolving~~ Facility, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Test Period” shall mean, at any date of determination, the most recently completed four (4) consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as applicable (or, prior to the first delivery thereunder, Section 4.01(d)(ii)).

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“TL Financial Performance Covenant” shall mean the covenant of the Borrower set forth in Section 6.11(a).

“Trade Date” shall have the meaning assigned to such term in Section 9.04(f).

“Transactions” shall mean, collectively, (a) the transactions to occur prior to, on, or substantially concurrently with, the Spin-Off Date pursuant to the Loan Documents, including, the consummation of the Spin-Off pursuant to the Spin-Off Documents, (b) the execution and delivery of the Loan Documents and the initial borrowings hereunder and (c) the payment of all fees and expenses owing in connection with the foregoing.

“Transformative Acquisition” shall mean any acquisition or Investment by the Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of the combined operations of the business following such consummation, as determined by the Borrower in good faith.

“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include ~~the Adjusted Eurodollar Rate,~~ Term SOFR, the Alternate Base Rate and, if applicable, the applicable Benchmark Replacement.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean, for purposes of any ~~Revolving~~ Facility, the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” shall mean (a) unless subsequently designated as a Restricted Subsidiary pursuant to Section 5.14, any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary pursuant to Section 5.14, and (b) each subsidiary of each of the foregoing.

“U.S.” shall mean the United States of America.

“U.S.A. PATRIOT Act” shall have the meaning assigned to such term in Section 3.08(b).

“U.S. Dollars” or “U.S. $” shall mean the lawful currency of the United States of America.

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“U.S. Government Securities Business Day” shall mean, for purposes of any ~~Revolving~~ Facility, any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” shall have the meaning assigned to such term in Section 9.23.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.15(e)(ii)(B)(3).

“Venture” shall have the meaning assigned to such term in Section 6.04(l).

“Voluntary Prepayment Amount” shall have the meaning assigned to such term in Section 2.20(a)(ii).

“Weighted Average Life to Maturity” shall mean when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a Subsidiary of such Person all of the Equity Interests of which (other than, directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are directly owned by such Person or any other Wholly Owned Subsidiary of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02       Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

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All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. References to a Person shall include its successors and assigns to the extent otherwise permitted under this Agreement. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document or other agreement or contract shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that, notwithstanding the foregoing, upon and following the acquisition of any business or new Subsidiary by the Borrower in accordance with this Agreement, in each case that would not constitute a “significant subsidiary” for purposes of Regulation S-X, financial items and information with respect to such newly-acquired business or Subsidiary that are required to be included in determining any financial calculations and other financial ratios contained herein for any period prior to such acquisition shall not be required to be in accordance with GAAP so long as the Borrower is able to reasonably estimate pro forma adjustments in respect of such acquisition for such prior periods, and in each case such estimates are made in good faith and are factually supportable. With respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to but excluding”. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

Section 1.03       Effectuation of Transactions. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) made on or after the Funding Date or the Spin-Off Date, as applicable, are made after giving effect to the Transactions contemplated to occur on or prior to the Funding Date or the Spin-Off date, as applicable, unless the context otherwise requires.

Section 1.04       Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under the law of the State of Delaware (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

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Section 1.05       Negative Covenant Compliance. With respect to determining whether the Borrower and its Restricted Subsidiaries comply with any negative covenant in Article VI (other than the Financial Performance Covenants), to the extent that any obligation, transaction or action could be attributable to more than one exception to any such negative covenant, the Borrower may categorize or re-categorize all or any portion of such obligation, transaction or action to any one or more exceptions to such negative covenant that permit such obligation, transaction or action.

Section 1.06       Interest Rates; LIBOR Notification~~.~~

~~(a)       Solely for purposes of any Term Loan Facility, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, Section 2.12(I) provides the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.12(I)(b)(iv), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the LIBO Screen Rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.12(I), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.12(I)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.~~

~~(b)       Solely for~~. For the purposes of any ~~Revolving~~ Facility, the Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (~~i~~a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, Term SOFR, or any other Benchmark prior to its discontinuance or unavailability, or (~~ii~~b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any ~~Revolving~~ Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Section 1.07       Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

ARTICLE II
THE CREDITS

Section 2.01       Commitments.

(a)       Initial Term Loans. Subject to the terms and conditions set forth herein, each Initial Term Lender party hereto on the Funding Date agrees to make term loans to the Borrower in the applicable amount set forth opposite its name on Schedule 2.01 on the Funding Date in U.S. Dollars in an aggregate principal amount that will not result in the aggregate amount of such Initial Term Lender’s Initial Term Loans exceeding such Initial Term Lender’s Initial Term Loan Commitment. Amounts repaid or prepaid in respect of Initial Term Loans may not be reborrowed. The Initial Term Facility shall be made available as ABR Loans and ~~Eurodollar~~Term SOFR Loans.

(b)       Initial Revolving Loans. Subject to the terms and conditions set forth herein, each Initial Revolving Lender party hereto agrees to make Initial Revolving Loans in U.S. Dollars to the Borrower on any Business Day during the Availability Period, in an aggregate principal amount that will not result in such Initial Revolving Lender’s Revolving Credit Exposure under the Initial Revolving Facility exceeding its Initial Revolving Commitment; provided that until the occurrence of the Spin-Off Date, the Borrower may not borrow Initial Revolving Loans in an aggregate amount in excess of $25,000,000 (excluding the amount of the Existing Letter of Credit). Amounts repaid or prepaid in respect of Initial Revolving Loans may be reborrowed. The Initial Revolving Facility shall be made available as ABR Loans and Term SOFR Loans.

Section 2.02       Loans and Borrowings.

(a)       Borrowings; Several Obligations. Each Loan to the Borrower shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective applicable Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and not joint and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)       Types of Loans. Each Borrowing shall be comprised entirely of ABR Loans or ~~(i) with respect to any Borrowing of Term Loans, Eurodollar Loans and (ii) with respect to any Borrowing of Revolving Loans,~~ Term SOFR Loans, in each case as the Borrower may request in accordance herewith.

(c)       Number of Borrowings. Borrowings of more than one Type may be outstanding at the same time; provided, that there shall not at any time be more than a total of ten (10) Interest Periods in respect of Borrowings outstanding.

(d)       Minimum Amounts. At the commencement of each Interest Period for any ~~Eurodollar Borrowing or~~ Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000; provided that any Borrowing of Revolving Loans may be in an aggregate amount that is equal to the entire remaining unused balance of the total Revolving Commitments under the applicable Revolving Facility or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.23(e).

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(e)       Latest Interest Period. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing under a Facility if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, the Term Loan Maturity Date, any Extended Maturity Date, any Incremental Maturity Date or Refinancing Maturity Date, as applicable.

Section 2.03       Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivering to the Administrative Agent a Borrowing Request (or such other form as may be approved by the Administrative Agent) and signed by the Borrower (i) in the case of a Borrowing consisting of ~~Eurodollar Loans or~~ Term SOFR Loans, not later than 12:00 noon, New York City time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of a Borrowing consisting of ABR Loans, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing provided that that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an L/C Disbursement as provided in Section 2.23(e). Each such Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(a)       whether such Borrowing consists of Term Loans or Revolving Loans;

(b)       the aggregate amount of the requested Borrowing;

(c)       the date of such Borrowing, which shall be a Business Day;

(d)       whether such Borrowing is to be an ABR Borrowing~~, a Eurodollar Borrowing (solely in the case of a Borrowing of Term Loans)~~  or a Term SOFR Borrowing ~~(solely in the case of a Borrowing of Revolving Loans)~~;

(e)       in the case of a Borrowing consisting of a ~~Eurodollar Loan or a~~ Term SOFR Loan, the initial Interest Period to be applicable thereto; and

(f)       the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar Borrowing or~~ Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04       Funding of Borrowings.

(a)      Each Lender shall make each Loan to be made by it to the Borrower hereunder on the proposed date thereof by wire transfer of immediately available funds, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such account of the Borrower as is designated by the Borrower in the Borrowing Request; provided that ABR Loans that are Revolving Loans made to finance the reimbursement of an L/C Disbursement pursuant to Section 2.23(e) shall be remitted by the Administrative Agent to the applicable L/C Issuer.

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(b)       Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the ~~NYFRB Rate (solely in the case of any Term Loan Facility) or the~~ Federal Funds Effective Rate ~~(solely in the case of any Revolving Facility)~~ and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.05       Interest Elections.

(a)        Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar Borrowing or~~ Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect, to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar Borrowing or~~ Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05~~; provided that (i) only Borrowings of Term Loans may be converted to, or continued as, Eurodollar Borrowings and (ii) only Borrowings of Revolving Loans may be converted to, or continued as, Term SOFR Borrowings~~. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)       To make an election pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election by delivering an Interest Election Request signed by the Borrower to the Administrative Agent by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.

(c)       Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)       the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

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(ii)       the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)       whether the resulting Borrowing is to be an ABR Borrowing~~, a Eurodollar Borrowing (solely in the case of a Borrowing of Term Loans)~~  or a Term SOFR Borrowing ~~(solely in the case of a Borrowing of Revolving Loans)~~; and

(iv)       if the resulting Borrowing is a ~~Eurodollar Borrowing or a~~ Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election.

If any such Interest Election Request made by the Borrower requests a ~~Eurodollar Borrowing or a~~ Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d)       Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)       If the Borrower fails to deliver a timely Interest Election Request with respect to one of its ~~Eurodollar Borrowings or~~ Term SOFR Borrowings prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such ~~Eurodollar Borrowing or~~ Term SOFR Borrowing, ~~as applicable,~~ shall be continued as a ~~Eurodollar Borrowing or~~ Term SOFR Borrowing~~, respectively~~, with the same Interest Period as previously was applicable thereto; provided that, if such continuation would result in a violation of Section 2.02(e), then such ~~Eurodollar Borrowing or~~ Term SOFR Borrowing shall instead be deemed to have converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders (unless such Event of Default is an Event of Default under Section 7.01(h) or (i), in which case no such request shall be required), so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar Borrowing or~~ Term SOFR Borrowing and (ii) unless repaid, each ~~Eurodollar Borrowing and~~ Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06       Termination of Commitments. The parties hereto acknowledge that:

(a)       Mandatory Termination of Term Loan Commitments. The Initial Term Loan Commitments of each Initial Term Lender will terminate upon the earliest of (i) the funding of the Initial Term Loans to be made by it on the Funding Date, (ii) 5:00 p.m., New York City time on June 24, 2021 if the Funding Date shall not have occurred prior to such time and (iii) the date on which the Borrower or any of its Affiliates has made a public statement to the effect that the Spin-Off will not be consummated on or prior to the Spin-Off Deadline. Unless otherwise set forth in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment, each other class of Term Loan Commitments shall automatically terminate upon the initial funding of the Term Loans under the applicable Term Loan Facility.

(b)       Mandatory Termination of Revolving Commitments. The Initial Revolving Commitments will automatically terminate on the Revolving Maturity Date. Unless otherwise set forth in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment, each other class of Revolving Commitments shall automatically terminate upon the Final Maturity Date of the applicable Revolving Facility.

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(c)       Optional Commitment Termination. The Borrower may, upon notice to the Administrative Agent, terminate the Commitments under any Facility or from time to time permanently reduce any portion of the Commitments under any Facility (which reduction shall apply to the Commitment of each Lender in accordance with such Lender’s Pro Rata Share under the applicable Facility of such reduction); provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., New York time prior to the date of termination or reduction, (ii) any such partial reduction with respect to the Commitments under any Facility shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000 and (iii) the Borrower shall not terminate or reduce the Revolving Commitments under any Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the total Revolving Credit Exposures under such Revolving Facility would exceed the total Revolving Commitments then in effect under such Revolving Facility. The Administrative Agent will promptly notify the applicable Lenders of any such notice of the foregoing. Any such notice under this Section 2.06(c) shall be irrevocable; provided that such notice may state that such termination or reduction is conditioned upon the effectiveness of other credit facilities, the proceeds of which shall be used to repay the Obligations (or, in the case of any Revolving Facility, the satisfaction of one or more other conditions precedent), in which case such notice may be revoked by the Borrower (by written notice provided to the Administrative Agent prior to the specified effective date thereof) if any such condition is not satisfied.

Section 2.07       Evidence of Debt.

(a)       Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)       The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)       The entries made in the accounts maintained pursuant to Section 2.07(a) or (b) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)       Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note substantially in the form of Exhibit E-1 or Exhibit E-2, as applicable. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including, to the extent requested by any assignee, after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

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Section 2.08       Repayment of Loans.

(a)       Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Initial Term Lender the then unpaid principal amount of each Initial Term Loan made to the Borrower on such dates and in such amounts as provided in this Section 2.08. Subject to adjustment pursuant to Section 2.08(d), (i) the Borrower shall repay on each Quarterly Payment Date, commencing with September 30, 2021, an amount equal to 0.25% of the original aggregate principal amount of the Initial Term Loans as of the Funding Date; provided, in the event any Incremental Term Loans are made, such Incremental Term Loans shall be repaid on each Quarterly Payment Date occurring on or after the applicable Increased Amount Date in the manner specified in the Incremental Amendment and (ii) the Borrower shall repay to the Administrative Agent for the account of each applicable Term Lender (w) on the Term Loan Maturity Date all remaining amounts of the Initial Term Loans then outstanding, (x) on each Incremental Term Maturity Date all remaining amounts of the applicable Incremental Term Loans then outstanding, (y) on each Refinancing Maturity Date with respect to a Refinancing Term Facility, all remaining amounts of the applicable Refinancing Term Loans then outstanding and (z) on each Extended Maturity Date all remaining amounts of the applicable Extension Loans that are Term Loans then outstanding. All payments for account of the Term Lenders in respect of this Section 2.08(a) shall be applied to the applicable Term Loans on a pro rata basis.

(b)       Revolving Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Revolving Lender (i) on the Revolving Maturity Date, all remaining amounts of the Initial Revolving Loans then outstanding, (ii) on each Incremental Revolving Maturity Date, all remaining amounts of the Incremental Revolving Loans then outstanding with respect to such Incremental Revolving Facility, (iii) on each Refinancing Maturity Date with respect to a Refinancing Revolving Facility, all remaining amounts of the Revolving Loans made in respect of the applicable Refinancing Revolving Commitments then outstanding and (iv) on the applicable Extended Maturity Date all remaining amounts of the applicable Extension Loans that are Revolving Loans then outstanding. All payments for account of the Revolving Lenders in respect of this Section 2.08(b) shall be applied to the Revolving Loans on a pro rata basis.

(c)       Prior to any repayment of any Borrowing hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent in writing of such selection not later than 2:00 p.m., New York City time, (i) in the case of an ABR Borrowing, on the scheduled date of such repayment and (ii) in the case of a ~~Eurodollar Borrowing or a~~ Term SOFR Borrowing, three (3) Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.

(d)       For the avoidance of doubt, the full amount of the Loans (without, in the case of any Initial Term Loans, taking into account any netting of the OID Amount under the Initial Term Facility occurring on the Funding Date) shall be repaid in accordance with this Section 2.08 and Section 2.09.

Section 2.09       Prepayment of Loans.

(a)       Optional Prepayments.

(i)       Mechanics. The Borrower shall have the right at any time and from time to time to prepay Loans in whole or in part without premium or penalty (other than as provided in Section 2.14 and, in the case of Initial Term Loans, Section 2.09(a)(iii)), in an aggregate principal amount that is an integral multiple of $500,000 and not less than $500,000 or, if less, the amount outstanding under such Facility, subject to prior notice provided in accordance with Section 2.08(c).

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(ii)       Application of Voluntary Prepayments. Prepayments of the Loans pursuant to Section 2.09(a)(i) shall be applied to any Facility or Facilities as directed by Borrower (it being understood, for avoidance of doubt, that the Borrower may direct such prepayments to any installment payments on the Initial Term Loans that it elects, however, in the absence of such direction, such prepayments shall be applied in direct order of maturity); provided that for any specific Facility or Facilities (or class or tranche within such Facility), such prepayments shall be applied ratably among the Lenders under that specific Facility or Facilities (or class or tranche within such Facility).

(iii)       Prepayment Penalty. In the event that, prior to the date that is six (6) months after the Funding Date, the Borrower undertakes a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Initial Term Lenders, (A) in the case of Repricing Transaction under clause (a) of the definition thereof, a prepayment premium of 1.00% of the aggregate principal amount of the Initial Term Loans prepaid or refinanced, (B) in the case of a Repricing Amendment, a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans outstanding immediately prior to such Repricing Amendment and (C) in the case of a Repricing Transaction occurring under clause (c) of the definition thereof, each Non-Consenting Lender being replaced shall be entitled to receive a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans held by it as determined immediately prior to it being so replaced.

(b)       Mandatory Prepayments.

(i)       Dispositions of Assets; Casualty Events. At all times prior to the occurrence of an Investment Grade Event, the Borrower shall apply all Net Proceeds described in clause (a) of the definition thereof in excess of (A) $25,000,000 for any single casualty or condemnation event or sale, transfer or other disposition and (B) $100,000,000 in the aggregate for all such casualty or condemnation events and sales, transfers or other dispositions in any fiscal year, promptly upon (and, in any event, within five (5) Business Days of) receipt thereof by the Borrower and/or any Restricted Subsidiary to prepay the Term Loans in accordance with Section 2.09(b)(v); provided, that if the Borrower notifies the Administrative Agent in writing of its intention to reinvest such Net Proceeds in assets used or useful in the business of the Borrower and its Restricted Subsidiaries, then the Borrower shall not be required to make such prepayment to the extent that such Net Proceeds are so reinvested within twelve (12) months following receipt thereof, which twelve (12) month period shall be extended by another six (6) months to the extent that the Borrower and/or its Restricted Subsidiaries have committed to reinvest such Net Proceeds during such initial twelve (12) month period; provided further that, to the extent such Net Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the Term Loans after the expiration of the applicable period in an amount equal to the amount of Net Proceeds that were intended to be reinvested during such applicable period but were not reinvested.

(ii)       Debt Incurrences. At all times prior to the occurrence of an Investment Grade Event, the Borrower shall apply all Net Proceeds described in clause (b) of the definition thereof, promptly upon (but in any event within one (1) Business Day of) receipt thereof by the Borrower and/or any Restricted Subsidiary, to prepay the Term Loans in accordance with Section 2.09(b)(v).

(iii)       Spin-Off Date. If the Spin-Off Date does not occur on or prior to the Spin-Off Deadline, the Borrower shall promptly (but in any event no later than two (2) Business Days after the Spin-Off Deadline) prepay the Term Loans and the Revolving Loans in an amount equal to 100% of the aggregate principal amount of Term Loans and Revolving Loans, as applicable, outstanding on the date of such prepayment in accordance with Section 2.09(b)(v), together with all accrued and unpaid interest thereon.

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(iv)       Excess Revolving Credit Exposures. If, at any time, the total Revolving Credit Exposures under any Revolving Facility exceed the aggregate Revolving Commitments then in effect under such Revolving Facility, the Borrower shall prepay the applicable Revolving Loans on the date of such reduction or termination in an aggregate principal amount equal to such excess. If any excess remains after prepayment of all outstanding Revolving Loans under such Revolving Facility as a result of L/C Exposure, the Borrower will be required to Cash Collateralize such excess as provided in Section 2.23(j).

(v)       Application of Mandatory Prepayments to Loans. Prepayments of the Term Loans pursuant to Sections 2.09(b)(i), (ii) and (iii) shall, unless otherwise specified in any Incremental Amendment, Refinancing Amendment or Extension Amendment, be applied to the Term Loans pro rata across remaining scheduled installments thereof under the Term Loan Facilities; provided that, for any specific Term Loan Facility, such prepayments shall be applied ratably among the Lenders to that specific Term Loan Facility (other than the Term Lenders that reject such payment pursuant to Section 2.09(c)); provided, further, that, at the election of the Borrower, prepayments of Term Loans pursuant to Sections 2.09(b)(i) and (ii) may be applied to the Term Loans and other Indebtedness that is secured by Liens that rank pari passu to the Liens securing the Obligations under the Initial Facilities and that is otherwise subject to the terms of the Intercreditor Agreement (to the extent a mandatory prepayment or offer to prepay such Indebtedness is required under the applicable documentation governing such Indebtedness), in each case on a pro rata basis among the Indebtedness so prepaid based upon the respective remaining outstanding principal amounts thereof. Prepayments of the Revolving Loans pursuant to Section 2.09(b)(iii) shall be applied to the Initial Revolving Facility on a pro rata basis among the Initial Revolving Lenders based upon the respective remaining outstanding principal amounts thereof.

(vi)       No Premium or Penalty. Prepayments under this Section 2.09(b) shall be without premium or penalty, except as required under Section 2.09(a)(iii) and/or Section 2.14.

(c)      Declined Proceeds. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by the Borrower pursuant to Section 2.09(b)(i) or Section 2.09(b)(ii) at least five (5) Business Days prior to the date of such prepayment (or, in the case of any such prepayment pursuant to Section 2.09(b)(ii) with the Net Proceeds of Refinancing Debt, at least one (1) Business Day prior to the date of such prepayment). Each such notice shall specify the date of such prepayment, provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of the Borrower’s prepayment notice and of such Term Lender’s Pro Rata Share under the applicable Term Loan Facility of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share under the applicable Term Loan Facility of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 2.09(b)(i) or Section 2.09(b)(ii) (other than a prepayment pursuant to Section 2.09(b)(ii) with the Net Proceeds of Refinancing Debt) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York City time) three (3) Business Days after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Term Lender shall specify the principal amount of the mandatory prepayment of Loans to be rejected by such Term Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. Any Declined Proceeds shall be retained by the Borrower and shall be added to the Available Basket Amount.

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(d)       Application of Prepayments to Types of Borrowings. Each prepayment of Borrowings pursuant to this Section 2.09 shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, ~~(i) in the case of any such prepaid Borrowings of Term Loans, to any Eurodollar Borrowings then outstanding and (ii) in the case of any such prepaid Borrowings of Revolving Loans, to~~to any Term SOFR Borrowings then outstanding, and, ~~in each case,~~ if more than one ~~Eurodollar Borrowing or~~ Term SOFR Borrowing~~, as applicable,~~  is then outstanding, to each such ~~Eurodollar Borrowing or~~ Term SOFR Borrowing~~, as applicable,~~  in order of priority beginning with the ~~Eurodollar Borrowing or~~ Term SOFR Borrowing~~, as applicable,~~  with the least number of days remaining in the Interest Period applicable thereto and ending with the ~~Eurodollar Borrowing or~~ Term SOFR Borrowing~~, as applicable,~~  with the most number of days remaining in the Interest Period applicable thereto.

Section 2.10       Fees.

(a)       The Borrower agrees to pay to the Agents, the Lead Arrangers and the Initial Lenders, as applicable, the fees set forth in the Fee Letters at the times specified therein.

(b)       The Borrower agrees to pay to the Administrative Agent for the account of each Initial Revolving Lender, in accordance with its Pro Rata Share under the Initial Revolving Facility, a commitment fee equal to the Commitment Fee Rate, multiplied by the actual daily amount by which the aggregate Initial Revolving Commitments exceed the aggregate Revolving Credit Exposures under the Initial Revolving Facility; provided that any commitment fee accrued with respect to any of the Initial Revolving Commitments of a Defaulting Lender shall be subject to Section 2.19(a)(iii). The commitment fee on the Initial Revolving Facility shall accrue at all times during the Availability Period and shall be due and payable quarterly in arrears on each Quarterly Payment Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect.

(c)       The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Term SOFR Loans that are Revolving Loans on the average daily amount of such Revolving Lender’s L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Revolving Lender’s applicable Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any L/C Exposure. The Borrower also agrees to pay to each L/C Issuer, for its own account, (i) a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, which shall accrue at the rate of 0.125% per annum on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the Funding Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any L/C Exposure with respect to Letters of Credit issued by such L/C Issuer and (ii) such L/C Issuer’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Payment Date shall be payable on the third Business Day following such Quarterly Payment Date, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Final Maturity Date of the applicable Revolving Facility (or if earlier, the date of the termination of the applicable Revolving Commitments) and any such fees accruing after such date shall be payable on demand. Any other fees payable to the L/C Issuers pursuant to this Section 2.10(c) shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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(d)       All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.11       Interest.

(a)       The Borrower shall pay interest on the unpaid principal amount of each ABR Loan made to the Borrower at the Alternate Base Rate plus the Applicable Margin.

(b)       The Borrower shall pay interest on the unpaid principal amount of each ~~(i) Term Loan that is a Eurodollar Loan made to the Borrower at the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Margin and (ii) each Revolving Loan that is a~~ Term SOFR Loan made to the Borrower at Adjusted Term SOFR for the Interest Period in effect for such Term SOFR Loan plus the Applicable Margin.

(c)       (i) Automatically, after the occurrence and during the continuance of an Event of Default described in Section 7.01(b), Section 7.01(c), Section 7.01(h) or Section 7.01(i) (after giving effect to any applicable cure periods) and (ii) after notice to the Borrower from the Administrative Agent acting at the direction of the Required Lenders, after the occurrence and during the continuance of any other Event of Default, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Borrower shall pay interest on such overdue amount, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.11 or (y) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans in Section 2.11(a).

(d)       Accrued interest on each Loan shall be payable by the Borrower in arrears (i) for ~~Eurodollar Loans and~~ Term SOFR Loans, at the end of each applicable Interest Period (or every ninety (90) days in arrears for Interest Periods greater than ninety (90) days) and (ii) for ABR Loans, on each Quarterly Payment Date and, in each case, on the Revolving Maturity Date, Term Loan Maturity Date, each Incremental Maturity Date, each Refinancing Maturity Date and each Extended Maturity Date, as applicable; provided, that (x) interest accrued pursuant to Section 2.11(c) shall be payable on demand, (y) in the event of any repayment or prepayment of any Loan (except as provided in Section 2.09(b)(iii), other than a prepayment of an ABR Loan prior to its stated maturity), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any ~~Eurodollar Loan or~~ Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)       All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable pursuant to this Section 2.11, and (i) if based on the Alternate Base Rate ~~(including, in the case of any Term Loans only, Alternate Base Rate as determined by reference to the Adjusted Eurodollar Rate)~~, a year of 365 days or 366 days, as the case may be, or (ii) if based on the ~~Eurodollar Rate or~~ Term SOFR, on the basis of a year of 360 days.

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(f)       For the avoidance of doubt, interest shall be payable on the full amount of the Loans (without taking into account any netting of the OID Amount occurring on the Funding Date) in accordance with this Section 2.11.

Section 2.12       Alternate Rate of Interest.

~~(I)       Solely for purposes of any Term Loan Facility:~~

~~(a)       Subject to clauses (b)(i) through (v) of this Section 2.12(I), if prior to the commencement of any Interest Period for a Eurodollar Borrowing:~~

~~(i)       the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or~~

~~(ii)       the Administrative Agent is advised by the Required Term Lenders that the Adjusted Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Term Loans included in such Borrowing for such Interest Period;~~

~~then the Administrative Agent shall give written notice thereof to the Borrower and the Term Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Term Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.~~

~~(b)       Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.12(I)):~~

~~(i)       On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the Eurodollar Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month Eurodollar Rate tenor settings. On the earlier of (A) the date that all Available Tenors of the Eurodollar Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (B) the Early Opt-in Effective Date, if the then-current Benchmark is the Eurodollar Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.~~

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~~(ii)       Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Term Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Term Lenders comprising the Required Term Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of the Alternate Base Rate based upon the Benchmark will not be used in any determination of the Alternate Base Rate.~~

~~(iii)       In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.~~

~~(iv)       The Administrative Agent will promptly notify the Borrower and the Term Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(I), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12(I).~~

~~(v)       At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or the Eurodollar Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.~~

~~(II)       Solely for purposes of any Revolving Facility:~~

(a)       Inability to Determine Rates. Subject to clauses (b) through (f) of this Section 2.12~~(II)~~, if prior to the commencement of any Interest Period for a Term SOFR Borrowing ~~of Revolving Loans~~under any Facility:

(i)       the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

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(ii)       the Required Revolving Lenders or Required Term Lenders, as applicable, determine that for any reason in connection with any request for a Revolving Loan or Term Loan, as applicable, that is a Term SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed Revolving Loan or Term Loan, as applicable, that is a Term SOFR Loan does not adequately and fairly reflect the cost to such Revolving Lenders or Term Lenders, as applicable, of making and maintaining such Term SOFR Loan, and the Required Revolving Lenders or Required Term Lenders, as applicable, have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each ~~Revolving~~ Lender under the applicable Facility. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the ~~Revolving~~ Lenders under the applicable Facility to make Term SOFR Loans, and any right of the Borrower to continue ~~Revolving~~ Loans that are Term SOFR Loans or to convert ~~Revolving~~ Loans that are ABR Loans to ~~Revolving~~ Loans that are Term SOFR Loans, in each case, under the applicable Facility, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (a)(ii), at the instruction of the Required Revolving Lenders or Required Term Lenders, as applicable) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of ~~Revolving~~ Loans that are Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ~~Revolving~~ Loans that are ABR Loans in the amount specified therein and (y) any outstanding affected ~~Revolving~~ Loans that are Term SOFR Loans will be deemed to have been converted into ~~Revolving~~ Loans that are ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.14. Subject to clauses (b) through (f) of this Section 2.12~~(II)~~, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ~~Revolving~~ Loans under the applicable Facility that are ABR Loans shall be determined by the Administrative Agent without reference to clause (~~b)(iii~~c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

(b)       Benchmark Replacement.

(i)       Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, then (A) if a Benchmark Replacement is determined in accordance with clause (~~b)(i~~a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b)~~(ii)~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Revolving Lenders or Term Lenders, as applicable, and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Revolving Lenders comprising the Required Revolving Lenders or Term Lenders comprising the Required Term Lenders, as applicable. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

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(ii)       No Swap Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.12~~(II)~~.

(c)       Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)       Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the ~~Revolving~~applicable Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(~~II)(~~e). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Revolving Lender (or group of Revolving Lenders) or any Term Lender (or group of Term Lenders), as applicable, pursuant to this Section 2.12~~(II)~~, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12~~(II)~~.

(e)       Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(f)       Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that any tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 2.13       Increased Costs.

(a)       If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, FDIC insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except, in the case of any Term Loan Facility, any such reserve requirement reflected in the Adjusted Eurodollar Rate)~~ or L/C Issuer;

(ii)       impose on any Lender or L/C Issuer~~, the London interbank market (for purposes of any Term Loan Facility)~~  or any applicable interbank market ~~(for purposes of any Revolving Facility)~~ any other condition (other than with respect to Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein (including a condition similar to the events described in clause (i) above in the form of a cost or expense);

(iii)       subject any Lender or L/C Issuer to any Taxes (other than (A) Indemnified Taxes, (B) Other Taxes or (C) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iv)       and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or otherwise) (except for costs or reductions that are, or are attributable to, Indemnified Taxes, Other Taxes or Excluded Taxes) then, upon request of such Lender or L/C Issuer, the Borrower will pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such additional costs incurred or reduction suffered in connection therewith (but only to the extent the applicable Lender is imposing such charges or additional amounts on other similarly situated borrowers under credit facilities comparable to the Initial Facilities).

(b)      If any Lender or L/C Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement or any of the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, or as a consequence of the Commitments to make any of the foregoing, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered in connection therewith (but only to the extent the applicable Lender or L/C Issuer is imposing such charges or additional amounts on other similarly situated borrowers under credit facilities comparable to the Initial Facilities).

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(c)       A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as applicable, as specified in Section 2.13(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)       Promptly after any Lender or L/C Issuer has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender or L/C Issuer shall notify the Borrower thereof. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section 2.13 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.14       Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar Loan or~~ Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurodollar Loan or~~ Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any ~~Eurodollar Loan or~~ Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.04 or 2.05, as applicable, and is revoked in accordance therewith) or (d) the assignment of any ~~Eurodollar Loan or~~ Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event; provided, however, that, solely with respect to any Revolving Facility, in no event shall such amounts payable with respect to any Term SOFR Loan exceed the amounts that would have been payable assuming such Revolving Lender had actually funded its relevant Term SOFR Loan through the purchase of a deposit bearing interest at the applicable Term SOFR Reference Rate in an amount equal to the amount of such Term SOFR Loan and having a maturity comparable to the Interest Period applicable to such Term SOFR Loan. ~~Solely with respect to any Term Loan Facility, in the case of a Eurodollar Loan, such loss, cost or expense to any Term Lender shall be deemed to be the amount determined by such Term Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Term Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Term Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurodollar Loan, for the period that would have been the Interest Period for such Term Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Term Lender would bid were it to bid, at the commencement of such period, for deposits in U.S. Dollars of a comparable amount and period from other banks in the Eurodollar market.~~ A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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Section 2.15       Taxes.

(a)       Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)       In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)       The Loan Parties shall jointly and severally indemnify the Administrative Agent, the Collateral Agent, and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent, the Collateral Agent, or such Lender, as applicable, or required to be withheld or deducted from a payment to the Administrative Agent, the Collateral Agent, or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15(c)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that a certificate as to the amount of such payment or liability and setting forth in reasonable detail the basis and calculation for such payment or liability delivered to such Loan Party by a Lender or the Collateral Agent (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender or the Collateral Agent, shall be conclusive absent manifest error.

(d)       As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)

(i)       Any Lender (including, solely for purposes of this Section 2.15(e), each Agent) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)       Without limiting the generality of the foregoing,

(A)       any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or any applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any applicable successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any applicable successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)       executed copies of IRS Form W-8ECI (or any applicable successor form);

(3)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any applicable successor form); or

(4)       to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or any applicable successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

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(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)       If the Administrative Agent, Collateral Agent or a Lender determines, in good faith and in its sole discretion, that it has received a refund of Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, Collateral Agent or such Lender (including any Taxes), as the case may be, as is determined by the Administrative Agent, Collateral Agent or such Lender, as the case may be, in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent, Collateral Agent or such Lender, as the case may be, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party pursuant to this Section 2.15(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, Collateral Agent or such Lender, as the case may be, in the event the Administrative Agent, Collateral Agent or such Lender, as the case may be, is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(f), in no event will the Administrative Agent, Collateral Agent or any Lender be required to pay any amount to any Loan Party pursuant to this Section 2.15(f) the payment of which would place the Administrative Agent, Collateral Agent or Lender, as the case may be, in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent, Collateral Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.

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(g)       Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or Collateral Agent or any assignment of right by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h)       For purposes of this Section 2.15, the term “applicable law” includes FATCA.

Section 2.16       Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)        Unless otherwise specified, the Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 2:00 p.m., New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Subject to Section 2.15(a), all such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.13, 2.14, 2.15(c) and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall in each case be made in the currency in which such Loan was made. All payments of other amounts due hereunder or under any other Loan Document shall be made in U.S. Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)       If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.

(c)       If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements and Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in L/C Disbursements and Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements;

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provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.16(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary of the Borrower (as to which this Section 2.16(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)       Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment by the Borrower is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the ~~NYFRB Rate (solely in the case of any Term Loan Facility) or the~~ Federal Funds Effective Rate ~~(solely in the case of any Revolving Facility)~~ and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)       If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.16(d), or 2.23(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.17       Mitigation Obligations; Replacement of Lenders.

(a)       If (i) any Lender requests compensation under Section 2.13, (ii) any Loan Party is required to pay any Indemnified Taxes, Other Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or (iii) any Lender is a Defaulting Lender, then such Lender shall (at the request of the Loan Party) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)       If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes, Other Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender is a Defaulting Lender, or if any Lender is a Non-Extending Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments and (iii) the Administrative Agent and the L/C Issuers shall have consented to such assignment to the extent such consent would be required under Section 9.04(b). Nothing in this Section 2.17 shall be deemed to prejudice any rights that any Loan Party may have against any Lender that is a Defaulting Lender.

(c)       If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of Lenders in addition to the Required Lenders, Required Term Lenders or Required Revolving Lenders, as applicable and with respect to which the Required Lenders, Required Term Lenders, or Required Revolving Lenders, as applicable, shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its applicable Loans hereunder to one or more assignees reasonably acceptable (other than with respect to any assignee that is a Lender, an Affiliate of a Lender or an Approved Fund) to the Administrative Agent, provided, that, (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.04 on behalf of a Non-Consenting Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.04.

Section 2.18       Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Effective Date that it is unlawful, for any Lender or its applicable lending office to make or ~~maintain (a) solely in the case of any Term Lender, any Eurodollar Loans and (b) solely in the case of any Revolving Lender, any obligation of such Revolving Lender to make or~~ continue Term SOFR Loans, then, in each case, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue ~~Eurodollar Loans or~~ Term SOFR Loans~~, as applicable,~~  or to convert ABR Borrowings to ~~Eurodollar Borrowings or~~ Term SOFR Borrowings~~, as applicable,~~  shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

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Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such ~~Eurodollar Borrowings or~~ Term SOFR Borrowings~~, as applicable,~~  of such Lender to ABR Borrowings on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar Borrowings or~~ Term SOFR Borrowings~~, as applicable,~~  to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.19       Defaulting Lenders.

(a)       Defaulting Lender Adjustments. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent not prohibited by applicable law:

(i)       Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.08.

(ii)       Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer hereunder; third, to Cash Collateralize L/C Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize future L/C Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure are held by the Lenders in accordance with their respective Pro Rata Shares under the applicable Revolving Facility without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)       Certain Fees.

(A)       No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.10(b) for any period during which that Revolving Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)       Each Defaulting Lender shall be entitled to receive Letter of Credit fees pursuant to Section 2.10(c) for any period during which that Revolving Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share under the applicable Revolving Facility of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.23(j) for so long as such L/C Exposure is outstanding.

(iv)       Reallocation of L/C Exposure. if any L/C Exposure exists at the time such Lender becomes a Defaulting Lender then:

(A)       all or any part of the L/C Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares under the applicable Revolving Facility but only to the extent that such reallocation does not, as to any Non-Defaulting Lender, cause such Non-Defaulting Lender’s Revolving Credit Exposure under the applicable Revolving Facility to exceed its applicable Revolving Commitment;

(B)       if the reallocation described in clause (A) above cannot, or can only partially, be effected, within one (1) Business Day following the written request of the Administrative Agent, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize for the benefit of the L/C Issuers only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.23(j) for so long as such L/C Exposure is outstanding;

(C)       if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (B) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(c) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is Cash Collateralized;

(D)       if the L/C Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 2.10(b) and Section 2.10(c) shall be adjusted in accordance with such Non-Defaulting Lenders’ Pro Rata Shares under the applicable Revolving Facility; and

(E)       if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor Cash Collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any L/C Issuer or any other Lender hereunder, all fees payable under Section 2.10(b) that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s applicable Revolving Commitment that was utilized by such L/C Exposure) and payable under Section 2.10(c) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the L/C Issuers until and to the extent that such L/C Exposure is reallocated and/or Cash Collateralized.

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(b)       Defaulting Lender Cure. If the Borrower, the Administrative Agent and L/C Issuers agree in writing that Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of applicable outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the applicable Revolving Loans and funded and unfunded participations in Letters of Credit to be held by the applicable Revolving Lenders in accordance with their Pro Rata Shares under the applicable Revolving Facility (without giving effect to Section 2.19(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)       New Letters of Credit. If (i) a Lender becomes a Defaulting Lender under clause (d) of the definition thereof and for so long as such event shall continue or (ii) any L/C Issuer has a good faith belief that any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the applicable Revolving Commitments of the Non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.19(a)(iv), and L/C Exposure related to any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.19(a)(iv)(A) (and such Defaulting Lender shall not participate therein).

Section 2.20       Incremental Facilities.

(a)       The Borrower may, any time or from time to time after the Funding Date, by written notice to the Administrative Agent (an “Incremental Facility Request”) request (x) the establishment of incremental or additional term loan facilities (each, an “Incremental Term Facility”, the commitments thereunder, the “Incremental Term Commitments” and the loans thereunder, the “Incremental Term Loans”) and (y) the establishment of incremental or additional revolving loan facilities (each, an “Incremental Revolving Facility”, the commitments thereunder, the “Incremental Revolving Commitments” and the loans thereunder, the “Incremental Revolving Loans”). Any such Incremental Facility may be implemented by increasing the amount of loans and commitments under an existing Facility or by adding a new facility to this Agreement. Subject to the terms and conditions set forth in this Section 2.20, the Incremental Term Facilities shall be funded or the Incremental Revolving Commitments shall become available on the relevant Increased Amount Date; provided that no Incremental Facility shall be incurred on such date to the extent that the aggregate principal amount of such Incremental Facility when combined with the aggregate principal amount of all Incremental Facilities and Incremental Equivalent Debt incurred prior to such date exceeds the sum of:

(i)       the greater of (A) $690,000,000 and (B) 100% of LTM EBITDA (the “Free and Clear Incremental Amount”), plus

(ii)        an amount equal to the aggregate principal amount of all voluntary prepayments (but, with respect to the Initial Revolving Facility or any Incremental Revolving Facility, only to the extent such voluntary prepayment is accompanied by a permanent reduction of the Initial Revolving Commitments or applicable Incremental Revolving Commitments) of the Initial Revolving Loans, Initial Term Loans or any Incremental Loans or Incremental Equivalent Debt that, in each case, is secured on a pari passu basis with the Initial Facilities prior to the date of such incurrence, in each case, so long as an such voluntary prepayment was not funded with the proceeds of Long Term Debt (the “Voluntary Prepayment Amount”), plus

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(iii)       an amount such that, after giving effect to the incurrence of such amount and the use of proceeds thereof, (A) in the case of any Incremental Facility that is secured on a pari passu basis with the Initial Facilities, the First Lien Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period for which financial statements of the Borrower have been delivered pursuant to Section 5.04, does not exceed 3.25:1.00, (B) in the case of any Incremental Facility that is secured on a junior basis to the Initial Facilities, the Secured Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period for which financial statements of the Borrower have been delivered pursuant to Section 5.04, does not exceed 3.50:1.00 and (C) in the case of any Incremental Facility that is unsecured, the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period for which financial statements of the Borrower have been delivered pursuant to Section 5.04, is greater than 2.00:1.00 (provided that the amount of Indebtedness for purposes of such calculation of the First Lien Net Leverage Ratio or Secured Net Leverage Ratio, as applicable, shall (1) not include any principal amount of Incremental Facilities and Incremental Equivalent Debt which is being incurred simultaneously or substantially simultaneously by utilizing the Free and Clear Incremental Amount and (2) assume the Incremental Revolving Commitments, if applicable, are fully drawn) (the “Incurrence-Based Incremental Amount”, and together with the Free and Clear Incremental Amount and the Voluntary Prepayment Amount, the “Incremental Availability Amount”). The Borrower may elect to incur any Incremental Facility or Incremental Equivalent Debt by utilizing the Incurrence-Based Incremental Amount, the Free and Clear Incremental Amount, the Voluntary Prepayment Amount, or any combination thereof. For purposes of the forgoing incurrence test, it is understood and agreed that the proceeds of the applicable Incremental Facility shall not be netted against the applicable Indebtedness included in the calculation of the First Lien Net Leverage Ratio or Secured Net Leverage Ratio, as applicable.

(b)       Each such Incremental Facility Request shall specify the date (an “Increased Amount Date”) on which the Borrower proposes that the Incremental Commitments and Incremental Loans shall be made available, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such lesser number of days as may be agreed to by the Administrative Agent in its sole discretion). The Borrower shall notify the Administrative Agent in writing of the identity of each Lender or other Person (each, an “Incremental Lender”) to whom the Incremental Commitments have been allocated, which allocation shall be made at the Borrower’s sole discretion. Any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment (it being understood that the Borrower has no obligation to approach any Lender, and no Lender is committing to provide any Incremental Commitment until such time as such Lender agrees in writing to provide all or a portion of the applicable Incremental Commitment).

(c)       As of any Increased Amount Date:

(i)       no Default or Event of Default shall exist and be continuing or would immediately result from the incurrence of such Incremental Facility; provided, that solely with respect to any Incremental Facility incurred in connection with a Limited Condition Acquisition, any Default or Event of Default (other than a Default or Event of Default under Section 7.01(b), (c), (h) or (i)) may be limited or waived solely for purposes of satisfying this Section 2.20(c)(i) by the applicable Incremental Lenders without the consent of the Administrative Agent or any other Lender;

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(ii)       the Borrower shall be in compliance with Section 6.11 on a Pro Forma Basis and the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Section 2.20(c)(i), this Section 2.20(c)(ii) and Section 2.20(c)(iii);

(iii)       the representations and warranties of each Loan Party contained in Article III or any other Loan Document shall be true and correct in all material respects (provided, that, solely with respect to any Incremental Facility incurred in connection with a Limited Condition Acquisition, only the Specified Representations (conformed as necessary for such transaction) and customary specified representations contained in the definitive acquisition agreement for such Limited Condition Acquisition shall be required to be true and correct in all material respects) (provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates);

(iv)       for any Incremental Facility that increases the Loans and/or Commitments under an existing Term Loan Facility or existing Revolving Facility, as applicable, all terms thereof shall be on the same terms of such existing Term Loan Facility or existing Revolving Facility, as applicable, including with respect to maturity date and interest rates but excluding, unless any such difference in original issue discount or upfront fees would cause any such Incremental Term Facility to not be fungible with the applicable existing Term Loans, original issue discount or upfront fees, and pursuant to the same documentation (other than any amendment evidencing such Incremental Facility);

(v)       to the extent that such Incremental Facility is not made as part of any existing Term Loan Facility or existing Revolving Facility, as applicable, the terms and provisions of such Incremental Facility shall be consistent with such existing Term Loan Facility or existing Revolving Facility, as applicable, provided, that:

(A)       the interest rates applicable to such Incremental Facility shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments; ~~provided that if the All-In Yield applicable to any Incremental Term Facility or any Incremental Equivalent Debt incurred in the form of term loans, in each case that is (x) incurred on or prior to the date that is twelve (12) months after the Funding Date and (y) secured on a pari passu basis with the Initial Term Facility, shall be more than 0.50% per annum higher than the corresponding All-In Yield on the Initial Term Facility as of the date of incurrence, then the All-In Yield applicable to the Initial Term Facility shall be increased to cause the then applicable All-In Yield of the Initial Term Facility to equal the All-In Yield then applicable to such Incremental Term Facility minus 0.50% per annum (this provision, the “MFN Protection”); provided that if any Incremental Term Loans include a Eurodollar Rate floor or ABR floor that is greater than the Eurodollar Rate floor or ABR floor applicable to any Initial Term Loans, such differential between Eurodollar Rate floors or ABR floors, as applicable, shall be included in the calculation of All-In Yield for purposes of this clause (A) but only to the extent an increase in the Eurodollar Rate floor or ABR floor applicable to the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the Eurodollar Rate floor and ABR floor (but not the Applicable Margin) applicable to the Initial Term Loans shall be increased to the extent of such differential between Eurodollar Rate floors or ABR floors as the case may be;~~

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(B)       subject to the Permitted Earlier Maturity Exception, the final maturity date under (x) any Incremental Term Facility shall not be earlier than the Final Maturity Date of the Initial Term Facility and (y) any Incremental Revolving Facility shall not be earlier than the Final Maturity Date of the Initial Revolving Facility;

(C)       subject to the Permitted Earlier Maturity Exception, (x) the amortization requirements for any Incremental Term Facility shall be determined by the Borrower and the Incremental Lenders thereunder so long as the Weighted Average Life to Maturity applicable to any Incremental Term Facility shall be equal to or greater than the Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any prepayments (other than amortization)), and (y) any Incremental Revolving Facility shall not have any scheduled amortization or mandatory commitment reductions prior to the Final Maturity Date of the Initial Revolving Facility;

(D)       the Incremental Facility shall rank pari passu or junior in right of payment and of security with the Initial Facilities or may be unsecured (and, to the extent such Incremental Facility is secured on a pari passu basis such Incremental Facility shall be subject to the Intercreditor Agreement, to the extent such Incremental Facility is secured by Liens that rank junior in priority to the Liens securing the Obligations under the Initial Facilities, such Incremental Facility shall be subject to the Junior Lien Intercreditor Agreement and, to the extent such Incremental Facility is subordinated in right of payment to the Obligations under the Initial Facilities, such Incremental Facility shall be subject to a subordination agreement reasonably satisfactory to the Administrative Agent);

(E)       regardless of whether such Incremental Facility is created or incurred under the Loan Documents, such Incremental Term Facility shall not be (x) guaranteed by any Person who is not, or will not then be a Guarantor or (y) secured by any assets not constituting or which will not then constitute Collateral under the Loan Documents;

provided, except as otherwise required or expressly permitted by Sections 2.20(c)(v)(A)-(E) above, (w) if the terms of such Incremental Facility are not consistent with the Initial Term Facility or the Initial Revolving Facility, as applicable, the terms and provisions shall be reasonably satisfactory to the Administrative Agent unless such terms are (1) added for the benefit of all Lenders (or, in the case of a financial covenant with respect to an Incremental Revolving Facility, the Revolving Lenders) pursuant to an Incremental Amendment or (2) are only applicable to periods after the Final Maturity Date of the Term Loan Facility and (x) in the case of any Incremental Revolving Facility, (1) the borrowing and repayment (except for (I) payments of interest and fees at different rates on Incremental Revolving Commitments (and related outstandings), (II) repayments required upon the maturity date of any Revolving Facility and (III) repayment made in connection with a permanent repayment and termination of Revolving Commitments under any Revolving Facility (subject to clause (2) below)) of Revolving Loans after the effective date of such Incremental Revolving Commitments shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Revolving Commitments under, any Revolving Facility after the effective date of any such Incremental Revolving Commitments shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities (or, to the extent such Incremental Revolving Commitments are terminated in full and refinanced or replaced with a Refinancing Revolving Facility or Refinancing Debt, on a greater than pro rata basis) and (3) assignments and participations of such Incremental Revolving Commitments and Incremental Revolving Loans in respect thereof shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans at such time; and

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(vi)       the terms of such Incremental Facility shall be effected pursuant to an amendment to this Agreement (an “Incremental Amendment”) executed and delivered by the Borrower, the Administrative Agent and one or more Incremental Lenders; provided, that such Incremental Facility may participate in any mandatory prepayment under Section 2.09(b) hereof on a pro rata basis (or on a basis less than pro rata), but not on a basis that is greater than pro rata.

(d)       On any Increased Amount Date on which any Incremental Commitment becomes effective or Incremental Loans are funded, subject to the foregoing terms and conditions, each Incremental Lender to the extent not already a Lender, shall become a Lender hereunder with respect to such Incremental Commitment or Incremental Loan; provided, that any Person that becomes an Incremental Lender that is not already a Lender hereunder shall be reasonably satisfactory to the Administrative Agent, the L/C Issuers and the Borrower to the extent consent would be required under Section 9.04(b) for an assignment of Commitments or Loans to such Incremental Lender.

(e)       For purposes of this Agreement, any Incremental Loans shall be deemed to be Loans. Each Incremental Amendment may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20.

Section 2.21       Refinancing Amendments.

(a)       On one or more occasions after the Funding Date, the Borrower may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of any Refinancing Loans or Refinancing Commitments pursuant to a Refinancing Amendment in accordance with this Section 2.21 (each, an “Additional Refinancing Lender”); provided that the Administrative Agent and the L/C Issuers shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s providing such Refinancing Loans or Refinancing Commitments to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Commitments or Loans to such Additional Refinancing Lender.

(b)       The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the following conditions precedent:

(i)       no Default or Event of Default shall exist and be continuing or would immediately result from the incurrence of such Refinancing Facility;

(ii)       the representations and warranties of each Loan Party contained in Article III or any other Loan Document shall be true and correct in all material respects; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(iii)       the Refinancing Maturity Date of (x) any Refinancing Term Facility shall not be earlier than the Final Maturity Date of the Term Loan Facility being refinanced and (y) any Refinancing Facility shall not be earlier than the Final Maturity Date of the Revolving Facility being refinanced;

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(iv)        (x) the amortization requirements for any Refinancing Term Facility shall be determined by the Borrower and the Additional Refinancing Lenders thereunder so long as the Weighted Average Life to Maturity applicable to any Refinancing Term Facility shall be equal to or greater than the Weighted Average Life to Maturity of the Term Loan Facility being refinanced (without giving effect to any prepayments (other than amortization)), and (y) any Refinancing Revolving Commitments shall not have any scheduled amortization or mandatory commitment reductions prior to the Final Maturity Date of the Revolving Facility being refinanced;

(v)       the principal amount (or accreted value, if applicable) of such Refinancing Facility does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest, breakage costs and premium thereon, and, in the case of any revolving facility, the unused commitments in respect thereof);

(vi)       with respect to terms not addressed by this Section 2.21(b), if such terms (other than pricing terms, interest rate margins, ~~Eurodollar Rate floors,~~ Term SOFR Reference Rate floors, ABR floors, discounts, premiums, fees and prepayment or redemption terms and provisions) of the applicable Refinancing Facility are not, taken as a whole, substantially consistent with the terms of the Term Loan Facility or the Revolving Facility being refinanced, as applicable, such terms shall not be more restrictive, when taken as a whole, than the terms of the Term Loan Facility or the Revolving Facility being refinanced, as applicable (except for terms (A) applying after the Final Maturity Date of the Term Loan Facility or (B) that are added for the benefit of the Lenders (or, in the case of a financial covenant with respect to any Refinancing Revolving Commitment, the Revolving Lenders)); provided that (1) in no event shall Refinancing Term Loans be permitted to be voluntarily or mandatorily prepaid prior to the repayment in full of all applicable Term Loans, unless accompanied by a ratable prepayment of applicable Term Loans, (2) the borrowing and repayment (except for (x) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings), (y) repayments required upon the maturity date of any Revolving Facility and (z) repayment made in connection with a permanent repayment and termination of Revolving Commitments under any Revolving Facility (subject to clause (3) below)) of Revolving Loans after the effective date of any Refinancing Revolving Commitments shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Revolving Commitments under, any Revolving Facility, after the effective date of such Refinancing Revolving Commitments shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities (or, to the extent such Refinancing Revolving Commitments are terminated in full and refinanced or replaced with another Refinancing Revolving Facility or Refinancing Debt, on a greater than pro rata basis) and (4) assignments and participations of Refinancing Revolving Commitments and Revolving Loans in respect thereof shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans at such time.

(vii)       such Refinancing Facility shall not be (x) guaranteed by any Person who is not, or will not then be a Guarantor or (y) secured by any assets not constituting or which will not then constitute Collateral under the Loan Documents;

(viii)       substantially concurrently with the incurrence of such Refinancing Facility, the Borrower shall have prepaid the applicable Loans with 100% of the Net Proceeds of such Refinancing Facility in accordance with the procedures set forth in Section 2.09(b)(ii) (and subject to Section 2.09(a)(iii)), and in the case of any Refinancing Facility in respect of any Revolving Commitments, the Revolving Commitments being refinanced shall have been permanently reduced in an amount equal to such prepayment; and

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(ix)       receipt by the Administrative Agent of (x) customary legal opinions, board resolutions and officers’ certificates, in each case, consistent with those delivered on the Funding Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion, reasonably satisfactory to the Administrative Agent and (y) unless an Investment Grade Event has occurred at or prior to such time (but in any event with respect to any Security Documents in respect of any Investment Grade Retained Credit Support), reaffirmation agreements and/or such amendments to the Security Documents, in each case, as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Facility is provided with the benefit of the applicable Loan Documents.

(c)       Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lender, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Refinancing Facility incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of Section 9.08(d) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(d)       This Section 2.21 shall supersede any provision in Section 2.16 or 9.08 to the contrary.

Section 2.22       Extension of Maturity Date.

(a)       Notwithstanding anything to the contrary in the Loan Documents, the Borrower may from time to time, pursuant to the provisions of this Section 2.22, without the consent of the Administrative Agent or the Required Lenders, agree with one or more Lenders to extend the Term Loan Maturity Date, Revolving Maturity Date, any Incremental Maturity Date or any Refinancing Maturity Date, as applicable, then applicable to such Lender’s Commitments and/or Loans, and otherwise modify the economic terms of any such Commitments and/or Loans or any portion thereof (including, without limitation, but subject to Section 2.22(b) below, by modifying the interest rate, premiums or fees payable and/or the amortization schedule in respect of such Commitments and/or Loans or any portion thereof (each such extension, an “Extension”; any Commitments so modified “Extension Commitments”; and any Loans so modified, the “Extension Loans”)) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the Borrower to all Lenders whose Commitments and/or Loans have the same Revolving Maturity Date, Term Loan Maturity Date, Incremental Maturity Date or Refinancing Maturity Date, as applicable, that is proposed to be extended under this Section 2.22, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Commitments and Loans of each such Lender holding such Commitments and Loans) and on the same terms to each Lender under the applicable Facility, which Extension Offer may be conditioned as determined by the Borrower and set forth in such offer. In connection with each Extension, the Borrower will provide notification to Administrative Agent (for distribution to the applicable Lenders), no later than thirty (30) days (or such shorter period as Administrative Agent may agree) prior to the maturity of the applicable Loans and/or Commitments to be extended of the requested new maturity date for the proposed Extension Commitments and/or Extension Loans (each an “Extended Maturity Date”) and no later than five (5) Business Days prior to the due date for Lender responses. The Borrower and the Administrative Agent shall agree to such procedures, if any, as may be reasonably acceptable to the Administrative Agent and the Borrower to accomplish the purposes of this Section 2.22. In connection with any such Extension, each applicable Lender wishing to participate in such Extension shall, prior to the applicable due date therefor, provide the Administrative Agent with a written notice of its desire to so participate. Any Lender that does not respond to an Extension Offer (referred to herein as a “Non-Extending Lender”) by the applicable due date shall be deemed to have rejected such Extension.

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(b)       Each Extension shall be subject to the following:

(i)       no Event of Default shall have occurred and be continuing or would immediately result therefrom after giving effect to such Extension;

(ii)       except as to interest rates, fees, scheduled amortization, optional prepayment terms, premium, required prepayment dates, final maturity date (which shall, subject to clause (iii) below, be determined by the Borrower and set forth in the relevant Extension Offer) and covenants and other provisions applicable to periods after the Final Maturity Date of the applicable non-Extension Commitments and/or non-Extension Loans, the Extension Commitments and/or Extension Loans of any Lender extended pursuant to any Extension shall have terms that are no more favorable in any material respect, taken as a whole, than the applicable Commitments and/or Loans prior to the related Extension Offer; provided, that (x) Extension Loans in respect of an Extension Term Facility may participate in any mandatory prepayment under Section 2.09(b) hereof on a pro rata basis (or on a basis less than pro rata), but not on a basis that is more favorable than pro rata and (y) no voluntary prepayments may be made with respect to such Extension Loans prior to the Final Maturity Date of the applicable non-Extension Commitments and/or non-Extension Loans unless the non-Extension Loans are repaid (and the corresponding non-Extension Commitments permanently reduced) concurrently on at least a pro rata basis;

(iii)       the final maturity date of the Extension Commitments and/or Extension Loans shall be later than the Final Maturity Date of the Commitments and/or Loans that are not being so extended, and, in the case of any Extension Loans in respect of an Extension Term Facility, the Weighted Average Life to Maturity of such Extension Loans shall be no shorter than the Weighted Average Life to Maturity of the applicable Term Loans subject to an Extension Offer that are not so extended;

(iv)       if the aggregate principal amount of Commitments and/or Loans in respect of which Lenders shall have accepted an Extension Offer exceeds the maximum aggregate principal amount of Commitments and/or Loans offered to be extended by the Borrower pursuant to the relevant Extension Offer, then such Commitments and/or Loans shall be extended ratably up to such maximum amount based on the relative principal amounts thereof (not to exceed any Lender’s actual holdings of record) with respect to which such Lenders accepted such Extension Offer;

(v)       all documentation in respect of such Extension shall be consistent with the foregoing; and

(vi)       any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(c)       The consummation and effectiveness of any Extension will be subject to a condition set forth in the relevant Extension Offer (a “Minimum Extension Condition”) that a minimum amount (to be determined in the Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $25,000,000, unless another lesser amount is agreed to by the Administrative Agent) of Commitments and/or Loans be tendered. For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.16 will not apply to Extensions of Commitments and/or Loans pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.22, including to any payment of interest or fees in respect of any Commitments and/or Loans that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Commitments and/or Loans not extended pursuant to such Extension Offer, in each case as is set forth in the relevant Extension Offer.

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(d)       The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new tranches of Commitments and/or Loans created pursuant to an Extension (including without limitation to effectuate the payment of different rates and fees to be made to those Lenders who have agreed to extend the maturity date of their Commitments and/or Loans), in each case on terms consistent with this Section 2.22, and any such Extension Amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding on the Lenders. For the avoidance of doubt, no Extension Amendment shall modify in any respect any Commitments or Loans of a Lender without the written consent of such Lender. All Extension Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with the Obligations.

Section 2.23       Letters of Credit.

(a)       General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries, and subject to Section 2.23(k), Unrestricted Subsidiaries or Ventures, in a form reasonably acceptable to the Administrative Agent and the applicable L/C Issuer, at any time and from time to time during the Availability Period; provided that at all times prior to the Spin-Off Date, the aggregate Revolving Credit Exposure of all Revolving Lenders shall not exceed $25,000,000 (excluding the amount of the Existing Letter of Credit). The aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed such L/C Issuer’s L/C Issuance Limit and the aggregate amount of all outstanding Letters of Credit issued by all L/C Issuers shall not exceed the L/C Sublimit. Each Letter of Credit shall be in a minimum face amount of Twenty-Five Thousand Dollars ($25,000) (or such lesser amount as may be agreed to by the applicable L/C Issuer). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application, Letter of Credit Agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)       Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to the applicable L/C Issuer and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i)       requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii)       specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

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(iii)       specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.23(c));

(iv)       specifying the amount of such Letter of Credit;

(v)       specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi)       specifying the amount of the current total Revolving Credit Exposures under the applicable Revolving Facility (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures under the applicable Revolving Facility (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation and warranty by the Borrower that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (A) the L/C Exposure shall not exceed the L/C Sublimit, (B) the aggregate amount of outstanding Letters of Credit issued by the applicable L/C Issuer does not exceed the L/C Issuance Limit of such L/C Issuer, and (C) the total Revolving Credit Exposures under the applicable Revolving Facility do not exceed the total applicable Revolving Commitments. No letter of credit issued by any L/C Issuer (if such L/C Issuer is not the Administrative Agent) shall be deemed to be a “Letter of Credit” issued under this Agreement unless the L/C Issuer has requested and received written confirmation from the Administrative Agent that the representations by Borrower contained in clauses (A) and (C) of the immediately preceding sentence are true and correct.

If requested by any L/C Issuer, the Borrower also shall submit a letter of credit application on the L/C Issuer’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application and the terms of this Agreement, the terms of this Agreement shall control.

(c)       Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension), and (ii) the date that is five (5) Business Days prior to the Revolving Maturity Date. Each Letter of Credit with a one (1) year term may provide for the renewal thereof for additional one (1) year periods; provided that any such Letter of Credit shall permit the relevant L/C Issuer to prevent any such extension at least once in each one (1) year period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such one (1) year period to be agreed upon at the time such Letter of Credit is issued; provided, further, that no such period shall extend beyond the date described in clause (ii) above unless such Letter of Credit has been Cash Collateralized or otherwise backstopped pursuant to arrangements reasonably satisfactory to the L/C Issuer.

(d)       Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable L/C Issuer or the Lenders, the applicable L/C Issuer hereby grants to each Revolving Lender under the applicable Revolving Facility, and each such Revolving Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Share under the applicable Revolving Facility of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender under the applicable Revolving Facility hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such L/C Issuer, such Lender’s Pro Rata Share under the applicable Revolving Facility of each L/C Disbursement made by such L/C Issuer and not reimbursed by the Borrower on the date due as provided in Section 2.23(e), or of any reimbursement payment required to be refunded to the Borrower for any reason.

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Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.23(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default, or reduction or termination of the applicable Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)       Reimbursement. If any L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the date that such L/C Disbursement is made, if the Borrower shall have received notice of such L/C Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day on which the Borrower receives such notice; provided that, unless the Borrower has notified the Administrative Agent that it intends to reimburse all or part of such L/C Disbursement without using Revolving Loan proceeds or has submitted a Borrowing Request with respect thereto, the Borrower shall be deemed (without regard to the satisfaction of the conditions specified in Section 4.03) to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing of Revolving Loans under the applicable Revolving Facility in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender under the applicable Revolving Facility of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Pro Rata Share under the applicable Revolving Facility thereof. Promptly following receipt of such notice, each such Revolving Lender shall pay to the Administrative Agent its Pro Rata Share under the applicable Revolving Facility of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Revolving Loans under such Revolving Facility made by such Revolving Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of such Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the applicable Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.23(e), the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that Revolving Lenders under the applicable Revolving Facility have made payments pursuant to this Section 2.23(e) to reimburse such L/C Issuer, then to such Revolving Lenders and such L/C Issuer as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.23(e) to reimburse the applicable L/C Issuer for any L/C Disbursement (other than the funding of ABR Loans that are Revolving Loans as contemplated above) shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

(f)       Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in Section 2.23(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, payment by any L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.23(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

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Neither the Administrative Agent, the Lenders nor any L/C Issuer, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any L/C Issuer; provided that the foregoing shall not be construed to excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to special, direct, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such L/C Issuer’s failure to exercise due care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or by such L/C Issuer’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)       Disbursement Procedures. Each L/C Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each L/C Issuer shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such L/C Issuer and the applicable Revolving Lenders with respect to any such L/C Disbursement.

(h)       Interim Interest. If any L/C Issuer shall make any L/C Disbursement, then, until the Borrower shall have reimbursed such L/C Issuer for such L/C Disbursement (either with its own funds or a Borrowing of Revolving Loans under the applicable Revolving Facility under Section 2.23(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Loans that are Revolving Loans under the applicable Revolving Facility. Interest accrued pursuant to this Section 2.23(h) shall be for the account of such L/C Issuer, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.23(e) to reimburse such L/C Issuer shall be for the account of such Revolving Lender to the extent of such payment.

(i)       Replacement of L/C Issuers.

(i)       Each L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the applicable Revolving Lenders of any such replacement of any L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.10(c). From and after the effective date of any such replacement, the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuer, as the context shall require. After the replacement of any L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Schedule 2.01 shall be amended upon the written agreement of the Borrower, the Administrative Agent and any successor L/C Issuer to set forth such L/C Issuer’s L/C Issuance Limit, and no successor L/C Issuer shall be an “L/C Issuer” hereunder until such amendment is effective.

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(ii)       Subject to the appointment and acceptance by the Borrower and Administrative Agent of a successor L/C Issuer, any L/C Issuer may resign as an L/C Issuer at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the applicable Revolving Lenders, in which case, such resigning L/C Issuer shall be replaced in accordance with Section 2.23(i)(i) above.

(j)       Cash Collateralization.

(i)       If the Borrower is required to Cash Collateralize the excess attributable to an L/C Exposure in connection with any prepayment pursuant to Section 2.09(b)(iv), or the Borrower is required to Cash Collateralize a Defaulting Lender’s L/C Exposure pursuant to Section 2.19(a)(iv), then the Borrower shall Cash Collateralize such L/C Exposure or the excess attributable to such L/C Exposure, as the case may be, as of such date. In addition, if the applicable Revolving Commitments are terminated or the applicable Revolving Loans become due and payable pursuant to Section 7.01 or the applicable Revolving Loans are not paid in full on the Revolving Maturity Date or other Final Maturity Date applicable thereto, then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Revolving Lenders, an amount in cash equal to the L/C Exposure.

(ii)       The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in and Lien on each account (a “Collateral Account”) in which the Borrower has Cash Collateralized any obligation hereunder and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor (collectively, the “Cash Collateral”). The Borrower, and to the extent granted by any Defaulting Lender, such Defaulting Lender, agrees to maintain, or cause to be maintained, such security interest as an exclusive first priority and continuing perfected security interest. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided (other than Liens permitted by Section 6.02), or that the total amount of such Cash Collateral is less than the minimum collateral amount required hereunder, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iii)       The Borrower’s obligation to Cash Collateralize pursuant to this Section 2.23(j) shall be absolute and unconditional, without regard to whether any beneficiary of any Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any Restricted Subsidiary may now or hereafter have against any such beneficiary, any L/C Issuer, the Administrative Agent, the applicable Revolving Lenders or any other Person for any reason whatsoever.

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(iv)       Each Collateral Account and all Cash Collateral shall secure the payment and performance of the Borrower’s and the Guarantors’ Obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over each Collateral Account and the Cash Collateral. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in each Collateral Account. Moneys in such account shall be applied by the Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time or, if the maturity of the applicable Revolving Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to Cash Collateralize hereunder pursuant to Section 2.19(a)(iv), then such Cash Collateral shall no longer be required to be held as Cash Collateral pursuant to this Section 2.23(j) following the elimination or reduction of the applicable L/C Exposure (including by the termination of Defaulting Lender status of the applicable Lender) such that there exists excess Cash Collateral; provided that, subject to Section 2.19 the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall be held to support future anticipated L/C Exposure or other obligations, and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall be returned to the Borrower but shall remain subject to the security interest granted pursuant to the Loan Documents. If the Borrower is required to Cash Collateralize hereunder pursuant to the final sentence of Section 2.23(j)(i), then such Cash Collateral shall be returned to the Borrower within three (3) Business Days after the L/C Exposure has been reduced to zero.

(k)        Letters of Credit Issued for Account of Restricted Subsidiaries, Unrestricted Subsidiaries, and Ventures. If after giving pro forma effect to the issuance of any Letter of Credit (assuming for purposes of this Section 2.23(k) that the issuance of such Letter of Credit constitutes an Investment in the applicable Unrestricted Subsidiary or Venture in an amount equal to the face amount of such Letter of Credit), such Investment would be permitted under Section 6.04, Letters of Credit may be issued for the account of Unrestricted Subsidiaries and Ventures hereunder in respect of obligations (other than Indebtedness) of such Unrestricted Subsidiary or Venture arising in the ordinary course of business; provided that the aggregate face amount of all such Letters of Credit shall not exceed $150,000,000. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, Unrestricted Subsidiary and/or Venture, if applicable, or states that a Restricted Subsidiary, Unrestricted Subsidiary and/or Venture, if applicable, is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable L/C Issuer (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary, Unrestricted Subsidiary and/or Venture, if applicable, in respect of such Letter of Credit, the Borrower shall reimburse, indemnify and compensate the applicable L/C Issuer hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) in accordance with the terms of this Agreement as if such Letter of Credit had been issued solely for the account of the Borrower.  The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries, Unrestricted Subsidiaries and/or Ventures, if applicable, inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries, Unrestricted Subsidiaries and/or Ventures.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each of the Administrative Agent, the L/C Issuers and the Lenders, except as expressly provided below, with respect to itself and each Restricted Subsidiary, that:

Section 3.01       Organization; Powers. Each of the Borrower and each of its Restricted Subsidiaries (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization except for such failure to be in good standing which could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets, and to carry on its business as now conducted, except where failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents.

Section 3.02       Authorization; No Conflicts. The execution, delivery and performance by the Borrower and the Loan Parties of each of the Loan Documents to which it is a party, the borrowings hereunder and the Transactions (a) have been duly authorized by all necessary organizational action required to be obtained by the Borrower and the Loan Parties and (b) will not (i) violate any provision of (A) law, statute, rule or regulation or any applicable order of any court or any rule, regulation or order of any Governmental Authority, or (B) the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any of the Loan Parties or (C) any indenture, lease, agreement or other instrument to which the Borrower or any of the Loan Parties is a party or by which any of them or any of their respective property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this clause (b) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of the Loan Parties, other than the Liens created or permitted by the Loan Documents.

Section 3.03       Enforceability. This Agreement has been duly executed and delivered by the Borrower, and each Loan Document executed and delivered by each Loan Party that is party thereto constitutes, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

Section 3.04       Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions except for (a) at any time prior to the occurrence of an Investment Grade Event, the filing of UCC financing statements (or the filing of financing statements under any other local equivalent) and the filing of the Mortgages in the real property records of the applicable jurisdictions, (b) at any time prior to the occurrence of an Investment Grade Event filings with the United States Patent and Trademark Office and the United States Copyright Office or, with respect to intellectual property which is the subject of registration or application for registration outside the United States, such applicable patent, trademark or copyright office or other intellectual property authority, (c) routine Tax filings, (d) such consents, authorizations, filings or other actions that have either (i) been made or obtained and are in full force and effect or (ii) are listed on Schedule 3.04, or (e) such actions, consents, approvals, registrations or filings the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

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Section 3.05       Financial Statements. There has heretofore been furnished (or are publicly available) to the Lenders the following (and the following representations and warranties are made with respect thereto):

(a)       the Historical Annual Financials were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date thereof and its consolidated results of operations and cash flows for the period then ended;

(b)       the Historical Quarterly Financials were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments); and

(c)       each of the Pro Forma Balance Sheet and Pro Forma Income Statement as of March 31, 2021 is based on reasonable good faith estimates and assumptions made by the management of the Borrower as of the date thereof and fairly presents in all material respects the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments), giving pro forma effect to the Transactions.

Section 3.06       No Material Adverse Effect. Since December 31, 2020, there has been no fact, event, change, condition, occurrence or circumstance which, individually or in the aggregate, resulted in, or would reasonably be expected to have resulted in, a Material Adverse Effect.

Section 3.07       Properties; Possession of Title; Subsidiaries.

(a)       The Borrower and each Restricted Subsidiary has good and valid title to, or valid leasehold, easement or similar interests, in all material respects, to all Property necessary to the conduct of their business, taken as a whole, subject to Liens permitted pursuant to Section 6.02.

(b)       Except as would not reasonably be expected to have resulted in a Material Adverse Effect, all of the Properties of the Borrower and each Restricted Subsidiary which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(c)       Schedule 3.07(c) sets forth, as of each of the Effective Date, the Funding Date and the Spin-Off Date, the name of each Subsidiary of the Borrower and indicates whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary as of the Effective Date, the Funding Date or the Spin-Off Date, as applicable.

(d)       As of each of the Effective Date, the Funding Date and the Spin-Off Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of the Borrower or any of the other Loan Parties, except as set forth on Schedule 3.07(d).

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Section 3.08       Litigation; Compliance with Laws.

(a)       Except as set forth on Schedule 3.08(a), there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Borrower, threatened in writing against or affecting, the Borrower, the Restricted Subsidiaries or any business, property or rights of any such Person which are reasonably expected to be adversely determined (i) as of the Effective Date, the Funding Date or the Spin-Off Date, as applicable, that purport to adversely affect the legality, validity or enforceability of any Loan Document or the Transactions or (ii) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b)       None of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower or any of its Subsidiaries, none of their Affiliates is in material violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001) (the “U.S.A. PATRIOT Act”). None of the Borrower or any of the Borrower’s Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, any director or officer of the Borrower or any of its Subsidiaries, is the subject of Sanctions. The Loan Parties and the Subsidiaries thereof and their respective directors and officers, and to the knowledge of the Loan Parties, their employees and agents (in their respective capacities as agents for the Loan Parties and the Subsidiaries) are in compliance with Sanctions and applicable Anti-Corruption Laws in all material respects.

(c)       The Borrower and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents (in their respective capacities as agents for the Borrower and its Subsidiaries) and controlled Affiliates with applicable Anti-Corruption Laws and applicable Sanctions.

(d)       (i) None of the Borrower, the Restricted Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any currently applicable law, rule or regulation any Governmental Authority, where such violation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) the Borrower and each Restricted Subsidiary holds all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority required under any currently applicable law, rule or regulation for the operation of its business as presently conducted, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.09       Federal Reserve Regulations.

(a)       Neither the Borrower nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

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(b)       No part of the proceeds of any Loan or Letter of Credit have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including the Margin Regulations.

Section 3.10       Investment Company Act. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.11       Use of Loans and Letters of Credit. The Borrower will use the (a) proceeds of the Term Loans solely (i) to make the Spin-Off Payments, and to pay transaction costs and expenses incurred in connection with the Transactions and (ii) for other general corporate purposes and (b) the proceeds of the Revolving Loans and the Letters of Credit for general corporate purposes, in each case, not in violation of Sanctions or Anti-Corruption Laws.

Section 3.12       Tax Returns. Except as set forth on Schedule 3.12, the Borrower and each Restricted Subsidiary (a) has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it and (b) has paid or caused to be paid all Taxes due and payable by it, except in each case referred to in clauses (a) or (b) above, to the extent (i) failure to comply would not cause a Material Adverse Effect or (ii) the Taxes or assessments are being contested in good faith by appropriate proceedings and the Borrower or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves for such Taxes or assessments in accordance with GAAP.

Section 3.13       No Material Misstatements.

(a)       All written information (other than the Projections, estimates and information of a general economic or industry specific nature) (the “Information”) concerning the Borrower and its Subsidiaries and the Transactions included in the Lender Presentation or otherwise prepared by or on behalf of the Borrower and provided to the Administrative Agent by or on behalf of the Borrower in connection with the Transactions, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Administrative Agent, and, when taken as a whole, did not contain any untrue statement of a material fact as of any such date or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made, after giving effect to any supplement thereto provided by or on behalf of the Borrower.

(b)       The Projections prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date such Projections were furnished to the Administrative Agent (it being understood that such projections are not to be viewed as facts and that actual results may vary materially from such projections).

(c)       As of the Effective Date, the information included in the Beneficial Ownership Certification provided prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

Section 3.14       Employee Benefit Plans.

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(a)       Each Plan has been administered in compliance with its terms and the applicable provisions of ERISA and the Code except for such noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The excess of (i) the present value of all accumulated benefit liabilities under each Plan (based on those assumptions used for purpose of Statement of Financial Accounting Standards No. 87), as of the most recent financial statements reflecting such amounts, over (ii) the value of the assets of such Plan could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the excess of (iii) the present value of all accumulated benefit liabilities of all underfunded Plans (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the most recent financial statements reflecting such amounts, over (iv) the value of the assets of all such underfunded Plans could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events which have occurred or for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b)       Any foreign pension schemes sponsored or maintained by the Borrower or any of its Subsidiaries, if any, are maintained in accordance with the requirements of applicable foreign law, except where noncompliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.15       Solvency. On each of the Effective Date and the Funding Date immediately after giving effect to the Transactions to occur on such date: (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of this Section 3.15, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

Section 3.16       Environmental Matters. Except for matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (a) no Environmental Claim or penalty under Environmental Laws has been received or incurred by the Borrower or any Subsidiary, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of any of the Borrower or any Subsidiary threatened against the Borrower or any Subsidiary, which allege a violation of or liability under or relating to any Environmental Laws, in each case relating to the Borrower or its Subsidiaries, (b) the Borrower and its Subsidiaries have obtained, and maintain in full force and effect, all permits registrations and licenses required by Governmental Authorities under Environmental Laws for the conduct of their businesses and operations as currently conducted, including for the construction, maintenance and operation of all pipelines and facilities, and each of the Borrower and each Subsidiary is, and has been, in compliance with the terms and conditions of all such permits, registrations and licenses and with all applicable Environmental Laws, (c) neither the Borrower nor any Subsidiary is conducting, funding or responsible for any investigation, remediation, remedial action or cleanup of any Release of Hazardous Substances, (d) to the knowledge of the Borrower or any Subsidiary, there has been no Release or threatened Release of Hazardous Substances by the Borrower or any Subsidiary or by any other Person, at any property currently or formerly owned or operated by the Borrower or any Subsidiary that would reasonably be expected to give rise to any liability of the Borrower or any Subsidiary or Environmental Claim against the Borrower or any Subsidiary under any Environmental Laws,

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(e) no Hazardous Substance has been generated, owned, or controlled by the Borrower or any Subsidiary and transported for disposal or Released at any location in a manner that would reasonably be expected to give rise to an Environmental Claim or other liability under Environmental Laws of the Borrower or any Subsidiary, (f) other than pursuant to agreements entered into in the ordinary course of business, neither the Borrower nor any Subsidiary has entered into a contract to assume, guarantee or indemnity any third party for any Environmental Claim, and (g) each of the Borrower and each Subsidiary has made available to the Administrative Agent prior to the date hereof all material environmental audits, assessment reports, and other environmental reports in its possession or control relating to the operations of, or any real property operated or leased by, the Borrower or any Subsidiary.

Section 3.17       Labor Matters. There are no strikes pending or threatened against the Borrower or any Restricted Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. All material payments due from the Borrower or any Restricted Subsidiary or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or any Restricted Subsidiary to the extent required by GAAP. Consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary (or any predecessor) is a party or by which the Borrower or any Restricted Subsidiary (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to the Borrower and the Restricted Subsidiaries, taken as a whole.

Section 3.18       Insurance. The Borrower and its Restricted Subsidiaries have the insurance required to be maintained by them in accordance with Section 5.02.

Section 3.19       Status as Senior Debt; Perfection of Security Interests.

(a)       The Obligations shall rank pari passu in right of payment with any other senior Indebtedness or securities of the Borrower and shall constitute senior indebtedness of the Borrower under and as defined in any documentation documenting any junior Indebtedness of the Borrower.

(b)       At all times prior to the occurrence of an Investment Grade Event, each Collateral Agreement delivered pursuant to Section 4.02 and 5.10 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral described therein and proceeds thereof, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing. At all times prior to the occurrence of an Investment Grade Event, in the case of the Pledged Collateral described in the Collateral Agreement, when stock certificates representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement, when financing statements and other filings specified therein in appropriate form are filed in the offices specified therein, the Lien created by the Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof to the extent perfection can be obtained by filing financing statements, making such other filings specified therein or by possession, as security for the Obligations of such Loan Party.

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Section 3.20       Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 3.21       No Default. No Default or Event of Default has occurred and is continuing.

Notwithstanding anything to the contrary herein, upon the occurrence of an Investment Grade Event and at all times thereafter, Sections 3.06, 3.07, 3.15, 3.17, 3.18 and 3.19(b) (except as expressly set forth therein) shall no longer be of any force and effect.

ARTICLE IV
CONDITIONS PRECEDENT

Section 4.01       Effective Date. The effectiveness of this Agreement is subject to the satisfaction (or waiver thereof in accordance with Section 9.08) of the following conditions:

(a)       The Administrative Agent (or its counsel) shall have received from each party hereto a duly executed counterpart of this Agreement signed on behalf of such party.

(b)       The Record Date and the Distribution Date (each as defined in the Registration Statement) shall have been, or shall substantially contemporaneously be, fixed by the board of directors of DTE Energy.

(c)        The Administrative Agent shall have received drafts of the Spin-Off Documents (it being understood that filing such documents with the SEC will satisfy the requirements of this clause (c); provided that the Borrower will promptly notify the Administrative Agent of the filing of such documents).

(d)       The Administrative Agent shall have received copies of:

(i)       the audited consolidated statements of financial position of the Borrower and its Consolidated Subsidiaries as of the end of the fiscal years ended December 31, 2019 and December 31, 2020 and the related audited consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020, which shall be prepared in accordance with GAAP (the “Historical Annual Financials”);

(ii)        the unaudited consolidated statements of financial position and related statements of operations, comprehensive income, changes in stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ending March 31, 2021 (the “Historical Quarterly Financials”) (provided that the financial statements specified in this Section 4.01(d)(ii) shall be subject to normal year-end adjustments), which shall be prepared in accordance with GAAP;

(iii)       a customary pro forma consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2021 (the “Pro Forma Balance Sheet”) and customary pro forma income statement of the Borrower and its Consolidated Subsidiaries as of March 31, 2021 (the “Pro Forma Income Statement”), together with corresponding consolidated balance sheets and related statements of income for the corresponding period for the immediately preceding fiscal year, in each case, in form reasonably acceptable to the Lead Arrangers and prepared after giving effect to the Transactions and such other adjustments as agreed between the Borrower and the Lead Arrangers as if such transactions or adjustments had occurred as of such date; and

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(iv)       Projections prepared by management of the Borrower of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Consolidated Subsidiaries for the period from the Effective Date through December 31, 2025 (it being understood that the Lead Arrangers have received the Projections contained in the financial model dated March 8, 2021, which projections set forth in such financial model satisfy the requirements of this Section 4.01(d)(iv)).

(e)       The Administrative Agent shall have received:

(i)       a copy of the certificate or articles of incorporation, including all amendments thereto, or other relevant constitutional documents under applicable law of the Borrower, certified as of a recent date by the Secretary of State (or other similar official) and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of the Borrower as of a recent date from such Secretary of State (or other similar official);

(ii)       a certificate of the Secretary, Assistant Secretary, Director, Vice President, President or similar officer of the Borrower, dated the Effective Date and certifying:

(A)       that attached thereto is a true and complete copy of the by-laws (or other equivalent governing documents) of the Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B)       that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date,

(C)       that the certificate or articles of incorporation of the Borrower has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above, and

(D)       as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; and

(iii)       information necessary for the Administrative Agent to perform customary UCC lien searches with respect to the Loan Parties prior to the Funding Date.

(f)       At least five (5) Business Days prior to the Effective Date, the Administrative Agent, the Lead Arrangers and the Lenders shall have received all documentation and other information required by regulatory authorities with respect to the Borrower under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the U.S. PATRIOT Act, that has been reasonably requested by the Administrative Agent (on its own behalf or on behalf of any Lead Arranger or Lender) at least ten (10) Business Days in advance of the Effective Date.

(g)       To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Effective Date, each Lender that has requested in a written notice to the Borrower at least ten (10) days prior to the Effective Date, shall have received a Beneficial Ownership Certification in the relation to the Borrower.

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(h)       The Borrower and the Initial Term Facility shall have received a rating from Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services.

(i)       All Governmental Authority and third party approvals and all equity holder and board of directors (or comparable entity management body) authorizations in connection with the Transactions occurring on or prior to the Effective Date shall have been obtained and be in full force and effect, or will be obtained substantially concurrently with the occurrence of the Effective Date.

(j)       The representations and warranties contained in Article III shall be true and correct in all material respects on the Effective Date, except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any representation or warranty is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, in which case, such representation or warranty shall be true and correct in all respects.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02       Funding Date. The obligations of the Lenders to make Loans and of the L/C Issuers to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 9.08):

(a)       The Effective Date shall have occurred.

(b)       The final terms of the Spin-Off Documents shall be consistent in all material respects with the description thereof in the Registration Statement on file with the SEC as of the Effective Date, other than modifications, amendments, waivers or consents thereto that (i) are not materially adverse to the Lead Arrangers or the Lenders in their capacities as such or (ii) are consented to by the Lead Arrangers and the Required Lenders.

(c)       Since December 31, 2020, there shall not have occurred any fact, event, change, condition, occurrence or circumstance that, individually or in the aggregate, has, or would reasonably be expected to have a Material Adverse Effect.

(d)       The Administrative Agent (or its counsel) shall have received from the Borrower and each other Loan Party a duly executed counterpart of the Collateral Agreement signed on behalf of such party.

(e)       Subject to Section 5.18, the Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Funding Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby. All documents required to perfect or evidence the Collateral Agent’s first priority security interest in and liens on the Collateral (including, without limitation, all certificates evidencing pledged capital stock or membership or partnership interests, as applicable, with accompanying executed stock powers, all UCC financing statements to be filed in the applicable government UCC filing offices, all intellectual property security agreements to be filed with the United States Copyright Office or the United States Patent and Trademark Office, as applicable) will have been executed and/or delivered and, to the extent applicable, be in proper form for filing (including UCC and other lien searches, intellectual property searches and insurance certificates).

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(f)       The Administrative Agent shall have received satisfactory results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any personal property of any Loan Party in the appropriate jurisdictions.

(g)       The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the L/C Issuers and the Lenders on the Funding Date, a customary written opinion of (i) Bracewell LLP, special counsel for the Loan Parties, (ii) Miller, Johnson, Snell & Cummiskey, P.L.C., Michigan counsel for the Loan Parties and (iii) Stevens & Lee, Pennsylvania counsel for the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent and dated the Funding Date.

(h)       The Administrative Agent shall have received the following:

(i)       certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party (including a bringdown certificate as to the good standing of the Borrower);

(ii)        a copy of the certificate or articles of incorporation, partnership agreement or limited liability agreement, including all amendments thereto, or other relevant constitutional documents under applicable law of each Guarantor, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Guarantor as of a recent date from such Secretary of State (or other similar official) or (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary, or the general partner, managing member or sole member, of each such Guarantor;

(iii)       a certificate of the Secretary, Assistant Secretary, Director, Vice President, President or similar officer, or the general partner, managing member or sole member, of each Guarantor, in each case dated the Funding Date and certifying:

(A)       that attached thereto is a true and complete copy of the by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of such Guarantor as in effect on the Funding Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B)       that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Guarantor (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Funding Date,

(C)       that the certificate or articles of incorporation, partnership agreement or limited liability agreement of such Guarantor has not been amended since the date of the last amendment thereto disclosed pursuant to clause (ii) above, and

(D)       as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Guarantor;

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(iv)        a certificate of the Secretary, Assistant Secretary, Director, Vice President, President or similar officer, of the Borrower, dated the Funding Date, and certifying that there have been no material changes to the documents delivered pursuant to Section 4.01(e)(i) (other than any such changes made in connection with the Spin-Off as reflected in any amendments or modifications to such documents that are attached to such certificate) and Section 4.01(e)(ii) with respect to the Borrower, in each case, since the Effective Date; and

(v)       a Borrowing Request as required by Section 2.03.

(i)       The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit D and signed by the chief financial officer or another Responsible Officer of the Borrower confirming the solvency of the Borrower and its Restricted Subsidiaries on a consolidated basis after giving effect to the Transactions.

(j)        The Agents and the Lead Arrangers shall have received all fees and other amounts previously agreed in writing by the Administrative Agent, the Lead Arrangers, the other Agents and the Borrower to be due and payable on or prior to the Funding Date, including, to the extent invoiced to the Borrower at least three (3) Business Days prior to the Funding Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

(k)       On the Funding Date, after giving pro forma effect to the Transactions, the Borrower shall have unused Revolving Commitments under the Revolving Facility of not less than $400,000,000.

(l)       All Governmental Authority and third party approvals and all equity holder and board of directors (or comparable entity management body) authorizations in connection with the Transactions contemplated to occur on the Funding Date shall have been obtained and be in full force and effect, or will be obtained substantially concurrently with the occurrence of the Funding Date.

(m)       The Borrower shall be in compliance with the Financial Performance Covenants on the Funding Date after giving pro forma effect to the Transactions.

(n)       The Specified Representations shall be true and correct in all material respects on the Funding Date (unless such representations relate to an earlier date, in which case, such representations shall have been true and correct in all material respects as of such earlier date); provided, that, any such Specified Representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects.

(o)       After giving effect to the Transactions on the Funding Date, no Default or Event of Default shall have occurred and be continuing.

(p)       Immediately after giving effect to the Transactions and the other transactions contemplated hereby, none of the Borrower or any Restricted Subsidiary shall have outstanding any Indebtedness, other than (i) Indebtedness under this Agreement, (ii) the Senior Notes and (iii) other Indebtedness permitted by Section 6.01.

(q)       The Senior Notes shall have been issued with a gross aggregate principal amount of no less than $2,100,000,000.

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(r)       The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower as to the matters set forth in clauses (c), (m), (n), (o), (p) and (s) of this Section 4.02.

(s)       The Spin-Off Date shall be scheduled to occur on or before the Spin-Off Deadline, and the Spin-Off Payments shall have been made, or shall be scheduled to be made, prior to the Spin-Off Deadline (but in any event, no later than the Spin-Off Date).

(t)       At least five (5) Business Days prior to the Funding Date, the Administrative Agent, the Lead Arrangers and the Lenders shall have received all documentation and other information required by regulatory authorities with respect to the Guarantors under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the U.S. PATRIOT Act, that has been reasonably requested by the Administrative Agent (on its own behalf or on behalf of any Lead Arranger or Lender) at least ten (10) Business Days in advance of the Funding Date.

(u)       To the extent any Guarantor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Funding Date, each Lender that has requested in a written notice to the Borrower at least ten (10) days prior to the Funding Date, shall have received a Beneficial Ownership Certification in the relation to such Guarantor.

The Administrative Agent shall notify the Borrower and the Lenders of the Funding Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the L/C Issuers to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived in accordance with the Credit Documentation) on or prior to 5:00 p.m., New York City time on June 24, 2021 (and, in the event such conditions are not so satisfied or waived, the Credit Documentation and the Commitments shall terminate at such time).

Section 4.03       Each Credit Event. After the Funding Date, the obligation of each Lender to make any new Loan, and of the L/C Issuers to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

(a)       At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(b)       The representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any representation or warranty is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, in which case, such representation or warranty shall be true and correct in all respects.

(c)       The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (including an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.23(b), as applicable.

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Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the foregoing clauses (a) and (b).

For purposes of determining compliance with the conditions specified in Sections 4.01, 4.02 and 4.03, each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date, the Funding Date or such other extension of credit, as applicable, specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of any Borrowing to occur on such date.

ARTICLE V
AFFIRMATIVE COVENANTS

From and after the Funding Date, the Borrower covenants and agrees with each Lender that so long as the Payment in Full has not occurred, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each Restricted Subsidiary to:

Section 5.01       Existence; Businesses and Properties.

(a)       Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise permitted under Section 6.05 and except to the extent (other than with respect to the Borrower) that the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)       Do or cause to be done all things necessary to (i) in the Borrower’s reasonable business judgment, obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and (iii) maintain all material property useful and necessary in its business in good working order and condition (subject to casualty, condemnation and ordinary wear and tear) (in each case except as expressly permitted by this Agreement), in each case in this Section 5.01(b), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02       Insurance. Maintain (either in the name of the Borrower or in such Restricted Subsidiary’s own name) with financially sound and responsible insurance companies, insurance with respect to their respective properties and business in at least such amounts, against at least such risks and with such risk retention as are customarily maintained, insured against or retained, as the case may be, by companies of established repute engaged in the same or a similar business, to the extent available at the time in question on commercially reasonable terms; and furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. At all times prior to the occurrence of an Investment Grade Event, if any improvement or mobile home situated on any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each Loan Party to (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (b) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

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Following the date of inclusion of any Mortgaged Properties in the Collateral for which flood insurance would be required as set forth above, promptly upon the request of the Administrative Agent or any Lender, the Borrower shall deliver to the Administrative Agent or such Lender evidence of compliance and annual renewals of the flood insurance policy or annual renewals of a force-placed flood insurance policy.

Section 5.03       Payment of Taxes. At all times prior to the occurrence of an Investment Grade Event, pay and discharge when due all material Taxes imposed upon it or its property, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such Tax to the extent (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Borrower or the applicable Restricted Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto or (b) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.04       Financial Statements, Reports, Etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)       within ninety (90) days after the end of each fiscal year starting with the fiscal year ended December 31, 2021, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and changes in equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, which consolidated financial statements shall be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the Borrower, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than resulting from (x) impending maturity of any Indebtedness occurring within one (1) year from the time such opinion is delivered and/or (y) any prospective breach of any Financial Performance Covenant);

(b)       within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, starting with the fiscal quarter ended June 30, 2021, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth in the case of such statements of operations and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments and the absence of footnotes) by a Financial Officer of the Borrower as fairly presenting in all material respects the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date thereof and its consolidated results of operations and cash flows for the period then ended;

(c)       concurrently with any delivery of financial statements under Section 5.04(a) or Section 5.04(b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with the Financial Performance Covenants and (iv) setting forth a true, complete and correct list of each Material Subsidiary on the date thereof;

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(d)       concurrently with any delivery of financial statements under Section 5.04(a), an annual operating budget for the Borrower and its Subsidiaries for the then current fiscal year;

(e)       promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); and

(f)       promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the IRS with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or a Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan that are accessible by the Borrower as the Administrative Agent shall reasonably request.

Documents required to be delivered pursuant to this Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) (A) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website; or (B) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), and (ii) on which the Borrower notifies (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents; provided, that the Borrower shall deliver paper copies or soft copies (by electronic mail) of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies or soft copies. Information required to be delivered pursuant to this Section 5.04 may also be delivered by facsimile or electronic mail pursuant to procedures approved by the Administrative Agent. Except for certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any request for delivery of such documents, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.05       Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower or any Loan Party obtains actual knowledge thereof:

(a)       the occurrence of any Event of Default or Default;

(b)       the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any Restricted Subsidiary as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)       any other development specific to the Borrower or any Restricted Subsidiary that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect;

(d)       the occurrence of any ERISA Event, that together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; and

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(e)       any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section 5.05 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.06       Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to laws related to Taxes, which are the subject of Section 5.03. The Borrower will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its subsidiaries and their respective officers, directors, employees and agents with Anti-Corruption Laws and Sanctions.

Section 5.07       Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit the Administrative Agent (or any Person designated thereby) at its own expense or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Borrower or any Restricted Subsidiary at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit the Administrative Agent (or any Person designated thereby) at its own expense or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any Restricted Subsidiary with the officers thereof, or the general partner, managing member or sole member thereof, and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract); provided, that the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default; provided, further, that (a) when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with independent accountants.

Section 5.08       Use of Proceeds. Use the proceeds of the Loans solely for the purposes described in Section 3.11. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any regulations of the Board, including Margin Regulations. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09       Compliance with Environmental Laws. At all times prior to the occurrence of an Investment Grade Event, comply, and make commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its business, operations and properties; obtain and maintain in full force and effect all material authorizations, registrations, licenses and permits required pursuant to Environmental Law for its business, operations and properties; and perform any investigation, remedial action or cleanup including as relating to the Release of any Hazardous Substances as required pursuant to Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 5.10       Further Assurances. At all times prior to the occurrence of an Investment Grade Event (or, with respect to any Investment Grade Retained Credit Support, at any time), execute any and all further documents, agreements (including, without limitation, Control Agreements) and instruments, and take all such further actions (including the filing and recording of financing statements, and other documents and recordings of Liens, as applicable) that the Administrative Agent or the Collateral Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the applicable Loan Parties, and provide to the Administrative Agent or the Collateral Agent, from time to time upon reasonable request evidence reasonably satisfactory to the Administrative Agent or the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Section 5.11       Fiscal Year. Cause the Borrower’s fiscal year to end on December 31; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 5.12       Credit Ratings. Use its commercially reasonable efforts to maintain a public credit rating by S&P and Moody’s (but, in each case, not any specific rating) with respect to the Term Loan Facility and the Borrower.

Section 5.13       Lender Meetings. To the extent that no public investor calls are held by the Borrower in connection with an applicable fiscal year, the Borrower will participate in a conference call with the Administrative Agent and the Term Lenders once during each applicable fiscal year within thirty (30) days after the delivery of the financial statements required to be delivered pursuant to Section 5.04(a), during which the financial condition of the Borrower and its Subsidiaries shall be discussed.

Section 5.14       Subsidiary Designation.

(a)       Unless designated as an Unrestricted Subsidiary in accordance with Section 5.14(b), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)       The Borrower may at any time designate any Restricted Subsidiary of the Borrower, including a newly formed or newly acquired Person that would otherwise be a Restricted Subsidiary of the Borrower, as an Unrestricted Subsidiary; provided (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) unless an Investment Grade Event has occurred at or prior to such time, immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenants, and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” (or equivalent term) for the purpose of the Senior Notes or any Material Indebtedness. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment therein and shall be permitted to the extent such Investment would have been permissible hereunder.

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(c)       The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct in all material respects (provided, that if a representation and warranty is qualified by materiality or Material Adverse Effect, then it shall be true and correct in all respects) on and as of such date as if made on and as of the date of such re-designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default or Event of Default would exist and (iii) at all times prior to the occurrence of an Investment Grade Event (or, with respect to any Investment Grade Retained Credit Support, at all times) the Borrower complies with the Collateral and Guarantee Requirement. The designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower or Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

Section 5.15       ERISA Compliance. The Borrower will promptly furnish and will cause its Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent after written request therefor by the Administrative Agent, copies of the most recent annual and other report with respect to each Plan or any trust created thereunder, and promptly upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code for which no exemption exists or is available by statute, regulation, administrative exemption, or otherwise, in connection with any Plan or any trust created thereunder and that is reasonably expected to result in liability to the Borrower or any Subsidiary or ERISA Affiliate that is expected to have Material Adverse Effect, a written notice signed by the president or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the applicable Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 5.16       Additional Collateral; Additional Guarantors. At all times prior to the occurrence of an Investment Grade Event (or, with respect to any Investment Grade Retained Credit Support, at all times), at the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied including:

(a)       Upon (x) the formation or acquisition of any new direct or indirect Subsidiary (in each case, other than an Excluded Subsidiary) by the Borrower, (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary or (z) the designation in accordance with Section 5.14 of an existing direct or indirect Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:

(i)       within thirty (30) days (or, in the case of any Mortgages and related deliverables, sixty (60) days) after such formation, acquisition or designation, or such longer period as the Administrative Agent may agree in writing in its sole discretion:

(A)       cause each such Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) joinders to the Collateral Agreement, Mortgages with respect to any Material Real Property owned by such Subsidiary (if applicable) and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Collateral Agreement, and other security agreements delivered on the Funding Date or within the time period provided for in Section 5.18), in each case granting Liens required by the Collateral and Guarantee Requirement, together with certificates of such Subsidiary, substantially in the form of the certificates delivered on the Funding Date, with appropriate insertions and attachments, and if requested by the Administrative Agent, legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent;

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(B)       cause each such Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Domestic Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to (and subject to the applicable limitations and exceptions of) the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank, as applicable;

(C)       take and cause such Subsidiary and each direct or indirect parent of such Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii)       as promptly as practicable after the reasonable request therefor by the Administrative Agent or the Collateral Agent, deliver to the Collateral Agent with respect to any Material Real Property, any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Borrower; provided, however, that there shall be no obligation to deliver to the Administrative Agent or Collateral Agent any existing environmental assessment report whose disclosure to the Administrative Agent or Collateral Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and

(iii)       within thirty (30) days after such formation or acquisition (or such longer period as the Administrative Agent may agree in writing in its sole discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Funding Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i) or (ii) or clauses (b) or (c) below.

(b)       (i) Not later than sixty (60) days after the acquisition by any Loan Party of any Material Real Property (or such longer period as the Administrative Agent may agree in writing in its sole discretion) cause such Material Real Property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien, in each case to the extent required by,

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and subject to the applicable limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement; and (ii) as promptly as practicable after the reasonable request therefor by the Administrative Agent or the Collateral Agent, deliver to the Collateral Agent with respect to each such acquired Material Real Property, any existing title reports, abstracts, surveys, appraisals or environmental assessment reports, to the extent available and in the possession or control of the Loan Parties or their respective Subsidiaries; provided, however, that there shall be no obligation to deliver to the Administrative Agent or Collateral Agent any existing environmental assessment report or appraisal whose disclosure to the Administrative Agent or Collateral Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained.

(c)       Not later than sixty (60) days (or such longer period as the Administrative Agent may agree in writing in its sole discretion) after the acquisition by any Loan Party of any intellectual property that is required to be pledged as Collateral pursuant to the Collateral and Guarantee Requirement, which intellectual property would not be automatically subject to a Lien in favor of the Collateral Agent pursuant to the then-existing Security Documents, cause such intellectual property rights to be subject to a Lien and security agreement, if applicable, in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the applicable limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

Notwithstanding anything to the contrary herein, upon and following the occurrence of an Investment Grade Event, this Section 5.16 shall no longer be of any force and effect (other than as expressly set forth therein).

Section 5.17       Commodity Exchange Act Keepwell Provisions. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide to each Loan Party (other than the Borrower) such funds or other support as may be needed from time to time by such Loan Party in order for such Loan Party to honor its Obligations with respect to any Swap Agreements for which it is liable, whether such Swap Agreements are entered into directly by such Loan Party or are guaranteed under the Collateral Agreement (provided, however, that the Borrower shall only be liable under this Section 5.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.17, or otherwise under this Agreement or any Loan Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 5.17 shall remain in full force and effect until this Agreement is terminated in accordance with its terms. Borrower intends that this Section 5.17 constitute a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 5.18       Post-Closing Obligations.

(a)       As promptly as practicable, and in any event, within the time periods after the Funding Date specified in Schedule 5.18 or such later date as the Administrative Agent agrees to in writing in its sole discretion, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.18.

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ARTICLE VI
NEGATIVE COVENANTS

From and after the Funding Date, the Borrower covenants and agrees with each Lender that until the occurrence of the Payment in Full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit its Restricted Subsidiaries to:

Section 6.01       Indebtedness.

(I)       At any time prior to the incurrence of an Investment Grade Event, incur, create, assume or permit to exist any Indebtedness, except:

(a)       Indebtedness (i) created hereunder and under the other Loan Documents including any Incremental Facility, any Extension Facility and any Refinancing Facility and (ii) constituting Refinancing Notes.

(b)       (i) the Senior Notes and (ii) Indebtedness of the Borrower and its Restricted Subsidiaries existing on the Effective Date and set forth on Schedule 6.01.

(c)       Indebtedness of the Borrower in respect of one or more series of senior secured term loans or notes (whether issued in a public offering, under Rule 144A of the Securities Act or in another private placement or otherwise), junior secured or unsecured “mezzanine” loans or notes or senior unsecured or subordinated loans or notes, in each case, pursuant to an indenture, interim agreement, loan agreement, note purchase agreement or otherwise and any Permitted Refinancing Indebtedness in respect thereof (the “Incremental Equivalent Debt”); provided that (i) any such Incremental Equivalent Debt that is secured shall not be secured by any property or assets of the Borrower or any of its Subsidiaries other than the Collateral, (ii) subject to the Permitted Earlier Maturity Exception, the Weighted Average Life to Maturity applicable to any Incremental Equivalent Debt shall be equal to or greater than the Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any prepayments (other than amortization)), (iii) subject to the Permitted Earlier Maturity Exception, in the case of Incremental Equivalent Debt that is secured by Liens that rank pari passu with the Liens securing the Obligations under the Initial Facilities (“First Lien Incremental Equivalent Debt”), such Incremental Equivalent Debt shall have a maturity date that is no earlier than the Final Maturity Date of the Initial Term Facility at the time such Indebtedness is incurred, and in the case of Incremental Equivalent Debt that is secured on a junior lien basis with the Initial Facilities or is unsecured, such Incremental Equivalent Debt shall have a maturity date that is at least ninety-one (91) days after the Final Maturity Date of the Initial Term Facility at the time such Indebtedness is incurred, (iv) the aggregate outstanding principal amount of all Incremental Equivalent Debt incurred in accordance with this Section 6.01(I)(c), together with the aggregate principal amount of all Incremental Commitments and Incremental Loans shall not exceed the Incremental Availability Amount, (v) the terms (other than pricing terms, interest rate margins, ~~Eurodollar Rate,~~ Term SOFR Reference Rate or ABR floors, discounts, premiums, fees and prepayment or redemption terms and provisions) of such Incremental Equivalent Debt shall not be materially more restrictive, when taken as a whole, on the Borrower and its Subsidiaries than the terms of the Initial Facilities (except for terms (A) applying after the Final Maturity Date of the Initial Term Facility or (B) that are added for the benefit of the Lenders), (vi) such Incremental Equivalent Debt shall not be guaranteed by any Person who is not, or will not then be a Guarantor, (vii) such Incremental Equivalent Debt shall rank pari passu or junior in right of payment and of security with the Initial Facilities or may be unsecured (and, to the extent such Incremental Equivalent Debt is secured on a pari passu basis with the Initial Facilities, such Incremental Equivalent Debt shall be subject to the Intercreditor Agreement, and, to the extent such Incremental Equivalent Debt is secured by Liens that rank junior in priority to the Liens securing the Obligations under the Initial Facilities, such Incremental Equivalent Debt shall be subject to the Junior Lien Intercreditor Agreement and, to the extent such Incremental Equivalent Debt is subordinated in right of payment to the Obligations under the Initial Facilities, such Incremental Equivalent Debt shall be subject to a subordination agreement reasonably satisfactory to the Administrative Agent),

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(viii) in the case of First Lien Incremental Equivalent Debt in the form of term loans, the incurrence of such First Lien Incremental Equivalent Debt shall be subject to the MFN Protection in favor of the Initial Term Loans hereunder as if such Indebtedness were an Incremental Term Loan, (ix) such Incremental Equivalent Debt shall not have any mandatory prepayment or redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or Events of Default and, in the case of Incremental Loans, excess cash flow sweeps) that could result in prepayment or redemption of such Incremental Equivalent Debt prior to the Final Maturity Date of the Initial Term Facility and (x) subject to clauses (ii), (iii), (viii) and (ix) above, the amortization, pricing, rate floors, discounts, fees, premiums and optional prepayment and redemptions provisions applicable to such Incremental Equivalent Debt shall be determined by the Borrower and the holders of such Incremental Equivalent Debt.

(d)       Indebtedness under Capital Leases or Indebtedness, the proceeds of which are used to finance the acquisition, construction, or improvement of inventory, equipment or other Property; provided that the aggregate principal amount of all Indebtedness described in this Section 6.01(I)(d) (together with the Remaining Present Value of all outstanding Sale and Lease-back Transactions under Section 6.03) at any one time outstanding shall not exceed the greater of (i) $150,000,000 and (ii) 20% of LTM EBITDA in the aggregate;

(e)       Current liabilities of the Borrower or its Restricted Subsidiaries incurred in the ordinary course of business that is extended in connection with the normal purchases of goods and service;

(f)       Indebtedness of any Person that becomes a Restricted Subsidiary of the Borrower, to the extent such Indebtedness is outstanding at the time such Person becomes a Restricted Subsidiary of the Borrower and was not incurred in contemplation thereof, and Indebtedness assumed by the Borrower or any Restricted Subsidiary in connection with its acquisition (whether by merger, consolidation, acquisition of all or substantially all of the assets or acquisition that results in the ownership of greater than fifty percent (50%) of the Qualified Capital Stock of a Person) of another Person to the extent such Indebtedness is outstanding at the time of such acquisition and not incurred in contemplation thereof, and, in each case, Permitted Refinancing Indebtedness in respect thereof; provided, that, at the time of and immediately after giving pro forma effect to the incurrence or assumption of such Indebtedness and the application of the proceeds thereof, as the case may be, the aggregate principal amount of all such Indebtedness, and of all Indebtedness previously incurred or assumed pursuant to this Section 6.01(I)(f), and then outstanding, shall not exceed the greater of (i) $75,000,000 and (ii) 10% of LTM EBITDA;

(g)       all reimbursement obligations of such Person arising under undrawn letters of credit (including standby and commercial);

(h)       Indebtedness solely resulting from a pledge of the membership interests or other equity interests in an Unrestricted Subsidiary or Venture owned by the Borrower or a Restricted Subsidiary securing indebtedness of such Unrestricted Subsidiary or Venture;

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(i)       other Indebtedness of the Borrower or any Restricted Subsidiary and any Permitted Refinancing Indebtedness in respect thereof so long as, (i) no Default or Event of Default exists at the time such Indebtedness is incurred, (ii) in the case of Indebtedness that is secured by Liens that rank pari passu with the Liens securing the Obligations under the Initial Facilities, such Indebtedness shall have a maturity date that is no earlier than the Final Maturity Date of the Initial Term Facility at the time such Indebtedness is incurred, (iii) in the case of Indebtedness that is secured on a junior lien basis with the Initial Facilities or is unsecured or secured by assets of non-Loan Parties, such Indebtedness shall have a maturity date that is at least ninety-one (91) days after the Final Maturity Date of the Initial Term Facility at the time such Indebtedness is incurred, (iv) the Weighted Average Life to Maturity applicable to any such Indebtedness shall be equal to or greater than the Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any prepayments (other than amortization)), (v) the terms (other than pricing terms, interest rate margins, ~~Eurodollar Rate floors,~~ Term SOFR Reference Rate floors or ABR floors, discounts, premiums, fees and prepayment or redemption terms and provisions) of such Indebtedness shall not be more restrictive, when taken as a whole, on the Borrower and its Subsidiaries than the terms of the Facilities (except for terms (A) applying after the Final Maturity Date of the Initial Term Facility or (B) that are added for the benefit of the Lenders), (vi) if such Indebtedness is incurred by a Loan Party, such Indebtedness shall not be guaranteed by any Person who is not, or will not then be a Guarantor and such Indebtedness shall not be secured by any Property not constituting Collateral, (vii) in the case of such Indebtedness in the form of term loans that are secured on a pari passu basis with the Initial Facilities, the incurrence of such Indebtedness shall be subject to the MFN Protection in favor of the Initial Term Loans hereunder as if such Indebtedness were an Incremental Term Loan, (viii) immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, and the Borrower would be in pro forma compliance with the Financial Performance Covenants, (ix) such Indebtedness shall not have any mandatory prepayment or redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or Events of Default and, in the case of loans, excess cash flow sweeps) that could result in prepayment or redemption of such Indebtedness prior to the Final Maturity Date of the Initial Term Facility and (x) in the case of (A) any Indebtedness that is secured on a pari passu basis with the Initial Facilities, the First Lien Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period for which financial statements of the Borrower have been delivered pursuant to Section 5.04, does not exceed 3.25:1.00, (B) in the case of any Indebtedness that is secured on a junior lien basis to the Initial Facilities, the Secured Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period for which financial statements of the Borrower have been delivered pursuant to Section 5.04, does not exceed 3.50:1.00 and (C) in the case of any Indebtedness that is unsecured, the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period for which financial statements of the Borrower have been delivered pursuant to Section 5.04, is greater than 2.00:1.00 (provided that for purposes of the forgoing incurrence test, it is understood and agreed that (1) the proceeds of the applicable Indebtedness shall not be netted against the applicable Indebtedness included in the calculation of the First Lien Net Leverage Ratio or Secured Net Leverage Ratio, as applicable and (2) such calculation shall assume all available commitments with respect to such Indebtedness, if applicable, are fully drawn at the time of incurrence); provided that (x) to the extent such Indebtedness is secured on a pari passu basis with the Initial Facilities, such Indebtedness shall be subject to the Intercreditor Agreement, and, to the extent such Indebtedness is secured by Liens that rank junior in priority to the Liens securing the Obligations under the Initial Facilities, such Indebtedness shall be subject to the Junior Lien Intercreditor Agreement and, (y) to the extent such Indebtedness is subordinated in right of payment to the Obligations under the Initial Facilities, such Indebtedness shall be subject to a subordination agreement reasonably satisfactory to the Administrative Agent; provided, further, that Indebtedness of non-Guarantors that is incurred under this Section 6.01(I)(i) shall not exceed an aggregate principal amount equal to the greater of (x) $75,000,000 and (y) 10% of LTM EBITDA.

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(j)       other Indebtedness of the Borrower and its Restricted Subsidiaries not otherwise permitted by this Section 6.01(I) and any Permitted Refinancing Indebtedness in respect thereof in an aggregate principal amount outstanding not to exceed the greater of $150,000,000 and (ii) 20% of LTM EBITDA at any time outstanding and any Permitted Refinancing Indebtedness in respect thereof;

(k)       intercompany Indebtedness (x) owed (i) by any Loan Party to another Loan Party, (ii) by a Loan Party to a non-Loan Party Restricted Subsidiary (provided, that such Indebtedness in this clause (ii) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent), (iii) by a non-Loan Party Restricted Subsidiary to another non-Loan Party Restricted Subsidiary, and (iv) by a non-Loan Party Restricted Subsidiary to a Loan Party to the extent permitted under Section 6.04, (y) of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary in respect of cash pooling arrangements entered into in the ordinary course of business or other intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower or the Restricted Subsidiaries, and (z) prior to the Spin-Off Date, of the Borrower or any Restricted Subsidiary owing to DTE Energy in respect of existing cash pooling arrangements or other intercompany current liabilities in connection with the existing cash management operations of the Borrower or its Restricted Subsidiaries prior to the Spin-Off Date;

(l)       Indebtedness incurred or deposits made by the Borrower or any Restricted Subsidiary (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Borrower or such Restricted Subsidiary is a party, (iii) to secure public or statutory obligations of the Borrower or any Restricted Subsidiary, and (iv) of cash or U.S. government securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds provided by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(m)       Indebtedness under Swap Agreements permitted under Section 6.12;

(n)       Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(o)       Indebtedness owed in respect of any immaterial overdrafts and related liabilities arising from any treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;

(p)       To the extent constituting Indebtedness, customary obligations of the Borrower or any Restricted Subsidiary (excluding, for the avoidance of doubt, any Indebtedness for borrowed money) arising directly under any Sale and Lease-back Transaction permitted under Section 6.03; and

(q)       Guarantees with respect to Indebtedness permitted pursuant to this Section 6.01(I).

(II)       Upon the occurrence of an Investment Grade Event and at any time thereafter, incur, create, assume or permit to exist any Indebtedness of a Restricted Subsidiary, except (a) Indebtedness described in clauses (I)(a) through (I)(q) of this Section 6.01 (other than Section 6.01(I)(j)) and (b) other Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $1,000,000,000 and (ii) 15% of Consolidated Net Tangible Assets.

Section 6.02       Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any of its Subsidiaries) at the time owned by it or on any income or revenues or rights in respect of any thereof, except (without duplication):

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(a)       any Lien created under the Loan Documents, including in connection with any Incremental Facility and any Extension Facility and, in each case, in connection with any Refinancing Debt in respect thereof that is permitted under Section 6.01(I)(a), and Liens securing Obligations under Secured Cash Management Agreements and Secured Swap Agreements;

(b)       Liens existing on the Effective Date and set forth on Schedule 6.02;

(c)       Liens on Collateral securing any Indebtedness permitted to be incurred pursuant to Section 6.01(I)(c) and Section 6.01(I)(i); provided, that, (i) to the extent such Liens are intended to rank pari passu with the Liens securing the Initial Facilities, the representative of the holders of such Indebtedness shall be a party to the Intercreditor Agreement and (ii) to the extent such Liens are intended to rank junior with the Liens securing the Initial Facilities, the representative of the holders of such Indebtedness shall be a party to the Junior Lien Intercreditor Agreement;

(d)       Liens (other than Liens imposed under ERISA) for Taxes, assessments or governmental charges or levies not past due for more than sixty (60) days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)       Liens of landlords (other than to secure Indebtedness) and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided, that such Liens secure only amounts not past due for more than sixty (60) days or, if delinquent, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(f)       pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(g)       Liens to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)       easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i)       Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 7.01(j);

(j)       leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries;

(k)       any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement, including any precautionary filing made in connection with a Sale and Lease-back Transaction permitted hereunder;

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(l)       normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(m)       Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(n)       Liens of sellers of goods to the Borrower and any of its Restricted Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(o)       Liens created pursuant to construction, operating and maintenance agreements, transportation agreements and other similar agreements and related documents entered into in the ordinary course of business;

(p)       rights of first refusal entered into in the ordinary course of business;

(q)       Liens consisting of any (i) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrower or any Restricted Subsidiary or to use such property, (ii) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any Governmental Authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, or (iii) zoning laws, ordinances or municipal regulations;

(r)       Liens on deposits required by any Person with whom the Borrower or any of its Restricted Subsidiaries enters into a Swap Agreement, to the extent such Swap Agreements are entered into in the ordinary course of business;

(s)       any Lien securing Indebtedness permitted under Section 6.01(I)(d), but only on the Property under such lease or the Property purchased, constructed or improved with such purchase money Indebtedness and the proceeds and products thereof; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(t)       any Lien securing Indebtedness permitted under Section 6.01(I)(f) to the extent such Lien was not created in contemplation thereof and solely on the Property securing such Indebtedness at the time incurred under Section 6.01(I)(f) (other than products and proceeds thereof);

(u)       any Lien in favor of the Borrower and/or any Restricted Subsidiary (other than Liens on Collateral);

(v)       Liens imposed by ERISA which do not constitute an Event of Default and which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(w)       Liens on the membership interests or other equity interests of an Unrestricted Subsidiary or Venture owned by the Borrower or any Restricted Subsidiary securing indebtedness of such Unrestricted Subsidiary or Venture;

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(x)       Liens not otherwise permitted under this Section 6.02 (other than Section 6.02(aa)) securing obligations in an aggregate amount outstanding not to exceed the greater of (i) $150,000,000 and (ii) 20% of LTM EBITDA at any time outstanding;

(y)       Liens on any amounts held by a trustee under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(z)       Liens solely on cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or other transaction permitted hereunder; and

(aa) upon the occurrence of an Investment Grade Event and at any time thereafter, (i) Liens that do not secure Indebtedness, (ii) Liens encumbering reasonable customary deposits of cash and cash equivalents securing obligations in respect of Swap Agreements and (iii) Liens which secure Indebtedness permitted under Section 6.01(II)(b) in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $1,000,000,000 and (y) 15% of Consolidated Net Tangible Assets.

Notwithstanding the foregoing, at all times prior to the occurrence of an Investment Grade Event, no Liens securing Indebtedness for borrowed money shall be permitted to exist on the Pledged Collateral, other than Liens in favor of the Collateral Agent and Liens otherwise permitted by Sections 6.02(a) and (c).

Section 6.03        Sale and Lease-back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-back Transaction”) except so long as at the time such Sale and Lease-back Transaction is entered into, and after giving effect thereto, the Remaining Present Value of such Sale and Lease-back Transaction (together with (x) at any time prior to the occurrence of an Investment Grade Event, Indebtedness outstanding pursuant to Section 6.01(I)(d), (y) from and after the occurrence of an Investment Grade Event, Indebtedness secured by Liens permitted under Section 6.02(aa) and (z) the Remaining Present Value in respect of all other outstanding Sale and Lease-back Transactions entered into pursuant to this Section 6.03) would not exceed the greater of (a) at any time prior to the occurrence of an Investment Grade Event, (i) $150,000,000 and (ii) 20% of LTM EBITDA in the aggregate and (b) from and after the occurrence of an Investment Grade Event, (i) $1,000,000,000 and (ii) 15% of Consolidated Net Tangible Assets.

Section 6.04        Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances (other than intercompany cash pooling arrangements or other intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower or the Restricted Subsidiaries, which cash management operations shall not extend to any other Person other than, solely prior to the Spin-Off Date, existing cash management operations with DTE Energy) to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, (each, an “Investment”, with the value of such Investment being determined at the time such Investment is initially made), except:

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(a)       so long as no Event of Default has occurred and is continuing, Investments in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) not to exceed the Available Basket Amount at such time;

(b)       Investments, including Investments in Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder, by (i) a Loan Party in another Loan Party, (ii) a non-Loan Party Restricted Subsidiary in another non-Loan Party Restricted Subsidiary, (iii) a non-Loan Party in a Loan Party, (iv) by the Borrower or any Restricted Subsidiary in any Person that becomes a Loan Party in accordance with the Collateral and Guarantee Requirement and (v) a Loan Party in a non-Loan Party Restricted Subsidiary, in the case of this subclause (v) in an aggregate amount at any time outstanding after the Effective Date not to exceed (A) the greater of (x) $150,000,000 and (y) 20% of LTM EBITDA minus (B) the aggregate outstanding amount of Investments in non-Loan Parties pursuant to Section 6.04(k);

(c)       Permitted Investments and Investments that were Permitted Investments when made;

(d)       Investments arising out of the receipt by the Borrower or any of its Restricted Subsidiaries of noncash consideration for the sale of assets permitted under Section 6.05 (other than, at any time prior to the occurrence of an Investment Grade Event, Section 6.05(c)):

(e)       (i) loans and advances to employees of the Borrower or the other Loan Parties in the ordinary course of business not to exceed $10,000,000 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

(f)       Swap Agreements permitted pursuant to Section 6.12;

(g)       (i) Investments existing on the Effective Date in Subsidiaries existing on the Effective Date and (ii) Investments existing on the Effective Date and set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof; provided, that, in each case, the amount of the original Investment is not increased;

(h)       Investments resulting from pledges and deposits referred to in Section 6.02(f) and (g);

(i)       the Transactions;

(j)       Guarantees by the Borrower or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(k)       Investments constituting Permitted Acquisitions in an aggregate amount at any time outstanding not to exceed the greater of (i) $200,000,000 and (ii) 30% of LTM EBITDA; provided that the aggregate amount of Investments at any time outstanding under this Section 6.04(k) in non-Loan Parties made, directly or indirectly, by Loan Parties, shall not exceed (A) the greater of (x) $150,000,000 and (y) 20% of LTM EBITDA minus (B) the aggregate outstanding amount of Investments in non-Loan Parties pursuant to Section 6.04(b)(v).

(l)       Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “Venture”) entered into by the Borrower or a Restricted Subsidiary with third parties pursuant to a bona fide transaction in any line of business permitted under Section 6.09 and any subsequent Investments in such Ventures; provided that such Venture interests acquired and such capital contributions and other Investments made (valued as of the date such interest was acquired or the contribution or other Investment made) do not exceed, in the aggregate at any time outstanding an amount equal to the greater of (x) $150,000,000 and (y) 20% of LTM EBITDA;

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(m)       Investments in the form of extensions of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(n)       Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(o)       advances to officers, directors and employees of the Borrower and its Restricted Subsidiaries for travel, entertainment, relocation and other matters in the ordinary course of business that are reasonably expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(p)       Investments in Unrestricted Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of (i) $75,000,000 and (ii) 10% of LTM EBITDA; provided, that, immediately before and immediately after giving pro forma effect to any such Investment, no Event of Default shall have occurred and be continuing; provided, further, that any Investment in an Unrestricted Subsidiary made during the term of this Agreement pursuant to this Section 6.04(p) (including in connection with the conversion of a Restricted Subsidiary to an Unrestricted Subsidiary pursuant to Section 5.14(b)) shall be deemed to be outstanding at any time of determination under this Section 6.04(p) (notwithstanding a sale, transfer or other Disposition of all or a portion of the Equity Interests or Property of such Unrestricted Subsidiary) except to the extent such Investment has been re-categorized under another exception to this Section 6.04 in accordance with Section 1.05;

(q)       other Investments not otherwise permitted pursuant to this Section 6.04 in an aggregate amount at any time outstanding not to exceed the greater of (i) $200,000,000 and (ii) 30% of LTM EBITDA; provided, that, immediately before and immediately after giving pro forma effect to any such Investment, no Event of Default shall have occurred and be continuing; provided, further, that any Investment in an Unrestricted Subsidiary made during the term of this Agreement pursuant to this Section 6.04(q) (including in connection with the conversion of a Restricted Subsidiary to an Unrestricted Subsidiary pursuant to Section 5.14(b)) shall be deemed to be outstanding at any time of determination under this Section 6.04(q) (notwithstanding a sale, transfer or other Disposition of all or a portion of the Equity Interests or Property of such Unrestricted Subsidiary) except to the extent such Investment has been re-categorized under another exception to this Section 6.04 in accordance with Section 1.05;

(r)       other Investments not otherwise permitted pursuant to this Section 6.04 so long as the First Lien Net Leverage Ratio is less than 3.50:1.00 on a Pro Forma Basis; provided, that, immediately before and immediately after giving pro forma effect to any such Investment, no Event of Default shall have occurred and be continuing;

(s)       purchases of Term Loans in accordance with Section 9.04(e), provided that, immediately before and immediately after giving pro forma effect to any such purchase, no Default or Event of Default shall have occurred and be continuing; and

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(t)       upon the occurrence of an Investment Grade Event and at any time thereafter, Investments that (i) do not violate the articles or certificate of incorporation or by-laws or partnership agreement or limited liability company operating agreement of the Borrower or any Restricted Subsidiary and (ii) immediately before and immediately after giving pro forma effect to any such Investment, the Borrower and its Restricted Subsidiaries are in compliance with Section 6.09.

Section 6.05 Mergers, Consolidations, Sales of Assets. Merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets or, at any time prior to the occurrence of an Investment Grade Event, all or any part of its assets (in each case, whether now owned or hereafter acquired), in each case, including Equity Interests held by it, or, at any time prior to the occurrence of an Investment Grade Event, issue, sell, transfer or otherwise dispose of any Equity Interests of any Restricted Subsidiary (including, for the avoidance of doubt, issuances of any preferred stock and/or Disqualified Stock of any Restricted Subsidiary, but excluding any Equity Interests of the Borrower), or, at any time prior to the occurrence of an Investment Grade Event, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that this Section 6.05 shall not prohibit:

(a)       (i) the purchase and sale of inventory, supplies, materials and equipment and other assets and the purchase and sale of rights to or licenses or leases of intellectual property, in each case in the ordinary course of business by the Borrower or any Restricted Subsidiary, (ii) the sale or lease of storage or pipeline capacity in the ordinary course of business, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the Borrower or any Restricted Subsidiary or (iv) the sale of Permitted Investments or the unwinding of any Swap Agreement, in each case, in the ordinary course of business;

(b)       sales, transfers, leases or other dispositions from any Restricted Subsidiary to a Loan Party or from any Loan Party to another Loan Party or from a non-Loan Party Restricted Subsidiary to another non-Loan Party Restricted Subsidiary;

(c)       Investments permitted by Section 6.04 (other than, at any time prior to the occurrence of an Investment Grade Event, Section 6.04(d)), Liens permitted by Section 6.02 and Restricted Payments permitted by Section 6.06;

(d)       licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(e)       abandonment, cancellation or disposition of any intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(f)       issuances of Equity Interests by any Restricted Subsidiary to the Borrower or any other Loan Party;

(g)       the consummation of the Spin-Off;

(h)       sales, transfers, leases or other dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

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(i)       any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the management of the Borrower;

(j)       sales, transfers, leases or other dispositions of Investments in Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the Venture parties set forth in Venture arrangements and similar binding arrangements;

(k)       sales, transfers, leases or other dispositions of assets acquired, including pursuant to or in order to effectuate a Permitted Acquisition, which are not used or useful to the core or principal business of the Borrower and its Restricted Subsidiaries;

(l)       sales, transfers, leases or other dispositions of assets whose fair market value in the aggregate for all such dispositions as determined at the time of each such disposition does not exceed, in any fiscal year of the Borrower, 5.0% of Consolidated Net Tangible Assets as of the end of the immediately preceding fiscal year.

(m)       sales, transfers, leases or other dispositions of assets that are the subject of Sale and Lease-back Transactions permitted under Section 6.03; and

(n)       (i) a Person (including a Restricted Subsidiary of the Borrower but not the Borrower) may be merged or consolidated with or into the Borrower so long as (A) the Borrower shall be the continuing or surviving entity, (B) no Default or Event of Default shall exist or be caused thereby, and (C) the Borrower remains liable for its obligations under this Agreement and all the rights and remedies hereunder remain in full force and effect, (ii) a Restricted Subsidiary of the Borrower may merge with or into another Restricted Subsidiary of the Borrower or any other Person, provided, that if such Restricted Subsidiary is a Guarantor the surviving entity of such merger is a Guarantor, (iii) any Restricted Subsidiary of the Borrower may liquidate, wind up or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, that, with respect to the exercise of this clause (iii) in respect of any Material Subsidiary, the Borrower is in compliance on a Pro Forma Basis after giving effect to such sale, transfer or disposition, with the Financial Performance Covenants computed as at the last day of, and for the Test Period ended on, the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.04.

Section 6.06       Restricted Payments. Declare or pay, directly or indirectly, any dividend or make any other distribution or payment (by reduction of capital or otherwise, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire of such Equity Interest), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its Equity Interests or set aside any amount for any such purpose (each, a “Restricted Payment”); provided, however, that:

(a)       any Restricted Subsidiary may declare and pay dividends to, repurchase its Equity Interests from, or make other distributions to, the holders of any class of its Equity Interests on a pro rata basis among holders of such class (or better, with respect to any holders that are Loan Parties or Restricted Subsidiaries);

(b)       the Borrower may make (i) noncash repurchases, redemptions or exchanges of Equity Interests deemed to occur upon exercise of stock options or exchange of exchangeable shares if such Equity Interests represent a portion of the exercise price of such options and (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans customarily maintained by similar companies and the granting and performance of registration rights approved by the board of directors of the Borrower;

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(c)       so long as no Event of Default shall have occurred and is continuing, the Borrower may declare and pay Restricted Payments in an amount not to exceed the Available Basket Amount at such time; provided that, upon the occurrence of an Investment Grade Event and at any time thereafter, this clause (c) shall not prohibit the payment of any Restricted Payment within 60 days after the date of its declaration, if at the date of declaration the payment would have otherwise complied with the provisions of this clause (c);

(d)       the Borrower and its Restricted Subsidiaries may declare and pay Restricted Payments in an aggregate amount not to exceed the positive difference, if any, between (i) the greater of (x) $150,000,000 and (y) 20% of LTM EBITDA and (ii) the aggregate amount of prepayments, redemptions, purchases, or other payments in respect of Junior Indebtedness pursuant to Section 6.07(e); provided, that, immediately before and immediately after giving pro forma effect to any such Restricted Payment, no Event of Default shall have occurred and be continuing

(e)       the Borrower and its Restricted Subsidiaries may declare and pay Restricted Payments so long as (i) the First Lien Net Leverage Ratio is less than 3.25:1.00 on a Pro Forma Basis; provided, that, immediately before and immediately after giving pro forma effect to any such Restricted Payment, no Event of Default shall have occurred and be continuing;

(f)       the Borrower may make cash payments in lieu of the issuance of fractional shares of Equity Interests upon conversion or exchange of securities convertible into or exchangeable for Equity Interests of the Borrower;

(g)       the consummation of the Spin-Off shall be permitted (including the payment of the Spin-Off Payments); and

(h)       upon the occurrence of an Investment Grade Event and at any time thereafter, the Borrower and its Restricted Subsidiaries may declare and pay Restricted Payments so long as (i) the Borrower is in compliance with Section 6.11 on a Pro Forma Basis and (ii) immediately before and immediately after giving pro forma effect to any such Restricted Payment, no Event of Default shall have occurred and be continuing.

Section 6.07       Prepayments of Junior Indebtedness. At any time prior to the occurrence of an Investment Grade Event, prepay, redeem, purchase, defease or otherwise satisfy (it being understood that payments of regularly scheduled principal and interest shall be permitted) any Junior Indebtedness or make any payment in violation of any subordination terms of any documentation governing any Junior Indebtedness and the Obligations, except (a) the refinancing thereof with the net cash proceeds of, or in exchange for, any Indebtedness (to the extent such Indebtedness constitutes Permitted Refinancing Indebtedness thereof), (b) the conversion of any Junior Indebtedness to, or the exchange of any Junior Indebtedness for, Qualified Capital Stock of the Borrower or any of its direct or indirect parents, (c) the prepayment of Junior Indebtedness of the Borrower or any of its Restricted Subsidiaries to the Borrower or any of its Restricted Subsidiaries to the extent not prohibited by the terms thereof, (d) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Indebtedness prior to their scheduled maturity in an amount not to exceed the Available Basket Amount at the time thereof, so long as no Event of Default has occurred and is continuing,

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(e) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Indebtedness prior to their scheduled maturity in an aggregate amount not to exceed the positive difference, if any, between (i) the greater of (x) $150,000,000 and (y) 20% of LTM EBITDA and (ii) the aggregate amount of Restricted Payments made pursuant to Section 6.06(d) since the Effective Date; provided, that, immediately before and immediately after giving pro forma effect to any such prepayment, redemption, purchase, defeasance or other payment, no Event of Default shall have occurred and be continuing and (f) prepayments, redemptions, purchases, defeasances or other payments of, or with respect to, Junior Indebtedness, so long as at the time thereof (i) the First Lien Net Leverage Ratio does not exceed 3.25:1.00 on a Pro Forma Basis and (ii) immediately before and immediately after giving pro forma effect thereto no Event of Default has occurred and is continuing.

Section 6.08       Transactions with Affiliates.

(a)       Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is upon terms substantially as favorable to the Borrower or such Restricted Subsidiary, as applicable, as would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided, that this clause (a) shall not apply to any transaction or series of related transactions involving payments or an aggregate consideration not in excess of $20,000,000.

(b)       The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i)       the Transactions, all transactions in connection therewith (including but not limited to the financing thereof and all transactions contemplated by the Spin-Off Documents) and all fees and expenses paid or payable in connection with the Transactions;

(ii)       any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans customarily maintained by similar companies and the granting and performance of registration rights approved by the board of directors of the Borrower;

(iii)       transactions among the Borrower and the Restricted Subsidiaries;

(iv)       any indemnification agreement or any similar arrangement entered into with directors, officers, consultants and employees of the Borrower in the ordinary course of business and the payment of fees and indemnities to directors, officers, consultants and employees of the Borrower in the ordinary course of business;

(v)       transactions pursuant to the Spin-Off Documents and other permitted agreements in existence on the Effective Date and set forth on Schedule 6.08 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(vi)       any employment agreement or employee benefit plan entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business or consistent with past practice and payments pursuant thereto;

(vii)       transactions otherwise permitted under Section 6.04 or Section 6.06;

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(viii)       transactions with any Affiliate for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice;

(ix)       any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the board of directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are not substantially less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate;

(x)       if such transaction is with a Person in its capacity as a holder (A) of Indebtedness of the Borrower or such Restricted Subsidiary where such Person is treated no more favorably than the other holders of Indebtedness of the Borrower or any such Restricted Subsidiary or (B) of Equity Interests of the Borrower or such Restricted Subsidiary where such Person is treated no more favorably than the other holders of Equity Interests of the Borrower or such Restricted Subsidiary;

(xi)       the provision of credit support by the Borrower or any Restricted Subsidiary for (A) its Restricted Subsidiaries, (B) Ventures provided in the form of a Guarantee solely to the extent constituting a replacement of Letters of Credit provided for such Ventures on or about the time of the Spin-off, and (C) to the extent such credit support is provided through a Letter of Credit issued in accordance with Section 2.23(k) and is otherwise permitted under this Agreement, Unrestricted Subsidiaries and Ventures, in each case, as it deems appropriate in the ordinary course of business;

(xii)       customary corporate sharing agreements with respect to tax sharing or general overhead and administrative matters;

(xiii)       a transaction or transactions that are not on an arm’s length basis or are not on terms as favorable as could have been obtained from a third party, provided, that such transaction or transactions occurs within a related series of transactions, which, in the aggregate, are on an arm’s length basis and are on terms as favorable as could have been obtained from a third party;

(xiv)       non-material transactions with any officer, director, employee or Affiliate that are not on an arm’s length basis or are not on terms as favorable as could have been obtained from a third party but are in the ordinary course of the Borrower’s or such Restricted Subsidiary’s business, so long as, in each case, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

(xv)       such transaction is approved or ratified by a majority of the disinterested members of either (i) the board of directors of the Borrower or (ii) the Borrower’s corporate governance committee, in each case, in good faith.

Section 6.09       Limitation on Changes in Business. Engage in any material line of business other than the midstream oil and gas business or any business substantially related or incidental thereto (including the ownership of Equity Interests of Persons engaged in such businesses), including fresh and wastewater services and sand mining businesses, and ESG-related businesses.

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Section 6.10       Limitation on Modifications of Organizational Documents and Material Indebtedness; Limitations on Restricted Agreements.

(a)       At any time prior to the occurrence of an Investment Grade Event, amend or modify, or permit the amendment or modification of, or grant any waiver or release under or terminate (i) the articles or certificate of incorporation or by-laws or partnership agreement or limited liability company operating agreement of the Borrower or any Restricted Subsidiary in any manner that is materially adverse to the Lenders or (ii) the documents governing any Material Indebtedness if doing so would cause such Indebtedness to not be permitted under Section 6.01 (tested as if such Material Indebtedness were being issued or incurred at such time); or

(b)       Enter into, or permit any Restricted Subsidiary to enter into, any agreement or instrument that by its terms restricts, (x) in the case of the Restricted Subsidiaries, the payment of dividends or distributions or the making of cash advances by any Restricted Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Person or (y) at any time prior to the occurrence of an Investment Grade Event, in the case of the Borrower or any of its Restricted Subsidiaries, the granting of Liens by the Borrower or any of its Restricted Subsidiaries pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(i)       in the case of clause (x), contractual encumbrances or restrictions in effect on the Effective Date and under any agreements related to any permitted renewal, extension or refinancing of any agreements containing such encumbrances or restrictions that do not expand the scope of any such encumbrance or restriction;

(ii)       in the case of clause (x), any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets, or business unit, division, or line of business, of such Subsidiary that is permitted hereunder pending the closing of such sale or disposition;

(iii)       in the case of clause (x), customary provisions in Venture agreements or the constitutional documents of any Restricted Subsidiary that is not a Wholly-Owned Subsidiary and other similar agreements applicable to Ventures entered into in the ordinary course of business;

(iv)       customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(v)       customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(vi)       customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(vii)       customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 pending the consummation of such sale;

(viii)       in the case of clause (x), any agreement in effect at the time such Person becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming such a Subsidiary;

(ix)       existing under, by reason of or with respect to applicable law;

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(x)       in the case of clause (y), restrictions imposed by Capital Leases or secured purchase money Indebtedness permitted hereunder, to the extent such restrictions only apply to the assets securing such Indebtedness;

(xi)       in the case of clause (y), Sale and Lease-back Transactions permitted under Section 6.03 to the extent such restrictions only apply to the assets subject to such Sale and Lease-back Transaction and proceeds and products thereof; and

(xii)       any restrictions contained in any agreement or document relating to Indebtedness permitted by this Agreement to the extent that such restrictions are not materially more restrictive than the restrictions contained in any agreement or document relating to any Indebtedness permitted hereunder that is in existence on the Effective Date and that has been disclosed to the Lenders.

Section 6.11       Financial Performance Covenants.

(a)       Beginning with the fiscal quarter ending on September 30, 2021, at any time while the Initial Term Facility is in effect, the Borrower will not permit the Debt Service Coverage Ratio for the Test Period ending as of the end of such fiscal quarter and each fiscal quarter thereafter to be less than 1.10 to 1.00 (the “TL Financial Performance Covenant”).

(b)       Beginning with the fiscal quarter ending on September 30, 2021, at any time while the Initial Revolving Facility is in effect, the Borrower will not permit the Consolidated Net Leverage Ratio for the Test Period ending as of the end of such fiscal quarter and each fiscal quarter thereafter to be greater than, (i) at any time during a Specified Acquisition Period, 5.50 to 1.00 and (ii) at any other time, 5.00:1.00.

(c)       Beginning with the fiscal quarter ending on September 30, 2021, at any time prior to the occurrence of an Investment Grade Event while the Initial Revolving Facility is in effect, the Borrower will not permit the Interest Coverage Ratio for the Test Period ending as of the end of such fiscal quarter and each fiscal quarter thereafter to be less than 2.50 to 1.00.

Section 6.12       Swap Agreements. Enter into any Swap Agreement, other than Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary of the Borrower, or to hedge currency exposure or to hedge commodity prices, which, in each case, are entered into for bona fide risk mitigation purposes and that are not speculative in nature.

Section 6.13       Restricted/Unrestricted Subsidiaries. The Borrower:

(a)       will not, and will not permit the Borrower or any Restricted Subsidiary to, incur, assume, guarantee or be or become liable for any Indebtedness of any Unrestricted Subsidiary, except to the extent of any pledge of equity of any Unrestricted Subsidiary permitted hereunder;

(b)       will not, and will not permit any Restricted Subsidiary to, enter into any credit agreement for a senior credit facility, a loan agreement for a senior credit facility, a note purchase agreement for the sale of promissory notes or an indenture governing capital markets debt instruments as a borrower, issuer or guarantor (the “Relevant Debt”), the terms of which would, upon the occurrence of a default under any Indebtedness of an Unrestricted Subsidiary, (i) result in, or permit the holder of any Relevant Debt to declare a default on such Relevant Debt or (ii) cause the payment of any Relevant Debt to be accelerated or payable before the fixed date on which the principal of such Relevant Debt is due and payable;

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(c)       will not permit any Unrestricted Subsidiary to hold any Equity Interests or other ownership interest in or any Indebtedness of the Borrower or any Restricted Subsidiary;

(d)       will not, and will not permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien on or in respect of any of its Property (other than any of its interests in the Equity Interests of an Unrestricted Subsidiary) to secure obligations of an Unrestricted Subsidiary;

(e)       will not and will not permit any Restricted Subsidiary to, sell, assign, pledge, or otherwise transfer any of its Properties to any Unrestricted Subsidiary, or make or permit to exist any loans, advances, or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, any Unrestricted Subsidiary or in any of its Properties, in each case, if prohibited by Article VI; and

(f)       will satisfy customary corporate, limited liability company or other organizational formalities and other requirements necessary to preserve the separate legal existence of each Unrestricted Subsidiary from the Borrower and each Restricted Subsidiary.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01       Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a)       any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document, or any representation, warranty, statement or fact or certification contained in any certificate or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by the Borrower or any other Loan Party;

(b)       default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)       default shall be made in the payment of any reimbursement obligation or any interest on any Loan or reimbursement obligation in respect of a Letter of Credit or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d)       default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (solely with respect to existence of each Loan Party in its jurisdiction of organization), 5.05(a), 5.08, 5.16, 5.18, or in Article VI; provided that a Default or an Event of Default that results from a failure of the Borrower to comply with any RCF Financial Performance Covenant or the TL Financial Performance Covenant shall not constitute a Default or an Event of Default for purposes of any Facility other than the Initial Revolving Facility or the Initial Term Facility, respectively, unless and until all Initial Revolving Loans or Initial Term Loans, respectively, have been declared due and payable and, in the case of the Initial Revolving Facility, the Initial Revolving Commitments have been terminated by the Required Revolving Lenders thereunder pursuant to Section 7.01;

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(e)       default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement of such Person contained in any Loan Document (other than those specified in clauses (a), (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) a Responsible Officer of the Borrower obtaining actual knowledge thereof and (ii) notice thereof from the Administrative Agent or any Lender or group of Lenders holding not less than 25% of the aggregate principal amount of Loans and Commitments at such time to the Borrower;

(f)       (i) the Borrower or any of its Material Subsidiaries shall fail to pay any principal, interest, fee or any other amount when due in respect of any Material Indebtedness of the Borrower or such Material Subsidiary, as applicable or (ii) (x) at any time prior to the occurrence of an Investment Grade Event, any breach or default by the Borrower or any of its Material Subsidiaries with respect to any term in any Material Indebtedness of the Borrower or such Material Subsidiary if the effect of such breach or default is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee on behalf of such holder or holders), to cause (after the expiration of any applicable grace or cure period and with or without the giving of notice, the lapse of time, or both), such Material Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity and (y) upon the occurrence of an Investment Grade Event and at any time thereafter, any breach or default by the Borrower or any of its Material Subsidiaries with respect to any term in any Material Indebtedness of the Borrower or such Material Subsidiary if the effect of such breach or default is to cause (after the expiration of any applicable grace or cure period and with or without the giving of notice, the lapse of time, or both), such Material Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity; provided, that this clause (f) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness or (2) the delivery of any notice of the voluntary termination of commitments, prepayment or redemption of Indebtedness not prohibited pursuant to this Agreement;

(g)       there shall have occurred a Change in Control;

(h)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of its Material Subsidiaries, or of a substantial part of the property or assets of the Borrower or any of its Material Subsidiaries, taken as a whole, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Material Subsidiaries, or for a substantial part of the property or assets of the Borrower or any of its Material Subsidiaries, taken as a whole, or (iii) the winding-up or liquidation of the Borrower or any of its Material Subsidiaries, except to the extent permitted by Section 6.05 and, in each case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)       the Borrower or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in clause (h) above, (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Material Subsidiaries, or for a substantial part of the property or assets of the Borrower or any of its Material Subsidiaries, taken as a whole, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

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(j)       the failure by the Borrower or any of its Material Subsidiaries to pay one or more final judgments aggregating in excess of $50,000,000 (net of any amounts which are covered by insurance or bonded and/or to the extent not fully indemnified by any other Person who has acknowledged liability for such judgment and has either provided credit support for such indemnity obligations that is reasonably acceptable to the Administrative Agent), which judgments are not discharged or effectively waived or stayed for a period of thirty (30) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or such Material Subsidiary to enforce any such judgment;

(k)       one or more ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l)       (i) any Loan Document shall for any reason be asserted in writing by the Borrower or any Guarantor not to be a legal, valid and binding obligation of any party thereto, (ii) at any time prior to the occurrence of an Investment Grade Event, any security interest purported to be created by any Security Document with respect to the Collateral that is material to the Borrower and the Guarantor on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or any Guarantor not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, or (iii) at any time prior to the occurrence of an Investment Grade Event (or, with respect to any Investment Grade Retained Credit Support, at any time), the Guarantees pursuant to the Collateral Agreement by any Guarantor of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms hereof or thereof), or shall be asserted in writing by the Borrower or, any Guarantor not to be in effect or not to be legal, valid and binding obligations;

then, and in every such event (other than an event with respect to Borrower or any of its Material Subsidiaries described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request (i) of the Required Lenders (except with respect to an Event of Default related to any RCF Financial Performance Covenant or the TL Financial Performance Covenant when such Event of Default does not exist with respect to the Initial Term Facility or the Initial Revolving Facility, respectively) or (ii) with respect to an Event of Default related to any RCF Financial Performance Covenant or the TL Financial Performance Covenant which only applies to the Initial Revolving Facility or the Initial Term Facility, respectively, the Required Revolving Lenders under the Initial Revolving Facility (but solely with respect to the Initial Revolving Loans, Initial Revolving Commitments and Letters of Credit) or the Required Term Lenders under the Initial Term Facility (but solely with respect to the Initial Term Loans), respectively, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations and liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and in the case of any event with respect to the Borrower or any of its Material Subsidiaries described in clause (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations and liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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Section 7.02       Application of Funds. After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable as set forth in Section 7.01), any amounts or other distributions received on account of the Obligations, including any proceeds of Collateral, shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including counsel fees payable under Section 8.12 and Section 9.05 and amounts payable under Sections 2.13 and 2.15) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of L/C Disbursements, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including counsel fees and disbursements payable under Section 8.12 and Section 9.05 and amounts payable under Sections 2.13 and 2.15), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges, interest on the Loans and unreimbursed L/C Disbursements and any fees, premiums and scheduled periodic payments due under Cash Management Agreements or Secured Swap Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed L/C Disbursements and (B) to Cash Collateralize that portion of L/C Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 2.19(a)(iv) or Section 2.23(j), and any breakage, termination or other payments under Cash Management Agreements or Secured Swap Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.19(a)(iv) or Section 2.23(j), amounts used to Cash Collateralize the aggregate amount of Letters of Credit pursuant to this clause Fourth shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of Cash Collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.02.

Fifth, to the payment in full of all other Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

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Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Laws.

Notwithstanding the foregoing, no amounts received from any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party.

ARTICLE VIII
THE AGENTS

Section 8.01       Appointment and Authority.

(a)       Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints Barclays Bank PLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)       Barclays Bank PLC shall act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Specified Swap Counterparty and a potential Cash Management Bank) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 8.12 and Section 9.05) as though the Collateral Agent, or such co-agents, sub-agents and attorneys-in-fact, were expressly referred to in such provisions.

(c)       Except as provided in Sections 8.06, 8.07, 8.08 and 8.12, the provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, any appointees thereof and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02       Rights as a Lender. Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include a Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

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Section 8.03       Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(a)       shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)       shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law;

(c)       shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity;

(d)       shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.08 and 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

(e)       shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent; and

(f)       shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to such Agent by the Borrower, a Subsidiary of the Borrower, or a Lender.

The Administrative Agent shall use commercially reasonable efforts to monitor compliance with Section 9.04(b)(ii)(F), but notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event shall the Administrative Agent have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information (other than in violation of Section 9.16), to any Disqualified Institution, except due to the Administrative Agent’s gross negligence, willful misconduct or bad faith as determined in a final and nonappealable judgment by a court of competent jurisdiction.

Section 8.04       Reliance by Agents. Any Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

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Any Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, any Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Any Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05       Delegation of Duties. Any Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06       Resignation of the Agents. Any Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States and having a combined capital and surplus of at least $1,000,000,000. During an Agent Default Period, the Borrower and the Required Lenders may remove the relevant Agent subject to the execution and delivery by the Borrower and the Required Lenders of a customary removal and liability release agreements reasonably satisfactory to the relevant Agent, which removal shall be effective upon the acceptance of appointment by a successor as such Agent. Upon any proposed removal of an Agent during an Agent Default Period, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States and having a combined capital and surplus of at least $1,000,000,000. In the case of the resignation of an Agent, if no such successor shall have been so appointed by the Required Lenders or the Borrower and shall not have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security, as bailee, until such time as a successor Collateral Agent is appointed), (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders and the Borrower appoint a successor Administrative Agent as provided for above in this Section 8.06 and (c) the Borrower and the Lenders agree that in no event shall the retiring Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the failure of a successor Agent to be appointed and to accept such appointment.

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Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article (including Section 8.12) and Section 9.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Section 8.07       Non-Reliance on the Agents and Other Lenders.

(a)       Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon any Agent, Lead Arranger or any other Lender or L/C Issuer or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent, Lead Arranger or any other Lender or L/C Issuer or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)

(i)       Each Lender and each L/C Issuer hereby agrees that (x) if the Administrative Agent notifies such Lender or L/C Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or L/C Issuer from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or L/C Issuer (whether or not known to such Lender or L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or L/C Issuer shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the ~~NYFRB Rate (solely in the case of any Term Loan Facility) or the~~ Federal Funds Effective Rate ~~(solely in the case of any Revolving Facility)~~ and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or L/C Issuer shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender or L/C Issuer under this Section 8.07(b) shall be conclusive, absent manifest error.

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(ii)       Each Lender and each L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and each L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or L/C Issuer shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the ~~NYFRB Rate (solely in the case of any Term Loan Facility) or the~~ Federal Funds Effective Rate ~~(solely in the case of any Revolving Facility)~~ and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)       The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or L/C Issuer that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or L/C Issuer with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Loan Party.

(iv)       Each party’s obligations under this Section 8.07(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 8.08       No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers shall not have any duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or a Lender or L/C Issuer hereunder. Each Lead Arranger is an intended third party beneficiary hereunder in accordance with the terms hereof.

Section 8.09       Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10, 8.12, and 9.05) allowed in such judicial proceeding; and

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(b)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10, 8.12, and 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.10       Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Specified Swap Counterparty), each of the L/C Issuers, and each of the Cash Management Banks and Specified Swap Counterparties, by their acceptance of the benefits of the Loan Documents, irrevocably authorizes the Administrative Agent and the Collateral Agent (i) to enter the Intercreditor Agreement, the Junior Lien Intercreditor Agreement and any other intercreditor agreement expressly referenced in this Agreement, (ii) release guarantees, Liens and security interests created by the Loan Documents in accordance with the provisions of Section 9.18 without further or additional consents being delivered by any Agent or any Lender or L/C Issuer and (iii) to subordinate any Lien on any Property granted to or held by any Agent under any Loan Document to the holder of any Lien on such Property that is permitted under Section 6.02 (other than, at any time prior to the occurrence of an Investment Grade Event, Sections 6.02(a), (b), (c), (t), (u) or (x)) without further or additional consents being delivered by any Agent or any Lender or L/C Issuer. Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing such Agent’s authority provided for in the previous sentence. In the event of any conflict between the terms of this Agreement and the Intercreditor Agreement with respect to matters related to the Liens and security interests granted to the Collateral Agent and the exercise of any right or remedy in respect of the Collateral, the Intercreditor Agreement shall govern.

Section 8.11       Secured Cash Management Agreements and Secured Swap Agreements. No Cash Management Bank or Specified Swap Counterparty that obtains the benefits of the Security Documents or any Collateral by virtue of the provisions hereof or of the Security Documents shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Swap Agreements unless such Agent has received written notice of such Obligations, together with such supporting documentation as such Agent may request, from the applicable Cash Management Bank or Specified Swap Counterparty, as the case may be.

Section 8.12       Indemnification. Each Lender agrees (a) to reimburse the Administrative Agent and the Collateral Agent, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans)) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent or the Collateral Agent, as applicable, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and

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(b) to indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Lead Arrangers and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent, Collateral Agent or Lead Arranger or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, including in connection with any proceeding brought by any Lender, provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Person or its directors, officers, employees or agents.

Section 8.13       Appointment of Supplemental Collateral Agents.

(a)        It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations or other institutions to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent appoint an additional institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

(b)       In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article and of Section 9.05 that refer to the Administrative Agent, the Collateral Agent or the Agents shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent, the Collateral Agent or the Agents shall be deemed to be references to the Administrative Agent, the Collateral Agent or the Agents and/or such Supplemental Collateral Agent, as the context may require.

(c)       Should any instrument in writing from any Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

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Section 8.14       Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.14. The agreements in this Section 8.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 8.15       Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 7.01 and the Security Documents for the benefit of all the Lenders or Secured Parties, as applicable; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) any Lender or L/C Issuer from exercising setoff rights in accordance with Section 9.06 (subject to the terms of Section 2.16(c)), or (c) any Lender or L/C Issuer from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; and provided, further, that if at any time there is no Person acting as the Administrative Agent or the Collateral Agent, as applicable, hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as applicable, pursuant to Section 7.01 and the Security Documents, as applicable and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.16(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 8.16       Certain ERISA Matters.

(a)       Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

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(i)       such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)       the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)       (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 8414 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)       In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Agents or their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)       The Agents and the Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that each such Person has a financial interest in the transactions contemplated hereby in that each such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, letters of credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, letters of credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, letters of credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

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Section 8.17       Credit Bidding. The Secured Parties hereby irrevocably authorize the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase) . In connection with any such bid, (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.08 of this Agreement), (iv) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Collateral Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

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ARTICLE IX
MISCELLANEOUS

Section 9.01       Notices.

(a)       Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

(i)       if to the Borrower, to:

DT Midstream Inc.

One Energy Plaza

Detroit, MI 48226

Attention: Edward Solomon

Facsimile: N/A

Email: edward.solomon@dtmidstream.com

Telephone: (313) 235-1897

(ii)       if to the Administrative Agent or the Collateral Agent, to:

Barclays Bank PLC

745 Seventh Avenue, 8th Floor

New York, NY 10019

Telephone: 212-526-9531

Fax: 212-526-5115

Email: Nicholas.Sibayan@barclays.com

(iii)       if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)       Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to service of process, or to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided further that approval of such procedures may be limited to particular notices or communications.

(c)       All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or (to the extent permitted by clause (b) above) electronic means prior to 5:00 p.m. (New York City time) on such date, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

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(d)       Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02       Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the other Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the L/C Issuers and shall survive the making by the Lenders of the Loans, the issuance of the Letters of Credit by the L/C Issuers and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid, and Letter of Credit is outstanding (or any drawing is pending on any Letter of Credit) or any Commitments remain in effect. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained in Sections 2.13, 2.15 and 9.05 shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

Section 9.03       Binding Effect. Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents, each L/C Issuer and each Lender and their respective permitted successors and assigns.

Section 9.04       Successors and Assigns.

(a)       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and registered assigns permitted hereby, except that (i) (other than as permitted by Section 6.05) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and registered assigns permitted hereby, Participants (to the extent provided in Section 9.04(c)), the Lenders, the Agents and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders, and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i)       Subject to the conditions set forth in Section 9.04(b)(ii) below, any (x) Term Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement in respect of any Term Loan Facility (including all or a portion of its Term Loans under such Term Loan Facility) with the prior written consent of (provided that the Borrower shall be deemed to have consented to any such assignment in respect of any Term Loan Facility unless it shall have objected to it by written notice to the Administrative Agent within ten (10) Business Days after a Responsible Officer of the Borrower shall have received notice thereof from the Administrative Agent), and (y) any Revolving Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement in respect of any Revolving Facility (including all or a portion of its Revolving Loans and Revolving Commitments under such Revolving Facility (including for purposes of this Section 9.04(b), participations in L/C Exposure)) with the prior written consent of (such consent not to be unreasonably conditioned, withheld or delayed):

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(A)       the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment in respect of any Revolving Facility unless it shall have objected to it by written notice to the Administrative Agent within ten (10) Business Days after a Responsible Officer of the Borrower shall have received notice thereof from the Administrative Agent); provided, that no consent of the Borrower shall be required (x) with respect to any Term Loan Facility only, for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (y) with respect to any Revolving Facility only, for an assignment to a Revolving Lender or an Affiliate of a Revolving Lender or (z), if an Event of Default under Section 7.01(b), (c), (h) or (i) (with respect to the Borrower) has occurred and is continuing. The liability of the Borrower to an assignee that is an Approved Fund or Affiliate of the assigning Lender, as applicable, under Sections 2.13 and 2.15 shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such assignment and the Borrower may withhold its consent if the costs or the Taxes payable by the Borrower to the assignee under Sections 2.13 and 2.15 shall be greater than they would have been for the assignor;

(B)       the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of a Loan to a Person that is a Lead Arranger, Lender, an Affiliate of a Lead Arranger or a Lender or Approved Fund immediately prior to giving effect to such assignment; and

(C)       the L/C Issuers under any Revolving Facility in the case of an assignment pursuant to Section 9.04(b)(i)(y) with respect to such Revolving Facility; provided, that no consent of the L/C Issuers shall be required for an assignment of an Initial Revolving Loan or Initial Revolving Commitment to a Person that is an Initial Revolving Lender, an Affiliate of an Initial Revolving Lender or Approved Fund immediately prior to giving effect to such assignment.

(ii)       Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment and/or Loans, as applicable, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) in the case of any Revolving Facility, $5,000,000 and (y) in the case of any Term Loan Facility, $1,000,000 and, in each case, in increments of $1,000,000 in excess thereof unless the Borrower and the Administrative Agent otherwise consent; provided, that no such consent of the Borrower shall be required if an Event of Default under Section 7.01 (b), (c), (h) or (i) with respect to the Borrower has occurred and is continuing;

(B)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of a Facility under this Agreement;

(C)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance;

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(D)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any other administrative information that the Administrative Agent may reasonably request;

(E)       no such assignment shall be made to (x) a Defaulting Lender or (y) the Borrower or any of its Affiliates; and

(F)       notwithstanding anything to the contrary herein, no such assignment shall be made to (x) a natural person or (y) a Disqualified Institution unless consented to by the Borrower, and any such assignment shall be deemed null and void.

For purposes of this Section 9.04(b), the term “Approved Fund” shall have the following meaning:

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)       Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall not be effective as an assignment hereunder.

(iv)       The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans, L/C Exposure (specifying unreimbursed amounts) and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Lead Arranger and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)       The parties to each assignment shall deliver to the Administrative Agent a processing and recordation fee in the amount of U.S. $3,500; provided, however, no processing and recordation fee shall be due for assignments to or by any Lead Arranger or any of their Affiliates; and provided, further, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Upon its receipt (or waiver) of the processing and recording fee described in the preceding sentence, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, any administrative information reasonably requested by the Administrative Agent (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by this Section 9.04(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment (including any assignment under Section 9.04(e)) shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.04(b).

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(c)

(i)       Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural Person, a Disqualified Institution (so long as the list of Disqualified Institutions is made available to all Lenders), the Borrower or any of its Affiliates, or in the case of any Revolving Facility, a Defaulting Lender), (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including its participations in L/C Exposure) owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agents, the L/C Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans (or other rights or obligations under any Loan Document), which entries shall be conclusive absent manifest error, provided, that no Lender shall have any obligation to disclose all or any portion of such register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, L/C Exposure or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, L/C Exposure or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the Proposed United States Treasury Regulations (or, in each case, any amended or successor version). Such Lender shall treat each Person whose name is recorded in such register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to exercise rights under and to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.04(a)(i) or clause (i) through (v) of the first proviso to Section 9.08(b) that affects such Participant and (y) no other agreement (oral or written) in respect of the foregoing with respect to such Participant may exist between such Lender and such Participant. Subject to Section 9.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements and limitations) of Section 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment (and become a party to this Agreement) pursuant to Section 9.04(b) (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender); provided that such Participant agrees to be subject to the provisions of Section 2.17 as if it were an assignee under Section 9.04(b). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

(ii)       A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.15 to the extent such Participant fails to comply with Section 2.15(e) as though it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender).

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(d)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its promissory note, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, and any such pledgee (other than a pledgee that is the Federal Reserve Bank or any other central bank) shall acknowledge in writing that its rights under such pledge are in all respects subject to the limitations applicable to the pledging Lender under this Agreement or the other Loan Documents.

(e)       Any Term Lender may, so long as no Default or Event of Default has occurred and is continuing and, to the extent Term Loans are purchased at a discount, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Borrower or any Restricted Subsidiary through (x) Dutch auctions open to all Term Lenders under the applicable Term Facility on a pro rata basis in accordance with procedures to be agreed by the Administrative Agent (or other applicable agent managing such auction) or (y) notwithstanding any other provision in this Agreement, open market purchase on a pro rata or non-pro rata basis; provided, that, in connection with assignments pursuant to clauses (x) and (y) above, (i) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower or such Restricted Subsidiary shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (ii) the aggregate outstanding principal amount of Term Loans of the remaining Term Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(f)       Disqualified Institutions.

(i)       Notwithstanding anything to the contrary contained herein, but subject to Section 9.04(c)(i), no assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date, (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 9.04(f)(i) shall not be void, but the other provisions of this Section 9.04(f) shall apply.

(ii)       If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitments of such Disqualified Institution and repay all Obligations owing to such Disqualified Institution in connection with such Commitments and/or (B) purchase or prepay the Loans held by such Disqualified Institution by paying the principal amount thereof, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more assignees permitted hereunder at par, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

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(iii)       Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution shall have only such rights as are specified in Section 9.08(f) with respect to Disqualified Institutions, and (y) for purposes of voting on any plan of reorganization or plan of liquidation, each Disqualified Institution party hereto hereby agrees (1) not to vote on such any plan of reorganization or plan of liquidation, (2) if such Disqualified Institution does vote on such any plan of reorganization or plan of liquidation notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such any plan of reorganization or plan of liquidation in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable Laws) and (3) not to contest any request by any party for a determination by the applicable court of competent jurisdiction effectuating the foregoing clause (2).

(iv)       The Administrative Agent shall, and the Borrower hereby expressly authorizes the Administrative Agent to, post the list of Disqualified Institutions and any updates thereto from time to time on the Platform and/or provide the list of Disqualified Institutions and any updates thereto to each Lender requesting the same, in each case, subject to customary confidentiality requirements.

Section 9.05       Expenses; Indemnity.

(a)       The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Agents, the Lead Arrangers and their respective Affiliates in connection with the preparation of this Agreement and the other Loan Documents, or by the Agents, the Lead Arrangers and their respective Affiliates in connection with the syndication of the Commitments or the administration of this Agreement (including reasonable and documented out of pocket expenses incurred in connection with due diligence and including, but limited in respect of fees, expenses and disbursements of counsel, to the reasonable fees, disbursements and the charges of counsel to one primary counsel for the Agents and the Lead Arrangers and, if necessary, one firm of local counsel for the Agents and the Lead Arrangers in each relevant jurisdiction material to the interests of the Agents and the Lead Arrangers taken as a whole (and solely in the case of a conflict of interest, one additional primary counsel and one additional firm of counsel in each relevant jurisdiction that is material to each group of similarly situated affected Agents and Lead Arrangers) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) or incurred by the Agents, the Lead Arrangers and their respective Affiliates or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including, but limited in respect of fees, expenses and disbursements of counsel, to the reasonable and documented fees, disbursements and other charges of one counsel to the Agents, the Lead Arrangers and the Lenders taken as a whole, and, if necessary, of one local counsel in any jurisdiction material to the interests of the Agents, the Lead Arrangers, and the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional primary counsel and one additional firm of counsel in each relevant jurisdiction that is material to each group of similarly situated affected Agents, Lenders and Lead Arrangers).

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(b)       The Borrower agrees to indemnify the Agents, the Lead Arrangers, each L/C Issuer, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements (limited, in the case of legal expenses, to reasonable and documented legal fees, disbursements and other charges of one primary counsel for all Indemnitees, and, if necessary, one firm of local counsel in each relevant jurisdiction material to the interests for all Indemnitees (and, solely in the case of a conflict of interest where the Indemnitee(s) affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains another firm of counsel, one additional primary counsel and, if necessary, one additional local counsel in each relevant material jurisdiction for each group of similarly situated affected Indemnitees)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iii) the use of the proceeds of the Loans or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Borrower, any other Loan Party or any Indemnitee initiated or is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE, provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final and nonappealable judgment of a court of competent jurisdiction (x) to have resulted from the gross negligence, bad faith, material breach of this Agreement or any of the Loan Documents or willful misconduct of such Indemnitee or any of its Related Parties acting at its direction, or (y) to arise from disputes solely among Indemnitees if such dispute does not involve any action or inaction by the Loan Parties. Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel or consultant fees, out of pocket charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) an Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Substance at, under, on or from any Real Property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or by any predecessor of the Borrower or any of its Subsidiaries, or any property at which the Borrower or any of its Subsidiaries has sent Hazardous Substances for treatment, storage or disposal, in each case, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee, provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, material breach of this Agreement or any of the Loan Documents or willful misconduct of such Indemnitee or any of its Related Parties acting at its direction or would have arisen as against the Indemnitee regardless of this Agreement or any other Loan Document or any Borrowings hereunder.

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In no event shall any party hereto be liable to any other party hereto for any consequential, indirect, special or punitive damages; provided that the foregoing shall not limit the indemnity and reimbursement obligations of the Borrower to the extent set forth in this Section 9.05 in respect of any third party claims alleging such consequential, indirect, special or punitive damages. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages that are determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, any Lead Arranger, any L/C Issuer or any Lender. All amounts due under this Section 9.05 shall be payable promptly upon on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)       This Section 9.05 shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 9.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such L/C Issuer to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties, now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation”, no amounts received from, or set off with respect to, any guarantor shall be applied to any Excluded Swap Obligations of such guarantor. The rights of each Lender and each L/C Issuer under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

Section 9.07       Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08       Waivers; Amendment.

(a)       No failure or delay of the Agents, any L/C Issuer or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

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(b)       Subject to Section 2.12(b), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided that waivers, amendments or modifications of (1) the RCF Financial Performance Covenants (or any of financial definitions or provisions used for the implementation of the RCF Financial Performance Covenants) will require only the consent of the Required Revolving Lenders under the Initial Revolving Facility, and waivers, amendments or modifications of the Loan Documents that affect solely the Revolving Lenders under a Revolving Facility (including any waiver, amendment or modification of any conditions to extensions of credit under such Revolving Facility, the making of any representations and warranties in respect thereof and the operation of such Revolving Facility) will require only the consent of the Required Revolving Lenders under the applicable Revolving Facility and (2) the TL Financial Performance Covenant (or any of financial definitions or provisions used for the implementation of the TL Financial Performance Covenant) will require only the consent of the Required Term Lenders under the Initial Term Facility, and waivers, amendments or modifications of the Loan Documents that affect solely the Term Lenders under a Term Loan Facility (including any waiver, amendment or modification of any conditions to extensions of credit under such Term Loan Facility, the making of any representations and warranties in respect thereof and the operation of such Term Loan Facility) will require only the consent of the Required Term Lenders under such Term Loan Facility; provided, further, that no such agreement shall:

(i)       decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on or any fee relating to, any Loan, without the prior written consent of each Lender directly and adversely affected thereby (it being understood that the waiver of interest provided in Section 2.11(c) shall only require the consent of the Required Lenders),

(ii)       increase or extend the Commitment of any Lender or decrease the fees payable to any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase in the Commitments of any Lender),

(iii)       extend or waive any scheduled amortization or reduce the amount due on any scheduled amortization or extend any date on which payment of interest on any Loan or any Fee is due or extend any payments made on any basis other than a pro rata basis, without the prior written consent of each Lender directly and adversely affected thereby (it being understood that waivers of Defaults or Events of Default shall not constitute such an extension or waiver),

(iv)       change Section 2.16 or 7.02 in a manner that would alter the pro rata sharing of payments (or the order of application of payments) required thereby without the written consent of each Lender adversely directly and affected thereby;

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(v)       amend or modify the provisions of this Section 9.08 or the definition of the term “Required Lenders”, “Required Revolving Lenders” or “Required Term Lenders” or any other provision hereof or of any other Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or under any other Loan Document, without the prior written consent of each Lender or, in the case of any amendment or modification to the definition of the term “Required Revolving Lenders” or “Required Term Lenders”, without the written consent of each Revolving Lender or each Term Lender, as applicable,

(vi)       except as permitted hereunder, release all or substantially all the Collateral or release all or substantially all of the value of the Guarantee of the Guarantors, without the prior written consent of each Lender;

(vii)       subordinate the payment priority of the Obligations or subordinate the Liens granted to the Collateral Agent (for the benefit of the Secured Parties) in the Collateral without the written consent of each Lender; or

(viii)       waive, amend or modify any condition precedent in Section 4.02 that is subject to the approval of each Lender without the consent of each Lender;

provided further that no such agreement shall (x) amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or any L/C Issuer hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent, the Collateral Agent or such L/C Issuer, as applicable, or (y) amend, modify or waive this Agreement or any other Loan Document so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Secured Swap Agreements or the definition of “Specified Swap Counterparty”, “Swap Agreement”, “Specified Swap Agreement”, “Obligations” or “Secured Parties” (as such terms (or terms with similar meanings) are defined in this Agreement or any applicable Loan Document), in each case in a manner adverse to any Specified Swap Counterparty without the written consent of any such Specified Swap Counterparty. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender. Notwithstanding the foregoing, Schedule 2.01 may be amended to add an L/C Issuer, remove an L/C Issuer or modify the L/C Issuance Limit of any L/C Issuer, provided that no such modification shall result in an increase of the L/C Sublimit, with the consent solely of the Borrower, the Administrative Agent and such L/C Issuer (and the consent of the Required Lenders shall not be required).

(c)       Without the consent of the Lead Arrangers, the L/C Issuers or any Lender, the Loan Parties and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d)       Notwithstanding anything to the contrary in any Loan Document, the Borrower and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.20, any Refinancing Amendment in accordance with Section 2.21 and any Extension Amendment in accordance with Section 2.22 and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

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In addition, in connection with the incurrence of any Loans or other Indebtedness intended to be secured on a pari passu or junior basis in right of priority to the Obligations or intended to be unsecured pursuant to any Incremental Amendment or Refinancing Amendment, the Borrower, the Administrative Agent and/or the Collateral Agent may, without the need to obtain consent of any other Lender, make changes to the Loan Documents reasonably satisfactory to the Borrower, the Administrative Agent and/or the Collateral Agent to reflect the provisions of this Agreement, including but not limited to entering into, amending, amending and restating or otherwise modifying the Intercreditor Agreement and the Junior Lien Intercreditor Agreement by the Administrative Agent and/or the Collateral Agent to facilitate the incurrence of such pari passu or junior lien Indebtedness in a manner that is not adverse to the Lenders in any material respect.

(e)       Notwithstanding the foregoing, any Loan Document may be amended, modified, supplemented or waived with the written consent of the Administrative Agent and the Borrower without the need to obtain the consent of any Lender (but with the consent of the Collateral Agent if the Collateral Agent is party to such Loan Document) if such amendment, modification, supplement or waiver is executed and delivered in order to (i) cure an ambiguity, omission, mistake or defect in such Loan Document (ii) make administrative and operational changes not adverse to any Lender or (iii) adhere to local law or the reasonable advice of local counsel; provided, that in connection with this paragraph (e), in no event will the Administrative Agent be required to substitute its judgment for the judgment of the Lenders, the Required Lenders, the Required Revolving Lenders or the Required Term Lenders and the Administrative Agent may in all circumstances seek the approval of the Required Lenders, the Required Revolving Lenders, the Required Term Lenders the affected Lenders or all Lenders in connection with any such amendment, modification, supplement or waiver.

(f)       Notwithstanding anything to the contrary in the Loan Documents, no Defaulting Lender or Disqualified Institution shall have any right to approve or disapprove any waiver, amendment or modification hereunder (and any waiver, amendment or modification which by its terms requires the consent of all Lenders, each affected Lender or each directly and adversely affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders and Disqualified Institutions), except that (x) the Commitment of any Defaulting Lender or Disqualified Institution may not be increased or extended without the consent of such Lender, (y) the Loans of any Defaulting Lender may not be forgiven or reduced without the consent of such Lender and (z) any waiver, amendment or modification requiring the consent of all Lenders, each affected Lender or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender or Disqualified Institution (if such Lender were not a Defaulting Lender or a Disqualified Institution) to a greater extent than other affected Lenders.

Section 9.09       Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, provided, that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

Section 9.10       Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letters shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11       Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12       Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart of a signature page of this Agreement, any other Loan Document and/or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and L/C Issuers shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (b) upon the request of the Administrative Agent or any Lender or L/C Issuer, any Electronic Signature shall be promptly followed by a manually executed counterpart.

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Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the L/C Issuers, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders and L/C Issuers may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Agent, any L/C Issuer, any Lender and their respective Related Parties for any liabilities arising solely from the Administrative Agent’s, any Lender’s and/or any L/C Issuer’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.14       Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15       Jurisdiction; Consent to Service of Process.

(a)       Each of the Borrower, each other Loan Party, the Agents, the L/C Issuers and the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. The Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address specified for the Loan Parties in Section 9.01. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement (other than Section 8.09 or Section 8.15) shall affect any right that any Lender, L/C Issuer or Agent may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any other Loan Party or their properties in the courts of any jurisdiction.

(b)       Each of the Borrower, the Agents, the L/C Issuers and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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Section 9.16       Confidentiality. Each of the Lenders, the L/C Issuers and each of the Agents agrees that it shall maintain in confidence any information relating to the Borrower and its Subsidiaries and their respective Affiliates furnished to it by or on behalf of the Borrower or the other Loan Parties or such Subsidiary or Affiliate (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party in breach of this Agreement, (y) has been independently developed by such Lender, L/C Issuer or such Agent without using any information obtained in a manner that would violate this Section 9.16 or (z) was available to such Lender, L/C Issuer or such Agent from a third party having, to such Person’s actual knowledge, no obligations of confidentiality to the Borrower or any of its Subsidiaries or any such Affiliate) and shall not reveal the same other than to its directors, trustees, officers, employees, agents and advisors with a need to know or to any Person that approves or administers the Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (i) to the extent necessary to comply with law or any legal process or the regulatory or supervisory requirements of any Governmental Authority or self-regulatory organization (including bank examiners), the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (ii) as part of reporting or review procedures to Governmental Authorities (including bank examiners) or the National Association of Insurance Commissioners, (iii) to its parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (iv) in connection with the exercise of any remedies under any Loan Document or in order to enforce its rights under any Loan Document in a legal proceeding, (v) to any prospective assignee of, or prospective Participant (in each case, other than any Disqualified Institution) in, any of its rights under this Agreement (so long as such Person shall have been advised of the confidential nature of such information and agree to be bound by the terms of this Section 9.16 (including by means of a click-through), (vi) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as each such contractual counterparty agrees to be bound by the provisions of this Section 9.16 or on terms at least as restrictive as those set forth in this Section 9.16 and each such professional advisor shall have been instructed to keep the same confidential in accordance with this Section 9.16), and (vii) with the Borrower’s consent. If a Lender, L/C Issuer or an Agent is requested or required to disclose any such information (other than to its bank examiners and similar regulators (including self-regulatory organizations), or to internal or external auditors) pursuant to or as required by law or legal process or subpoena, to the extent reasonably practicable it shall give prompt notice thereof to the Borrower so that the Borrower may seek an appropriate protective order at the Borrower’s sole expense and such Lender, L/C Issuer or Agent will cooperate with the Borrower (or the applicable Subsidiary or Affiliate) in seeking such protective order. Notwithstanding anything to the contrary herein, in no event shall any disclosure of confidential information be made to a Disqualified Institution.

Section 9.17       Communications.

(a)       Delivery.

(i)       Each Loan Party hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto),

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(B) relates to the payment of any principal or other amount due under this Agreement prior to 5:00 p.m. (New York City time) on the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the address referenced in Section 9.01(a)(ii). Nothing in this Section 9.17 shall prejudice the right of the Agents, the Lead Arrangers, any L/C Issuer or any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

(ii)       Each Lender and each L/C Issuer agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender and such L/C Issuer for purposes of the Loan Documents. Each Lender and each L/C Issuer agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such email address.

(b)       Posting. Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders and the L/C Issuers by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the “Platform”). The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its Affiliates or their respective securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC” to the extent the Borrower determines that such Borrower Materials contain material non-public information with respect to the Borrower or its Affiliates or their respective securities for purposes of United States Federal and state securities laws. Notwithstanding anything herein to the contrary, the financial statements delivered pursuant to Section 5.04(a) and (b) and the certificates delivered pursuant to Section 5.04(c) shall be deemed suitable for posting on a portion of the Platform designated “Public Side Information.”

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(c)       Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent, the Collateral Agent or any of its or their Affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s or the Collateral Agent’s transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.

Section 9.18       Release of Liens and Guarantees.

(a)       In the event that any (i) Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of its assets (including the Equity Interests of any of its Subsidiaries) to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by the Loan Documents or (ii) any assets or property of any Loan Party constitutes or becomes an Excluded Asset, the Liens under the Loan Documents on such assets shall automatically be released and the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to evidence such automatic release of the Liens created by the Loan Documents in respect of such Equity Interests or assets that are the subject of such disposition.

(b)       In the event a Loan Party becomes an Unrestricted Subsidiary, becomes an Excluded Subsidiary, or otherwise would not be required to become a Guarantor after the Funding Date in accordance with the Collateral and Guarantee Requirements, such Loan Party shall automatically be released from its Guarantee of the Obligations, and the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower, all at the Borrower’s sole expense, to evidence such Subsidiary’s automatic release from its Guarantee. In addition, with respect to any Immaterial Subsidiary that has provided a Guarantee of the Obligations, upon request of the Borrower, such Immaterial Subsidiary shall automatically be released from its Guarantee of the Obligations, and the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower, all at the Borrower’s sole expense, to evidence such Immaterial Subsidiary’s automatic release from its Guarantee.

(c)       Except as otherwise expressly provided herein or in the other Loan Documents, any representation, warranty or covenant contained in any Loan Document relating to any Equity Interests or assets described in Section 9.18(a) or the Equity Interests or assets of any Subsidiary described in Section 9.18(b) shall no longer be deemed to be made once such Equity Interest or asset or such Subsidiary is so conveyed, sold, leased, assigned, transferred or disposed of or such Subsidiary is so released from its Guarantee in accordance with Section 9.18(a) or (b), as applicable.

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(d)       The Security Documents, the guarantees made therein (except, in the case of clause (ii) below, with respect to any Investment Grade Retained Credit Support), the Security Interest (as defined therein) and all other security interests granted thereby shall terminate, and each Loan Party shall automatically be released from its obligations thereunder and the security interests in the Collateral granted by any Loan Party shall be automatically released, upon the earlier to occur of (i) Payment in Full and (ii) an Investment Grade Event. At such time, the Administrative Agent and the Collateral Agent agree to promptly take such actions as are reasonably requested, including a customary payoff letter without a release of claims by the Loan Parties, by the Borrower at the Borrower’s expense to evidence and effectuate such termination and release of the guarantees (except as expressly contemplated herein with respect to Investment Grade Retained Credit Support), Liens and security interests created by the Loan Documents.

(e)       Notwithstanding anything to the contrary in the Loan Documents, the Collateral Agent shall have no obligation to release any Collateral or guarantees under any Loan Document unless it shall have first received a certificate from a Responsible Officer of the Borrower certifying that such release is permitted under the Loan Documents, and the Collateral Agent may rely conclusively on any such certificate from a Responsible Officer of the Borrower as to whether such release is permitted. Any such certificate from a Responsible Officer of the Borrower shall be full warranty and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Loan Documents.

Section 9.19       U.S.A. PATRIOT Act and Similar Legislation. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the U.S.A. PATRIOT Act and similar legislation, as applicable, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow the Lenders to identify such Loan Party in accordance with such legislation. Each Loan Party agrees to furnish such information promptly upon request of a Lender. Each Lender shall be responsible for satisfying its own requirements in respect of obtaining all such information.

Section 9.20       Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first mentioned currency with such other currency at the Administrative Agent’s principal office in New York City on the Business Day preceding that on which final judgment is given.

Section 9.21       No Fiduciary Duty. Each Agent, each Lead Arranger, each Lender, each L/C Issuer and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower and the other Loan Parties. The Borrower hereby agrees that subject to applicable law, nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and the Loan Parties, their equityholders or their Affiliates. The Borrower hereby acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, (ii) in connection therewith and with the process leading to such transaction none of the Lenders is acting as the agent or fiduciary of any Loan Party, its management, equityholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising such Loan Party on other matters including the Transaction) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents, (iv) the Borrower and each other Loan Party has consulted its own legal and financial advisors to the extent it has deemed appropriate and (v) the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates and no Lender has an obligation to disclose any such interests to the Borrower or its Affiliates. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

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Section 9.22       Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.23       Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.

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In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Follow]

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ANNEX B

FORM OF BORROWING REQUEST

EXHIBIT B

[FORM OF] BORROWING REQUEST

Barclays Bank PLC

as Administrative Agent

745 Seventh Avenue

New York, NY 10019

Telephone: 212-526-9531

Fax: 212-526-5115

Email: Nicholas.Sibayan@barclays.com

Attention: [__]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 10, 2021, among DT MIDSTREAM, INC., a corporation organized under the laws of Delaware (the “Borrower”), the LENDERS party thereto from time to time, the L/C ISSUERS party thereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

This notice constitutes a Borrowing Request of the Borrower and the Borrower hereby requests Borrowings under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowings requested hereby:

1.            Loans (Term Loans or Revolving Loans): ____________

2.            Date of Borrowing (which shall be a Business Day): _________

3.            Aggregate amount of Borrowing: US$____________

4.            Type of Borrowing (ABR Borrowing or Term SOFR Borrowing):

__________

5.            Interest Period (if a Term SOFR Borrowing): [one][three][six][twelve]1 months

6.      Location and number of the Borrower’s account to which funds are to be disbursed:

__________

1 If 12-month Interest Period is selected, all Lenders under the Term Loan Facility must agree to make Interest Periods of such length available at the time of the relevant Borrowing.

B-1

Very truly yours,
DT MIDSTREAM, INC.
By:
Name:
Title:

B-2

ANNEX C

FORM OF interest election request

EXHIBIT C

[FORM OF] INTEREST ELECTION REQUEST

Barclays Bank PLC

as Administrative Agent

745 Seventh Avenue

New York, NY 10019

Telephone: 212-526-9531

Fax: 212-526-5115

Email: Nicholas.Sibayan@barclays.com

Attention: [__]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 10, 2021, among DT MIDSTREAM, INC., a corporation organized under the laws of Delaware (the “Borrower”), the LENDERS party thereto from time to time, the L/C ISSUERS party thereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

This notice constitutes an Interest Election Request by the Borrower and the Borrower hereby requests a [conversion] [continuation] pursuant to Section 2.05 of the Credit Agreement, and in that connection, the Borrower specifies the following information with respect to such [conversion] [continuation]:

(A)            Borrowing to which Interest Election Request applies: ____________2

7.               Effective Date of resulting Borrowing (which shall be a Business Day): ____________

8.            Type of resulting Borrowing (ABR Borrowing or Term SOFR Borrowing)3: ____________

9.            Interest Period (if a Term SOFR Borrowing):4 [one][three][six][twelve]5 months

2 To include principal amount of the Borrowing to be converted or continued and whether is comprised of ABR Loans or Term SOFR Loans. If different options are being elected with respect to different portions of such Borrowing, also identify the portions thereof to be allocated to each resulting Borrowing.

3 For conversions only.

4 For conversions and continuations. If the Borrower requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

5 If 12-month Interest Period is selected, all Lenders under the Term Loan Facility must agree to make Interest Periods of such length available at the time of the relevant conversion or continuation.

C-1

Very truly yours,
DT MIDSTREAM, INC.
By:
Name:
Title:

C-2